Filed Pursuant to Rule 424(b)(5)
Registration No. 333-114729
Registration No. 333-114729-03

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and Schwab Capital Trust I is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Subject to Completion Dated October 2, 2007

(To Prospectus Dated May 5, 2004)

$

Schwab Capital Trust I

Fixed to Floating Rate Trust Preferred Securities

(Liquidation amount $1,000 per trust preferred security)

Fully and unconditionally guaranteed, on a junior subordinated basis and only to the extent described herein, by The Charles Schwab Corporation (“CSC”)

Schwab Capital Trust I, a Delaware statutory trust, which CSC refers to in this prospectus supplement as the “trust”, will issue the Fixed to Floating Rate Trust Preferred Securities, which CSC refers to in this prospectus supplement as the “trust preferred securities.” Each trust preferred security represents an undivided beneficial interest in the trust. The only assets of the trust will be the fixed to floating rate junior subordinated notes due 2067 issued by CSC, which CSC refers to as the “junior subordinated notes.”

The trust will pay distributions on the trust preferred securities only from the proceeds, if any, of interest payments on the junior subordinated notes. The junior subordinated notes will bear interest at the annual rate of (i)     % from and including October      , 2007 to but excluding November 15, 2017, (ii) three-month LIBOR plus     % from and including November 15, 2017 to but excluding November 15, 2037 and (iii) to the extent not repaid on or after the November 15, 2037 scheduled maturity date, one-month LIBOR plus     % to but excluding the date on which the junior subordinated notes are repaid in full. CSC will pay that interest semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2018, and to the extent the junior subordinated notes are not repaid on or after the November 15, 2037 scheduled maturity date, monthly in arrears on the first day of each month, beginning on December 1, 2037. CSC has the right, on one or more occasions, to defer the payment of interest on the junior subordinated notes for one or more consecutive interest periods not exceeding five years or, if earlier, until the first interest payment date on which it pays current interest without being subject to its obligations under the alternative payment mechanism described in this prospectus supplement. CSC also has the right to defer the payment of interest on the junior subordinated notes for one or more consecutive interest periods not exceeding 10 years without giving rise to an event of default. If CSC has paid all deferred interest on the junior subordinated notes, CSC may at any time commence a new deferral period, which period may not exceed 10 years without giving rise to an event of default. In the event of CSC’s bankruptcy, holders of the junior subordinated notes will have a limited claim for deferred interest.

The principal amount of the junior subordinated notes will become due on the scheduled maturity date to the extent that CSC has received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. The scheduled maturity date of the junior subordinated notes is November 15, 2037. CSC will use its commercially reasonable efforts, subject to certain market disruption events, to sell sufficient qualifying capital securities to permit repayment of the junior subordinated notes in full on their scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and CSC will continue to use its commercially reasonable efforts to sell sufficient qualifying capital securities to permit repayment of the junior subordinated notes in full. CSC must pay any remaining principal and interest in full on the junior subordinated notes on November 15, 2067, which is the final repayment date, whether or not it has sold qualifying capital securities.

At CSC’s option, the trust preferred securities may be redeemed at any time. The redemption price will be 100% of the principal amount to be redeemed plus accrued and unpaid interest through the date of redemption for any redemption (i) in whole or in part on November 15, 2017, (ii) in whole but not in part at any time within 90 days of a capital treatment event or investment company event, each as defined in this prospectus supplement, (iii) in whole but not in part at any time after November 15, 2017 and within 90 days of a tax event or rating agency event, each as defined in this prospectus supplement, or (iv) in whole or in part at any time on or after November 15, 2037. The redemption price in all other cases will be the applicable make-whole redemption price described in this prospectus supplement.

The junior subordinated notes will be subordinated in right of payment and upon CSC’s liquidation to all of its existing and future debt other than trade accounts payable and any debt that by its terms ranks pari passu with the junior subordinated notes, and will be effectively subordinated to all liabilities of its subsidiaries. As a result, the trust preferred securities also will be effectively subordinated to the same debt and liabilities. CSC will fully and unconditionally guarantee the trust preferred securities on a junior subordinated basis to the extent described in this prospectus supplement.

CSC does not intend to apply for listing of the trust preferred securities on any securities exchange.

Investing in the trust preferred securities involves risks. See “ Risk Factors” beginning on page S-21.

PRICE $             PER TRUST PREFERRED SECURITY

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. These securities are not savings accounts, deposits or other obligations of any bank.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Trust
Per trust preferred security		$(2)	$
Total		$(2)	$
(1)	Plus accrued distributions from October , 2007, if settlement occurs after that date.
(2)	Because Schwab Capital Trust I will use all of the proceeds from the sale of the trust preferred securities and trust common securities to purchase junior subordinated notes of CSC, CSC will pay the underwriting discounts and commissions of $ per trust preferred security.

The underwriters expect to deliver the trust preferred securities in book-entry form only through the facilities of The Depository Trust Company, for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and/or Euroclear Bank S.A./N.V., against payment in New York, New York on or about October     , 2007.

UBS Investment Bank	JPMorgan

Sole Structuring Advisor and Joint Bookrunner	Joint Bookrunner

October     , 2007

S-i

About this prospectus supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

References in this prospectus supplement to “CSC” mean The Charles Schwab Corporation. References to the “trust” mean Schwab Capital Trust I.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus relating to the trust preferred securities offered hereby prepared by or on behalf of CSC at the time of pricing. No one is authorized to give information other than that contained herein and therein. This prospectus supplement may be used only for the purpose for which it has been prepared. CSC has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The representations, warranties and covenants made by CSC in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of CSC’s affairs.

CSC is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. CSC’s business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on CSC’s behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

Where you can find more information

CSC files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). CSC’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by CSC with the SEC are also available on CSC’s corporate website at http://www.aboutschwab.com. This website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document that CSC files at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC allows CSC to “incorporate by reference” information CSC has filed with the SEC, which means that CSC can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below:

➢

Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (including such information from the Proxy Statement filed March 30, 2007 that is incorporated by reference in Part III of such Annual Report), as updated by CSC’s Form 8-K filed on July 17, 2007 relating to CSC’s realigned segment reporting structure;

➢

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 (as updated by CSC’s Form 8-K filed on July 17, 2007 relating to CSC’s realigned segment reporting structure) and June 30, 2007; and

➢

Current Reports on Form 8-K filed on January 26, 2007, February 23, 2007, April 10, 2007, April 27, 2007, May 21, 2007, July 3, 2007, July 17, 2007 (relating to CSC’s realigned segment reporting structure), September 11, 2007, September 14, 2007 and September 25, 2007.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to the following address:

The Charles Schwab Corporation

101 Montgomery Street

San Francisco, California 94104

Attention: Corporate Secretary

Telephone: (415) 627-7000

Email: investor.relations@schwab.com

S-iii

Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain not only historical information but also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified by words such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “will”, “may”, “estimate”, “aim”, “target”, “could”, “would”, “should”, “continue”, “potentially” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of CSC’s senior management. These statements relate to, among other things:

➢

CSC’s ability to service CSC’s debt, fund future dividends and capital requirements and have appropriate financial flexibility for general corporate purposes from CSC’s cash balances, anticipated cash flows from operations and borrowing capacity;

➢	the use of proceeds from this offering;

➢	the ratings for the trust preferred securities;

➢	the incurrence of additional debt by CSC;

➢	CSC’s exercise of its rights to defer interest payments on the junior subordinated notes;

➢	the tax and regulatory treatment of the junior subordinated notes;

➢	the effect of the guarantee by CSC with respect to payments on trust preferred securities;

➢	a trading market for the trust preferred securities;

➢	the trust’s reporting status under the Exchange Act;

➢	the tax treatment of a distribution of the junior subordinated notes in exchange for the trust preferred securities;

➢	depositary arrangements for junior subordinated notes following a distribution to the holders of the trust preferred securities;

➢	accounts and banking relationships of CSC and/or its affiliates with the guarantee trustee;

➢	the exercise prices of qualifying warrants issued in accordance with the alternative payment mechanism;

➢	CSC’s ability to pursue its business strategy;

➢	the impact of changes in unrecognized tax benefits on CSC’s results of operations;

➢	the impact of changes in the likelihood of indemnification payment obligations on CSC’s results of operations;

Forward-looking statements

➢	the impact of changes in estimated costs related to past restructuring initiatives on CSC’s results of operations;

➢	the impact of legal proceedings and regulatory matters;

➢	the impact of changes in the income tax benefit related to the sale of U.S. Trust Corporation (“U.S. Trust”);

➢	sources of liquidity, capital and level of dividends;

➢	the timing and amount of capital expenditures;

➢	target capital ratios; and

➢	the other risks and uncertainties described in this prospectus supplement.

Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

Important factors that may cause actual results to differ include, but are not limited to:

➢	unanticipated changes in the amounts of CSC’s cash balances, cash flows from CSC’s operations and/or borrowing capacity;

➢	changes in general economic and financial market conditions;

➢	changes in interest rates;

➢	the level of CSC’s stock repurchase activity;

➢	changes in the competitive environment, including price competition and continued consolidation in the financial services industry;

➢	unanticipated adverse developments in litigation or regulatory matters;

➢	CSC’s ability to sublease certain properties;

➢	the amount of loans to CSC’s banking and brokerage clients;

➢	the timing and impact of changes in CSC’s level of investments in technology;

➢	changes in CSC’s level of personnel;

➢	potential breaches of contractual terms for which CSC has indemnification obligations;

➢	changes in the income tax benefit based on the results of a tax survey related to the sale of U.S. Trust;

➢	the timing and impact of the settlement of tax audits;

➢	the timing and impact of strategic transactions;

➢	changes in unrecognized tax benefits on CSC’s results of operations;

➢	changes in estimated costs related to past restructuring initiatives on CSC’s results of operations;

➢	changes in legislation or rules and regulations which affect CSC’s business and/or the trust preferred securities;

Forward-looking statements

➢	CSC’s ability to maintain favorable ratings from rating agencies;

➢	effects of critical accounting policies and judgments;

➢	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; and

➢	fluctuation of CSC’s stock price.

You should refer to CSC’s periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting CSC and its subsidiaries, are discussed in greater detail in “Item 1A—Risk Factors” in CSC’s Annual Report on Form 10-K for the year ended December 31, 2006. See “Where You Can Find More Information” in this prospectus supplement.

Summary

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the trust preferred securities or, indirectly, the junior subordinated notes. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement.

THE CHARLES SCHWAB CORPORATION

CSC was incorporated in 1986 and is headquartered in San Francisco, California. CSC engages, through its subsidiaries (primarily located in San Francisco except as indicated below), in securities brokerage, banking and related financial services. At June 30, 2007, CSC had $1.384 trillion in client assets, 6.9 million active brokerage accounts, 1.1 million retirement plan participants and 177,000 banking accounts. CSC’s three reportable segments are Schwab Investor Services, Schwab Institutional and Schwab Corporate and Retirement Services. CSC’s major (or primary) subsidiaries include:

➢

Charles Schwab & Co., Inc. (“CS & Co.”), which was incorporated in 1971, is a securities broker-dealer with 305 domestic branch offices in 45 states and a branch in each of the Commonwealth of Puerto Rico and London, United Kingdom, and serves clients in Hong Kong through one of CSC’s other subsidiaries;

➢	Charles Schwab Bank, N.A. (“Schwab Bank”), which commenced operations in 2003, is a retail bank located in Reno, Nevada;

➢	Charles Schwab Investment Management, Inc. is the investment advisor for Schwab’s proprietary mutual funds, which are referred to as the Schwab Funds®;

➢	CyberTrader, Inc., which was acquired in 2000, is located in Austin, Texas, and is an electronic trading technology and brokerage firm providing services to highly active, online traders; and

➢	The Charles Schwab Trust Company, which serves as trustee for employee benefit plans, primarily 401(k) plans.

CSC’s common stock is listed and traded on The NASDAQ Global Select Market under the symbol “SCHW.”

CSC is currently subject to the supervision and regulation of the Federal Reserve. In August 2007, CSC filed applications with the Office of Thrift Supervision to convert CSC to a savings and loan association holding company. Following its conversion to a savings and loan association holding company, CSC would cease to be subject to the supervision and regulation of the Federal Reserve.

On July 1, 2007, CSC sold to Bank of America Corporation all of the outstanding stock of its wealth management subsidiary, U.S. Trust, for approximately $3.3 billion in cash. The after-tax cash proceeds from this sale were approximately $2.7 billion.

On March 31, 2007, CSC completed its acquisition of The 401(k) Companies, Inc., which offers defined contribution plan services, for $115 million in cash.

CSC’s principal executive office is located at 120 Kearny Street, San Francisco, California 94108, and CSC’s telephone number is (415) 636-7000. CSC’s corporate Internet website is www.aboutschwab.com. The information contained on CSC’s website is not a part of this prospectus supplement or the accompanying prospectus.

THE CAPITAL RESTRUCTURING

The offering of the trust preferred securities, the trust common securities and the junior subordinated notes is part of the capital restructuring plan CSC announced on July 2, 2007 to return up to approximately $3.5 billion of capital to CSC’s stockholders. The other components of the capital restructuring plan are:

➢

Tender Offer and Stock Purchase.    On July 31, 2007, CSC completed a modified Dutch Auction tender offer by purchasing 84 million shares of CSC’s outstanding common stock at a purchase price of $20.50 per share. On August 15, 2007, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”) by and among CSC, Charles R. Schwab, CSC’s Chairman and Chief Executive Officer and CSC’s largest stockholder, and certain additional stockholders whose shares Mr. Schwab is deemed to beneficially own, CSC purchased 18 million shares of CSC’s outstanding common stock at a purchase price of $20.50 per share;

➢

Special Cash Dividend.    On July 2, 2007, CSC’s board of directors declared a special cash dividend of $1.00 per share, or approximately $1.2 billion in the aggregate, which was paid on August 24, 2007 to all of CSC’s stockholders of record as of the close of business on July 24, 2007; and

➢

Offering of Medium-Term Notes.    On September 14, 2007, CSC issued $250 million aggregate principal amount of 6.375% senior medium-term notes due 2017. CSC refers to these notes as the “medium-term notes” in this prospectus supplement. The medium-term notes are senior unsecured obligations and rank senior in right of payment to all of CSC’s existing and future indebtedness that is subordinated to the senior unsecured notes, including the junior subordinated notes being sold to the trust in connection with this offering, and rank pari passu in right of payment with all of CSC’s other existing and future senior unsecured indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

SCHWAB CAPITAL TRUST I

The trust is a statutory trust initially formed under Delaware law pursuant to a trust agreement dated as of April 19, 2004. On September 24, 2007, CSC amended and restated the trust agreement as of April 19, 2004. The trust agreement will be further amended and restated on October     , 2007. The trust exists for the exclusive purposes of:

➢	issuing the trust preferred securities and trust common securities representing undivided beneficial interests in the trust;

➢	investing the gross proceeds of the trust preferred securities and trust common securities in the junior subordinated notes; and

➢	engaging in only those activities convenient, necessary or incidental thereto.

Payments on the junior subordinated notes will be the trust’s sole source of income. The trust will only issue one series of trust preferred securities. For so long as the trust preferred securities remain outstanding, CSC will take no action that would be reasonably likely to cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

The trust’s business and affairs will be conducted by its trustees, each appointed by CSC as the holder of the trust common securities. The trustees will be The Bank of New York Trust Company, N.A. as the “property trustee”, The Bank of New York (Delaware) as “Delaware trustee”, and two or more individual trustees, or “administrative trustees”, who are employees or officers of, or affiliated with, CSC.

The principal executive office of the trust is located at The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108, and the telephone number of the trust is (415) 627-7000.

THE OFFERING

The trust will sell $             million of trust preferred securities to the public and $10,000 of trust common securities to CSC. CSC will retain the trust common securities it purchases from the trust. The trust will use the proceeds from those sales to purchase $                         aggregate principal amount of fixed to floating rate junior subordinated notes due 2067 of CSC, which CSC refers to in this prospectus supplement as the “junior subordinated notes.” The trust will make distributions on the trust preferred securities and trust common securities at the same rate and on the same dates as CSC pays interest on the junior subordinated notes. The trust will use the payments it receives on the junior subordinated notes to make the corresponding payments on the trust preferred securities.

The Trust Preferred Securities

Issuer	Schwab Capital Trust I, a Delaware statutory trust.

Securities Offered	$ million of fixed to floating rate trust preferred securities, each trust preferred security representing an undivided beneficial interest in Schwab Capital Trust I.

Liquidation Amount	$1,000 per trust preferred security (the “liquidation amount”).

Distributions

If you purchase trust preferred securities, you will be entitled to receive periodic distributions on the trust preferred security on the same payment dates and in the same amounts as CSC pays interest to the trust on a principal amount of junior subordinated notes equal to the liquidation amount of such trust preferred security. For information regarding the interest payment dates and the interest amounts on the junior subordinated notes, see “Description of the Junior Subordinated Notes—Interest Rate and Interest Payment Dates.” Distributions will accumulate from October     , 2007.

If CSC defers payment of interest on the junior subordinated notes, distributions by the trust on the trust preferred securities will also be deferred.

Deferral of Distributions

CSC has the right, on one or more occasions, to defer the payment of interest on the junior subordinated notes for one or more consecutive interest periods not exceeding five years without being subject to its obligations described under “Description of the Junior Subordinated Notes— Alternative Payment Mechanism.” CSC also has the right to defer payment of interest on the junior subordinated notes for one or more consecutive interest periods not exceeding 10 years without giving rise to an event of default under the terms of the junior subordinated notes or the trust preferred securities. However, no interest deferral may extend beyond the redemption of the junior subordinated notes or the final repayment date. Interest on the junior subordinated notes will continue to accrue during deferral periods and, as a result, distributions on the trust preferred securities will continue to accumulate at the interest rate on the junior subordinated notes, compounded on each distribution date. If CSC has paid all deferred interest (including compounded interest) on the junior subordinated notes, CSC may at any time commence a new deferral period, which period may not exceed 10 years without giving rise to an event of default.

If CSC exercises its right to defer interest payments on the junior subordinated notes, the trust will also defer paying a corresponding amount of distributions on the trust preferred securities during that deferral period. Any deferred interest on the junior subordinated notes will bear interest at the then applicable rate, compounded on each interest payment date, to the extent permitted by applicable law.

During any deferral period, CSC will not generally be permitted to make any payments of deferred interest from any source other than “eligible proceeds”, as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” CSC may pay current interest at all times from any available funds.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the junior subordinated notes, CSC will be required, subject to certain exceptions, including a market disruption event or a supervisory event (applicable only so long as CSC is subject to the regulation of the Board of Governors of the Federal Reserve System (referred to collectively with any other federal bank regulatory agency having primary jurisdiction over CSC other than the Office of Thrift Supervision as the “Federal Reserve”)), to use commercially reasonable efforts to sell the

“qualifying APM securities”, as defined under “Description of Junior Subordinated Notes—Alternative Payment Mechanism”, and to use the net proceeds of those issuances to pay deferred interest, pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” At any time during a deferral period, CSC may not pay deferred interest on the junior subordinated notes except pursuant to the alternative payment mechanism, subject to limited exceptions. However, it may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

Although failure to comply with the foregoing provisions with respect to the alternate payment mechanism would be a breach of CSC’s obligations under the indenture governing the junior subordinated notes, it would not constitute an event of default or give rise to a right of acceleration under the indenture.

If CSC defers payments of interest on the junior subordinated notes, the junior subordinated notes will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your trust preferred securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Trust Preferred Securities

The trust will use the proceeds of any repayment or redemption of the junior subordinated notes to redeem, on a proportionate basis, an equal amount of trust preferred securities and trust common securities.

For a description of CSC’s rights to redeem the junior subordinated notes, see “Description of the Junior Subordinated Notes—Redemption.”

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the trust preferred securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated notes since, in this case, the redemption would not be an early redemption but would be pursuant to CSC’s contractual obligation to repay the junior subordinated notes, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal”, on the scheduled maturity date. These approval provisions shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve.

Liquidation of the Trust and Distribution of Junior Subordinated Notes to Holders

CSC may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the junior subordinated notes to the holders of the trust preferred securities and trust common securities. However, if then required under the risk-based capital guidelines or policies of the Federal Reserve applicable to bank holding companies, CSC must obtain the approval of the Federal Reserve prior to making that election; provided that this approval requirement shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve.

Further Issues

The trust has the right to issue additional trust preferred securities of this series in the future that together with the trust preferred securities offered hereby will not exceed $300 million in aggregate liquidation amount, subject to the conditions described under “Description of the Trust Preferred Securities—Further Issues.” Any such additional trust preferred securities will have the same terms as the trust preferred securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the trust preferred securities being offered hereby. If issued, any such additional trust preferred securities will become part of the same series as the trust preferred securities being offered hereby to the extent such securities bear the same CUSIP number, unless such additional securities would not be treated as fungible with the previously issued and outstanding trust preferred securities for United States federal income tax purposes.

Guarantee

CSC will fully and unconditionally guarantee payment of amounts due under the trust preferred securities on a junior subordinated basis and only to the extent the trust has funds available for payment of those amounts. This guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if CSC has failed to pay to the trust amounts due under the junior subordinated notes or if it elects to defer payment of interest under the junior subordinated notes.

As the issuer of the junior subordinated notes, CSC is also obligated to pay the expenses and other obligations of the trust, other than the trust’s obligations to make payments on the trust preferred securities.

The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry

The trust preferred securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your trust preferred securities and your trust preferred securities will not be registered in your name, except under certain limited circumstances described in “Clearance and Settlement.”

No Listing	CSC does not intend to apply to list the trust preferred securities on any securities exchange.

Voting Rights

Holders of trust preferred securities will have only limited voting rights. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the trust common securities. In addition, unless an event of default under the indenture has occurred and is continuing, the right to vote to appoint, remove or replace the property trustee and/or the Delaware trustee is vested exclusively in the holders of the trust common securities. If an event of default under the trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities will be entitled to appoint, replace or remove the Delaware trustee and/or the property trustee.

Governing Law	The trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Expected Ratings

CSC expects that the trust preferred securities will be rated A3, BBB and A- by Moody’s Investors Service, Standard & Poor’s and Fitch Ratings, respectively. None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to review, revision, suspension, reduction or withdrawal at any time and should be evaluated independently of any other rating.

The Junior Subordinated Notes

Issuer	The Charles Schwab Corporation, a Delaware corporation.

Interest	The junior subordinated notes will bear interest:

➢	at the annual rate of % from and including October , 2007 to but excluding November 15, 2017, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007;

➢

at an annual rate equal to three-month LIBOR plus     % from and including November 15, 2017 to but excluding November 15, 2037, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2018; and

➢

to the extent not repaid on or after the November 15, 2037 scheduled maturity, at an annual rate equal to one-month LIBOR plus     %, payable monthly in arrears on the first day of each month to but excluding the date on which the junior subordinated notes are repaid in full, beginning on December 1, 2037.

In the event any interest payment date on or prior to the November 15, 2017 interest payment date is not a business day, the interest payment will be made on the following business day and no interest will accrue as a result of such postponement. The amount of interest payable at the fixed rate will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event any interest payment date after November 15, 2017 is not a business day, the interest payment will be postponed to the next day that is a business day. The amount of interest payable at a floating rate will be computed on the basis of a 360-day year and the actual number of days elapsed.

Repayment of Principal

CSC must repay the principal amount of the junior subordinated notes, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. The “scheduled maturity date” is November 15, 2037, or if that date is not a business day, the next business day.

CSC is required to repay the principal amount of the junior subordinated notes on the scheduled maturity date to the extent of the net proceeds that it has raised from the issuance of “qualifying capital securities”, as described under “Replacement Capital Covenant”, during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If it has not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the junior subordinated notes on the scheduled maturity date, it will repay the junior subordinated notes to the extent of the net proceeds it has raised and the unpaid portion will remain outstanding. Moreover, subject to certain exceptions, CSC may only pay deferred interest on the junior subordinated notes out of the net proceeds from the sale of qualifying APM securities, as described under “Description of Junior Subordinated Notes—Alternative Payment Mechanism.” CSC will be required to repay the unpaid portion of the junior subordinated notes on each subsequent interest payment date to the extent of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of:

➢	the redemption of the junior subordinated notes;

➢	an event of default that results in acceleration of the junior subordinated notes; and

➢	November 15, 2067, which is the “final repayment date.”

CSC will use its commercially reasonable efforts, subject to a “market disruption event”, as described under “Description of the Junior Subordinated Notes—Market Disruption Events”, to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date to permit repayment of the junior subordinated notes in full on the scheduled maturity date in accordance with the preceding paragraph. If CSC is unable for any reason to raise sufficient proceeds, it will use its commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the junior subordinated notes on the following interest payment date, and on each interest payment date thereafter, until the junior subordinated notes are paid in full.

CSC is not required to issue any securities pursuant to the obligation described above other than qualifying capital securities. CSC is also not required to use the net proceeds from the sale of securities other than qualifying capital securities, if any, to repay the junior subordinated notes on the scheduled maturity date, or, if applicable, thereafter. In addition, CSC’s subsidiaries are not required to issue any securities in order to repay the junior subordinated notes and CSC is not required to use the proceeds from any sale of securities by its subsidiaries to repay the junior subordinated notes.

Although failure to comply with the foregoing provisions with respect to repayment on or after the scheduled maturity date by applying the net proceeds from the issuance of qualifying capital securities would be a breach of CSC’s obligations under the indenture governing the junior subordinated notes, it would not constitute an event of default or give rise to a right of acceleration under the indenture.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of trust preferred securities included in regulatory capital. However, under currently applicable guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the trust preferred securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated notes as described above since, in this case, the redemption would not be an early redemption but would be pursuant to CSC’s contractual obligation to repay the junior subordinated notes, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal”, on the scheduled maturity date. These approval provisions shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve.

Any unpaid principal amount of the junior subordinated notes, together with accrued and unpaid interest, will be due and payable on the final repayment date, regardless of the amount of qualifying capital securities CSC has issued and sold by that time.

Subordination

The junior subordinated notes will be unsecured and will be subordinated in right of payment and upon CSC’s liquidation to all of its existing and future debt other than trade accounts payable and any debt that by its terms ranks pari passu with the junior subordinated notes and will be effectively subordinated to all liabilities of its subsidiaries. At June 30, 2007, CSC had approximately $384 million of outstanding debt, excluding obligations under letters of credit, swap contracts, guarantees and derivative contracts, but including capital leases. In addition, on September 14, 2007, CSC issued $250 million of medium-term notes. At June 30, 2007, CSC’s subsidiaries (other than U.S. Trust, which was a discontinued operation) had no direct borrowings other than obligations under letters of credit and had banking deposit liabilities of approximately $12 billion and interest-bearing brokerage client cash balances of approximately $14 billion. At June 30, 2007, CSC’s subsidiaries (other than U.S. Trust, which was a discontinued operation) had obligations under letters of credit of approximately $1.3 billion.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership

In certain events of bankruptcy, insolvency or receivership, a holder of the junior subordinated notes will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest) that has not been settled through the application of the alternative payment mechanism to the extent that the amount of such interest exceeds the sum of (i) the interest that relates to the earliest two years of accrued and unpaid interest and (ii) an amount equal to such holder’s pro rata share of the excess, if any, of the “preferred stock issuance cap” (as defined under the “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”) over the aggregate amount of net proceeds from the sale of qualifying preferred stock and unconverted mandatorily convertible preferred stock that CSC has applied to pay interest pursuant to the alternative payment mechanism. To the extent such claim for deferred and unpaid interest (including compounded interest) exceeds the amount set forth in clause (i), the holders of junior subordinated notes shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of qualifying preferred stock.

Certain Payment Restrictions Applicable

to CSC

During any deferral period or period in which CSC has given notice of its election to defer interest payments on the junior subordinated notes but the related deferral period has not yet commenced, CSC generally may not, and will not permit any of its subsidiaries to, make payments on or redeem or repurchase CSC’s capital stock or its debt securities or guarantees ranking pari passu with the junior subordinated notes, subject to the exceptions described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period is continuing for longer than one year, CSC may not be permitted, subject to certain exceptions, to repurchase or acquire any of its securities ranking junior to or pari passu with any “qualifying APM securities” that were issued and the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid.

The terms of the junior subordinated notes permit CSC to make any payment of current or deferred interest on its debt securities or guarantees that rank on a parity with the junior subordinated notes upon its liquidation (including the junior subordinated notes, “parity securities”) so long as the payment is made pro rata to the amounts due on the junior subordinated notes and other parity securities, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply and subject to the limitation that CSC may make any payment of deferred interest on parity securities that, if not made, would cause CSC to breach the terms of the instrument governing the parity securities. As of the date of this prospectus supplement, there are no parity securities outstanding.

Redemption of Junior Subordinated Notes

CSC may redeem the junior subordinated notes at any time. The redemption price will be 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption:

➢	in whole or in part on November 15, 2017;

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in whole but not in part at any time within 90 days after the occurrence of certain changes relating to the capital treatment of, or investment company laws relating to, the trust preferred securities;

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in whole but not in part at any time after November 15, 2017 and within 90 days after the occurrence of certain changes relating to the tax treatment of, or the rating agency equity credit accorded to, the trust preferred securities; or

➢	in whole or in part at any time on or after November 15, 2037.

In all other cases, the redemption price will be a make-whole redemption price. See “Description of the Junior Subordinated Notes—Redemption.”

In the case of a redemption of all outstanding junior subordinated notes prior to November 15, 2017 within 90 days after the occurrence of certain changes relating to the tax treatment of, or the rating agency equity credit accorded to, the trust preferred securities, the make-whole redemption price of the trust preferred securities may be lower than the make-whole redemption price in the case of any other redemption. See “Description of the Junior Subordinated Notes—Redemption.”

CSC will be subject to its obligations under the replacement capital covenant (as described below) if it elects to redeem any or all of the junior subordinated notes prior to the termination of the replacement capital covenant. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of trust preferred securities included in regulatory capital. However, under currently applicable guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the trust preferred securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated notes since, in this case, the redemption would not be an early redemption but would be pursuant to CSC’s contractual obligation to repay the junior subordinated notes, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal”, on the scheduled maturity date. These approval provisions shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve.

Events of Default	The following events are “events of default” with respect to the junior subordinated notes:

➢

default in the payment of interest, including compounded interest, in full on any junior subordinated notes for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

➢	certain events of bankruptcy, insolvency or reorganization of CSC; or

➢

so long as CSC is subject to the supervision and regulation of the Federal Reserve, receivership of a major subsidiary depository institution of CSC within the meaning of the Federal Reserve’s risk- based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, Schwab Bank is CSC’s only major subsidiary depository institution.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated notes may declare the entire principal and all accrued but unpaid interest of all junior subordinated notes to be due and payable immediately. If the indenture trustee or the holders of junior subordinated notes do not make such declaration and the junior subordinated notes are beneficially owned by the trust or a trustee of the trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the trust preferred securities shall have such right.

Tax Treatment

In connection with the issuance of the junior subordinated notes, Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, CSC’s special tax counsel, has advised CSC that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion to CSC, although the matter is not free from doubt, the junior subordinated notes will be characterized as indebtedness for United States federal income tax purposes. The trust preferred securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the trust preferred securities. Thus, the Internal Revenue Service (the “IRS”) or a court may not agree with this characterization. By purchasing the trust preferred securities, each holder of the trust preferred securities agrees, and CSC and the trust agree, to treat the junior subordinated notes as indebtedness for all United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Further Issues

If the trust issues additional trust preferred securities, then CSC will issue an aggregate principal amount of additional junior subordinated notes equal to the aggregate liquidation amount of additional trust preferred securities issued by the trust.

Governing Law	The indenture and the junior subordinated notes will be governed by, and construed in accordance with, the laws of the State of California.

REPLACEMENT CAPITAL COVENANT

CSC will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the junior subordinated notes (or in certain limited cases long-term indebtedness of its largest depository institution subsidiary at the relevant time, which is currently Schwab Bank) in which it will agree that neither it nor any of its subsidiaries will repay, redeem or purchase the junior subordinated notes or trust preferred securities at any time prior to November 15, 2047, unless:

➢

in the case of a redemption or purchase prior to the scheduled maturity date, which is November 15, 2037, of the junior subordinated notes or the trust preferred securities, CSC has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; provided that this approval requirement shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve; and

➢	the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of:

➢

the applicable percentage of the aggregate amount of net cash proceeds CSC and its subsidiaries have received from the sale of “common stock”, “qualifying warrants”, “debt exchangeable for common equity”, “debt exchangeable for preferred equity”, “mandatorily convertible preferred stock”, “REIT preferred securities” or “qualifying capital securities”, to persons other than CSC and its subsidiaries; plus

➢

the applicable percentage of the product of the current stock market price of any common stock that CSC or any of its subsidiaries have (i) delivered (such current stock market price determined as of the date of delivery) to persons other than CSC and its subsidiaries as consideration for property or assets in an arm’s-length transaction or (ii) issued (such current stock market price determined as of the date of issuance) to persons other than CSC and its subsidiaries in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which CSC or any of its subsidiaries has received equity credit from any rating agency, multiplied by the number of shares of common stock so delivered or issued, in each case since the most recent “measurement date” (without double counting proceeds received in any prior “measurement period”).

The replacement capital covenant, including the definitions of the various types of replacement capital securities referred to above and other important terms, is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the junior subordinated notes occurs, CSC will not have to comply with the replacement capital covenant. CSC’s covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the trust preferred securities (including the property trustee) or the junior subordinated notes. The initial series of covered debtholders are the holders of CSC’s medium-term notes.

The replacement capital covenant will be governed by, and construed in accordance with, the laws of the State of California.

Risk factors

An investment in the trust preferred securities is subject to the risks described below. You should carefully review the following risk factors, the risk factors contained in CSC’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement, and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each trust preferred security sold in the offering will represent a beneficial interest in the trust, which will own CSC’s junior subordinated notes, you are also making an investment decision with regard to the junior subordinated notes, as well as CSC’s guarantee of the trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

RISKS RELATED TO THE TRUST PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED NOTES

CSC’s obligations to make payments on the junior subordinated notes and under the guarantee are subordinate to its payment obligations under its debt.

CSC’s obligations under the junior subordinated notes and the guarantee are unsecured and rank junior in right of payment and upon CSC’s liquidation to all of its existing and future debt other than trade accounts payable and any debt that by its terms ranks pari passu with the junior subordinated notes. At June 30, 2007, CSC had approximately $384 million of outstanding debt, excluding obligations under letters of credit, swap contracts, guarantees and derivative contracts, but including capital leases. In addition, on September 14, 2007, CSC issued $250 million of medium-term notes, which will rank senior to the junior subordinated notes and the guarantee.

CSC cannot make any payments on the junior subordinated notes or under the guarantee if certain events of default have occurred under its debt that ranks senior to the junior subordinated notes. In the event of CSC’s bankruptcy or liquidation, CSC’s assets must be used to repay in full its debt that ranks senior to the junior subordinated notes before any payments may be made on the junior subordinated notes or under the guarantee.

The indenture does not limit the amount of debt for borrowed money that CSC can incur that would rank senior to the junior subordinated notes.

None of the indenture governing the junior subordinated notes, the guarantee, or the amended and restated trust agreement limit CSC’s ability to incur any additional debt. CSC expects from time to time to incur additional debt and other obligations constituting debt that would rank senior to the junior subordinated notes.

The junior subordinated notes beneficially owned by the trust will be effectively subordinated to the obligations of CSC’s subsidiaries.

CSC is a holding company that conducts its operations through its subsidiaries. As a result, CSC’s ability to make payments on the junior subordinated notes will depend in large part upon the receipt of dividends and other distributions from its subsidiaries. Because CSC is a holding company, its right to participate in any distribution of the assets of its banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit

Risk factors

indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that CSC may be a creditor of that subsidiary and its claims are recognized. There are also legal limitations on the extent to which some of CSC’s subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, CSC or some of its other subsidiaries. CSC’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under CSC’s contracts with third parties. Accordingly, the payments on the junior subordinated notes, and therefore the payments on trust preferred securities, effectively will be subordinated to all existing and future liabilities of CSC’s subsidiaries.

At June 30, 2007, CSC’s subsidiaries (other than U.S. Trust, which was a discontinued operation) had no direct borrowings other than obligations under letters of credit and had banking deposit liabilities of approximately $12 billion and interest-bearing brokerage client cash balances of approximately $14 billion. At June 30, 2007, CSC’s subsidiaries (other than U.S. Trust, which was a discontinued operation) had obligations under letters of credit of approximately $1.3 billion.

CSC guarantees distributions on the trust preferred securities only if the trust has cash available.

If CSC does not make a required interest payment on the junior subordinated notes or elects to defer interest payments on the junior subordinated notes, the trust will not have sufficient funds to make the related distribution on the trust preferred securities. If this happens, holders of the trust preferred securities will not be able to rely upon CSC’s guarantee for payment of such amounts because the guarantee does not cover payments on the trust preferred securities when the trust does not have sufficient funds to make them.

Specifically, the guarantee provides that, to the extent the trust has funds available to make the payment, CSC will guarantee, on an unsecured and junior subordinated basis, the payment of the following:

➢	any accumulated and unpaid distributions required to be paid on the trust preferred securities;

➢	the redemption price for any trust preferred securities called for redemption; and

➢

upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of corresponding assets to holders of trust preferred securities, the lesser of:

➢	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment; and

➢	the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities.

Subject to CSC’s right under the indenture to defer payment of interest and to other limitations on CSC’s obligations to pay deferred interest as set forth therein, if CSC does not pay any amounts on the junior subordinated notes when due, holders of the trust preferred securities will have to rely on the enforcement by the property trustee of its rights with respect to the junior subordinated notes, although under certain circumstances holders of the trust preferred securities may proceed directly against CSC for payment of any amounts due on the junior subordinated notes.

CSC’s obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of its existing and future indebtedness, to the same extent as its obligations under the junior subordinated notes.

Risk factors

The trust’s ability to make distributions on or redeem the trust preferred securities is restricted by the Federal Reserve.

So long as CSC is subject to the supervision and regulation of the Federal Reserve, the Federal Reserve has the right to examine the trust and its activities because the trust is CSC’s subsidiary. Under certain circumstances, including any determination that CSC’s relationship to the trust would result in an unsafe and unsound banking practice, the Federal Reserve has the authority to issue orders that could restrict the trust’s ability to make distributions on or to redeem the trust preferred securities.

CSC’s right to redeem the junior subordinated notes prior to November 15, 2047 is limited by the replacement capital covenant.

CSC may redeem any or all of the junior subordinated notes at any time, as described under “Description of the Junior Subordinated Notes—Redemption” below. However, the replacement capital covenant, which is a covenant CSC is making in favor of certain of its debt holders, will limit its right to redeem, repay or purchase junior subordinated notes or trust preferred securities prior to November 15, 2047. In the replacement capital covenant, CSC will covenant, for the benefit of holders of a designated series of its indebtedness that ranks senior to the junior subordinated notes, or in certain limited cases holders of a designated series of indebtedness of Schwab Bank, that neither it nor any of its subsidiaries will redeem, repay or purchase the junior subordinated notes or the trust preferred securities unless:

➢

in the case of a redemption or repurchase prior to the scheduled maturity date of the junior subordinated notes or the trust preferred securities, CSC has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; provided that this approval requirement shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve; and

➢

the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of the following, in each case since the most “recent measurement date” (without double counting proceeds received in any prior “measurement period”):

➢

the “applicable percentage” of the aggregate amount of net cash proceeds received by CSC and its subsidiaries from the sale of its “common stock”, “qualifying warrants”, “debt exchangeable for common equity”, “debt exchangeable for preferred equity”, “mandatorily convertible preferred stock”, “REIT preferred securities” or “qualifying capital securities” (collectively, the “replacement capital securities”) to persons other than CSC and its subsidiaries; plus

➢

the applicable percentage of the product of the current stock market price of any common stock that CSC and its subsidiaries have (i) delivered (such current stock market price determined as of the date of delivery) to persons other than CSC and its subsidiaries as consideration for property or assets in an arm’s-length transaction or (ii) issued (such current stock market price determined as of the date of issuance) to persons other than CSC and its subsidiaries in connection with the conversion of any convertible or exchangeable securities, other than securities for which it or any of its subsidiaries have received equity credit from any rating agency, multiplied by the number of shares of common stock so delivered or issued.

Accordingly, there could be circumstances in which it would be in the interest of both you and CSC that some or all of the junior subordinated notes or the trust preferred securities be redeemed (including as a result of a tax event, capital treatment event, rating agency event or investment company event), and sufficient cash is available for that purpose, but CSC will be restricted from doing so because it did not obtain proceeds from the sale of replacement capital securities, or otherwise deliver or issue common stock as consideration for property or assets in an arm’s-length transaction or in connection with the conversion or exchange of convertible or exchangeable securities.

Risk factors

The replacement capital covenant, including the definitions of the various types of replacement capital securities referred to above and other important terms, is described in more detail under “Replacement Capital Covenant.”

CSC’s obligation to repay the junior subordinated notes on the scheduled maturity date is subject to the issuance of qualifying capital securities.

CSC is required to repay the junior subordinated notes on the scheduled maturity date of November 15, 2037 only to the extent that it has raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If it has not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the junior subordinated notes on the scheduled maturity date, it will repay the junior subordinated notes to the extent of the net proceeds it has received and the unpaid portion will remain outstanding. In that event, CSC will be required to continue to use commercially reasonable efforts to issue qualifying capital securities and to apply the net proceeds thereof to repay the unpaid principal amount of the junior subordinated notes on each subsequent interest payment date until:

➢	it has raised sufficient net proceeds to permit repayment in full in accordance with this requirement;

➢	payment of the junior subordinated notes is accelerated upon the occurrence of an event of default; or

➢	the final repayment date for the junior subordinated notes occurs.

CSC’s ability to issue qualifying capital securities in connection with this obligation to repay the junior subordinated notes will depend on, among other things, legal and regulatory requirements, market conditions at the time the obligation arises, and the acceptability to prospective investors of the terms of these qualifying capital securities. Although CSC has agreed to use its commercially reasonable efforts to issue sufficient qualifying capital securities during the 180-day period referred to above to repay the junior subordinated notes and from month to month after that period until the junior subordinated notes are repaid in full, its failure to use such commercially reasonable efforts to issue qualifying capital securities would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date. In addition, CSC will be excused from using its commercially reasonable efforts to issue sufficient qualifying capital securities if certain market disruption events occur.

CSC has no obligation to issue any securities other than qualifying capital securities in connection with its obligation to repay the junior subordinated notes on the scheduled maturity date or, if applicable, thereafter. In addition, CSC is not required to use the net proceeds from the sale of securities other than qualifying capital securities, if any, to repay the junior subordinated notes on the scheduled maturity date, or, if applicable, thereafter. In addition, CSC’s subsidiaries are not required to issue any securities in order to repay the junior subordinated notes and CSC is not required to use the proceeds from any sale of securities by its subsidiaries to repay the junior subordinated notes.

CSC has the right to defer interest for 10 years without causing an event of default.

CSC has the right to defer interest on the junior subordinated notes for one or more consecutive interest periods not to exceed 10 years. Although CSC would be subject to the alternative payment mechanism after the earlier of the fifth anniversary of the commencement of the deferral period and the first interest payment date on which it makes any payment of current interest during a deferral period, if it is unable to raise sufficient eligible proceeds, it may continue to defer paying accrued interest on the junior subordinated notes for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of trust preferred securities will receive limited or no current

Risk factors

payments on the trust preferred securities and, so long as CSC is otherwise in compliance with its obligations, such holders will have no remedies against the trust or CSC for nonpayment unless CSC fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a 10-year deferral period. If CSC has paid all deferred interest (and compounded interest thereon) on the junior subordinated notes, it may at any time commence a new deferral period, which period may not exceed 10 years without giving rise to an event of default.

CSC’s ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond its control.

If CSC elects to defer interest payments, except in limited circumstances, it will not be permitted to pay deferred interest on the junior subordinated notes (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than net proceeds from the issuance of:

➢	common stock, qualifying warrants and mandatorily convertible preferred stock up to the share cap amount;

➢	qualifying preferred stock and mandatorily convertible preferred stock up to the preferred stock issuance cap; and

➢	common stock and qualifying warrants up to the common equity issuance cap.

Common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock issuable under the alternative payment mechanism are referred to as qualifying APM securities. CSC has the option of selling qualifying warrants to raise proceeds to pay deferred interest, but in general it is not obligated to sell qualifying warrants and no party may require it to do so. If the number of shares of CSC’s common stock issued or issuable upon exercise or conversion of qualifying warrants and mandatorily convertible preferred stock or the amount of qualifying preferred stock or mandatorily convertible preferred stock that CSC needs to sell in order to pay deferred interest in full exceeds the common equity issuance cap, the share cap amount and the preferred stock issuance cap, CSC may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless it extends beyond the date which is 30 days after 10 years following the first interest payment date on which CSC deferred interest.

CSC’s ability to pay deferred interest is also subject to market disruption events, supervisory events and other factors beyond its control.

CSC has the ability under certain circumstances to narrow the definition of qualifying APM securities, which could limit further CSC’s ability to pay deferred interest.

CSC may, without the consent of the holders of the trust preferred securities or the junior subordinated notes, amend the definition of “qualifying APM securities” for purposes of the alternative payment mechanism to eliminate common stock or mandatorily convertible preferred stock (or both) from the definition if, after the issue date of the trust preferred securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in CSC’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States. The elimination of common stock or mandatorily convertible preferred stock (or both) from the definition of qualifying APM securities, together with the continued application of the preferred

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stock issuance cap, may make it more difficult for CSC to sell sufficient qualifying APM securities to fund the payment of deferred interest.

The amount of common stock, qualifying warrants and mandatorily convertible preferred stock that CSC may sell to pay deferred interest is limited to a share cap amount.

The indenture limits the number of shares of CSC’s common stock issued or issuable upon exercise or conversion of qualifying warrants and mandatorily convertible preferred stock that it is permitted to sell to pay deferred interest to the then current share cap amount, which will be 100 million shares. If the share cap amount has been reached and it is not sufficient to allow CSC to raise sufficient proceeds to pay deferred interest in full, CSC has agreed to use commercially reasonable efforts to increase the share cap amount:

➢

only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of its common stock; or

➢

if it cannot increase the share cap amount as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for a stockholder vote at the next occurring annual stockholders meeting to increase the number of shares of its authorized common stock for purposes of satisfying its obligations to pay deferred interest.

CSC’s failure to use commercially reasonable efforts to seek stockholder approval to increase the share cap amount would constitute a breach under the indenture, but would not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

The amount of qualifying preferred stock and mandatorily convertible preferred stock that CSC may sell to pay deferred interest is limited to a preferred stock issuance cap.

The preferred stock issuance cap limits CSC’s issuance of qualifying preferred stock and mandatorily convertible preferred stock pursuant to the alternative payment mechanism to an amount of net proceeds which, together with the net proceeds of all prior issuances of qualifying preferred stock and any outstanding mandatorily convertible preferred stock issued during any deferral period and applied to pay deferred interest, is equal to 25% of the aggregate principal amount of the junior subordinated notes issued under the indenture.

CSC’s obligation to raise proceeds from the sale of shares of common stock or qualifying warrants to pay deferred interest during the first five years of any deferral period is subject to a common equity issuance cap.

The indenture limits CSC’s obligation to raise proceeds in excess of an amount CSC refers to as the common equity issuance cap from the sale of shares of common stock or qualifying warrants to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the fifth anniversary of the commencement of a deferral period.

The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once CSC reaches the common equity issuance cap for a deferral period, it will no longer be obligated to sell common stock (or, if the definition of qualifying APM securities has been amended to eliminate common stock, qualifying warrants) to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is five years following the commencement of the deferral period. Although CSC has the right

Risk factors

to sell common stock or qualifying warrants if it has reached the common equity issuance cap but has not reached the share cap amount, it has no obligation to do so.

So long as CSC is subject to the supervision and regulation of the Federal Reserve, if the Federal Reserve does not allow CSC’s use of the alternative payment mechanism to pay deferred interest, CSC may not be able to pay deferred interest.

The indenture governing the junior subordinated notes provides that so long as CSC is subject to the supervision and regulation of the Federal Reserve, CSC must notify the Federal Reserve if the alternative payment mechanism is applicable and may not sell its qualifying APM securities or apply any eligible proceeds to pay interest pursuant to the alternative payment mechanism if the Federal Reserve disapproves of such issuance or disapproves of the use of proceeds of such issuance to pay deferred interest. So long as CSC is subject to the supervision and regulation of the Federal Reserve, the Federal Reserve may allow the issuance of qualifying APM securities but not allow use of the proceeds to pay deferred interest on the junior subordinated notes and instead require that the proceeds be applied to other purposes. Accordingly, if CSC elects to defer interest on the junior subordinated notes and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, CSC may be unable to pay the deferred interest on the junior subordinated notes.

In the event the Federal Reserve disapproves of all or part of the alternative payment mechanism, CSC may continue to defer interest until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture.

CSC’s ability to pay deferred interest is also subject to market disruption events and other factors beyond its control.

The occurrence of a market disruption event or supervisory event (applicable so long as CSC is subject to the supervision and regulation of the Federal Reserve) may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, consequently, the payment of deferred interest on the junior subordinated notes. Market disruption events include events and circumstances both within and beyond CSC’s control, including the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities notwithstanding CSC’s commercially reasonable efforts to obtain such approval. Moreover, CSC may encounter difficulties in successfully marketing its qualifying APM securities, particularly during times it is subject to the restrictions on dividends as a result of the deferral of interest. If CSC does not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event if applicable), it will not be permitted to pay deferred interest to the trust (even if it has cash available from other sources) and, accordingly, no payment of distributions may be made on the trust preferred securities. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments”, “—Alternative Payment Mechanism” and “—Market Disruption Events.”

CSC may make any payment of current or deferred interest on the junior subordinated notes and other parity securities during a deferral period if the payments are made on a pro rata basis, subject to certain limitations.

The terms of the junior subordinated notes permit CSC to make any payment of current or deferred interest on the junior subordinated notes and other parity securities during a deferral period; provided, however, that any such payment is made pro rata to the amounts due on the junior subordinated notes

Risk factors

and such parity securities, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply and subject to the limitation that CSC may make any payment of deferred interest on parity securities that, if not made, would cause CSC to breach the terms of the instrument governing such parity securities. As of the date of this prospectus supplement, there are no parity securities outstanding.

Deferral of interest payments could adversely affect the market price of the trust preferred securities.

CSC currently does not intend to exercise its right to defer payments of interest on the junior subordinated notes. However, if CSC exercises that right in the future, the market price of the trust preferred securities is likely to be affected. As a result of the existence of this deferral right, the market price of the trust preferred securities, payments on which depend solely on payments being made on the junior subordinated notes, may be more volatile than the market prices of other securities that are not subject to optional deferral. If CSC does defer interest on the junior subordinated notes and you elect to sell trust preferred securities during the deferral period, you may not receive the same return on your investment as a holder that continues to hold its trust preferred securities and receives the payment of interest at the end of the deferral period.

If CSC does defer interest payments on the junior subordinated notes, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the junior subordinated notes, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the trust preferred securities before the record date for any deferred distributions, even if you held the trust preferred securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

The IRS or a court may disagree with the characterization of the junior subordinated notes as indebtedness for United States federal income tax purposes.

CSC, the trust, and each holder of trust preferred securities agree in the trust documents to treat the junior subordinated notes as indebtedness for United States federal income tax purposes.

Both the junior subordinated notes and the trust preferred securities are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the junior subordinated notes or the trust preferred securities. Thus, the IRS or a court may disagree with the characterization of the junior subordinated notes as indebtedness for United States federal income tax purposes. If, contrary to the opinion of tax counsel to CSC and the trust, the junior subordinated notes were recharacterized as CSC’s equity, payment on the trust preferred securities to non-United States holders would generally be subject to the United States federal withholding tax at a rate of 30% (or a lower rate, if there is an applicable tax treaty providing such a lower rate). See “Certain United States Federal Income Tax Consequences.”

Your claims in respect of accrued interest would be limited upon bankruptcy, insolvency or receivership of CSC.

In certain events of CSC’s bankruptcy, insolvency or receivership prior to the redemption or repayment of any junior subordinated notes, whether voluntary or not, a holder of junior subordinated notes will

Risk factors

have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of:

➢	interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid (including compounded interest thereon); and

➢

an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and unconverted mandatorily convertible preferred stock that CSC has applied to pay such deferred interest pursuant to the alternative payment mechanism.

Furthermore, each holder of junior subordinated notes is deemed to agree that, to the extent the remaining claim exceeds the amount set forth in the first bullet point above, the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Holders of the trust preferred securities have limited rights under the junior subordinated notes.

Except as described below, you, as a holder of the trust preferred securities, will not be able to exercise directly any rights under the junior subordinated notes.

If an event of default under the trust agreement were to occur and be continuing, holders of the trust preferred securities would have to rely on the enforcement by the property trustee of its rights as the registered holder of the junior subordinated notes against CSC, although the holders of a sufficient amount of the junior subordinated notes would have the right to direct certain actions to be taken by the property trustee. Specifically, the holders of a majority in liquidation amount of the trust preferred securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the amended declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the registered holder of the junior subordinated notes.

The indenture for the junior subordinated notes provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the junior subordinated notes, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of the holders.

If the property trustee failed to enforce its rights under the junior subordinated notes in respect of an event of default under the junior subordinated notes after a record holder of the trust preferred securities made a written request, that record holder could, to the extent permitted by applicable law, institute a legal proceeding directly against CSC to enforce the property trustee’s rights under the junior subordinated notes. In addition, if CSC failed to pay interest or principal on the junior subordinated notes on the date that interest or principal is otherwise payable, except for deferrals permitted by the indenture, and this failure to pay were continuing, holders of the trust preferred securities would have the right to directly institute a proceeding for enforcement of CSC’s obligations to use commercially reasonable efforts to issue and sell qualifying APM securities pursuant to the alternative payment mechanism and to apply the proceeds thereof to pay deferred interest or to use commercially reasonable

Risk factors

efforts to issue and sell qualifying capital securities as described under “Description of the Junior Subordinated Notes—Repayment of Principal.” The holders’ right to directly institute such a proceeding would be restricted if a market disruption event were to occur and in the case of issuing qualifying APM securities pursuant to the alternative payment mechanism, if a supervisory event (so long as CSC is subject to the regulation and supervision of the Federal Reserve) were to occur.

The property trustee, as the registered holder of the junior subordinated notes on behalf of the trust, has only limited rights of acceleration.

The property trustee, as the registered holder of the junior subordinated notes on behalf of the trust, may accelerate payment of the principal and accrued and unpaid interest on the junior subordinated notes only upon the occurrence and continuation of an event of default under the junior subordinated notes. An event of default under the junior subordinated notes is generally limited to payment defaults after 10 years of interest deferral, specific events of bankruptcy, insolvency and reorganization relating to CSC, and (so long as CSC is subject to the regulation and supervision of the Federal Reserve) the receivership of a major subsidiary depository institution.

There is no right of acceleration if CSC breaches other covenants under the indenture or defaults on its payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

There may be no trading market for the trust preferred securities.

CSC does not intend to apply for listing of the trust preferred securities on any securities exchange. Although CSC has been advised that the underwriters intend to make a market in the trust preferred securities, those underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the trust preferred securities, nor can any assurance be given that you will be able to sell your trust preferred securities at the price you originally paid for them.

The general level of interest rates and CSC’s credit quality will directly affect the value of the trust preferred securities.

The trading prices of the trust preferred securities will be directly affected by, among other things, interest rates generally and CSC’s credit quality. It is impossible to predict whether interest rates will rise or fall. CSC’s operating results and prospects and its financial condition, among other factors, will affect the value of the trust preferred securities.

General market conditions and unpredictable factors could adversely affect market prices for the trust preferred securities.

There can be no assurance as to the market prices for the trust preferred securities. Various factors, including factors beyond CSC’s control, will influence the market value of the trust preferred securities. Factors that might influence the market value of the trust preferred securities include:

➢	whether CSC is deferring interest or is likely to defer interest on the junior subordinated notes;

➢	CSC’s creditworthiness;

➢	the market for similar securities; and

➢	economic, financial, geopolitical, regulatory or judicial events that affect CSC or the financial markets generally.

Risk factors

Accordingly, the trust preferred securities that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

CSC may redeem the junior subordinated notes at any time. In certain circumstances, the redemption price will not include a “make-whole” amount and, if there is a challenge to the tax characterization or certain changes occur relating to the rating agency treatment of the junior subordinated notes prior to November 15, 2017, the “make-whole” amount may be less than would otherwise apply.

CSC may redeem any or all of the junior subordinated notes at any time. The redemption price will be 100% of the principal amount of the junior subordinated notes to be redeemed plus accrued interest through the date of redemption in the case of a redemption:

➢	of any junior subordinated notes on November 15, 2017;

➢

of all but not less than all of the junior subordinated notes within 90 days after the occurrence of certain changes relating to the capital treatment of the trust preferred securities or the investment company laws;

➢

of all but not less than all of the junior subordinated notes after November 15, 2017 and within 90 days after the occurrence of certain changes relating to the tax treatment of, or the rating agency equity credit accorded to, the trust preferred securities; or

➢	of any junior subordinated notes at any time on or after November 15, 2037.

In the case of any other redemption, the redemption price will be a make-whole redemption price. In the case of a redemption of all of the junior subordinated notes prior to November 15, 2017 but within 90 days after the occurrence of certain changes relating to the tax treatment of, or the rating agency equity credit accorded to, the trust preferred securities, the make-whole redemption price may be lower than would otherwise apply. If such a redemption occurs, the trust must use the redemption price it receives to redeem, on a proportionate basis, trust preferred securities and trust common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinates notes redeemed.

If the trust preferred securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the trust preferred securities at the same rate as the rate of return on the trust preferred securities. See “Description of the Junior Subordinated Notes—Redemption.”

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the trust preferred securities for Federal Reserve capital adequacy purposes (applicable so long as CSC is subject to the supervision and regulation of the Federal Reserve), and changes relating to the treatment of the trust under the Investment Company Act of 1940 could result in the junior subordinated notes being redeemed earlier or at a lower redemption price than would otherwise be the case. See “Description of the Junior Subordinated Notes—Redemption” for a further description of those events.

CSC generally will control the trust because your voting rights are limited.

You will only have limited voting rights. In particular, you may not elect or remove any trustees, except when there is an event of default under the junior subordinated notes. If such a default occurs and is

Risk factors

continuing, the holders of a majority in liquidation amount of the trust preferred securities would be entitled to appoint, remove or replace the property trustee and/or the Delaware Trustee. See “Schwab Capital Trust I.”

RISKS RELATED TO CSC

For risks related to CSC, please see the section entitled “Risk Factors” in CSC’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Use of proceeds

The trust will invest the proceeds from the sale of the trust preferred securities offered hereby and of the trust common securities to CSC in the junior subordinated notes to be issued by CSC. CSC intends to use the net proceeds CSC will receive upon issuance of the junior subordinated notes, which are expected to be approximately $             after expenses and underwriting discounts and commissions, for general corporate purposes.

Capitalization

The following table sets forth the consolidated cash and cash equivalents and capitalization of CSC at June 30, 2007, on an actual basis and as adjusted basis to reflect the following:

➢	the receipt of approximately $3.3 billion in cash proceeds from the sale of U.S. Trust;

➢	the issuance of $300 million of junior subordinated notes to the trust and the issuance of $250 million of medium-term notes; and

➢

a net reduction in stockholders’ equity consisting of (i) approximately $2.1 billion for the purchase of 84 million shares in the tender offer and 18 million shares under the Stock Purchase Agreement (in each case at the purchase price of $20.50 per share) and (ii) approximately $1.2 billion for the special cash dividend, partially offset by (iii) the after-tax gain realized from the sale of U.S. Trust of approximately $1.2 billion.

You should read the following table together with CSC’s consolidated financial statements and notes thereto included in CSC’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated by CSC’s Form 8-K filed on July 17, 2007 relating to CSC’s realigned segment reporting structure, and Quarterly Report on Form 10-Q for the six months ended June 30, 2007, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2007 (unaudited)
(in millions)	Actual	As Adjusted

Cash and cash equivalents	$3,471	$3,969

Long-term senior debt	384	633
Junior subordinated notes	—	300

Total long-term debt	384	933

Stockholders’ equity
Preferred stock	—	—
Common stock	14	14
Additional paid-in capital	1,985	1,985
Retained earnings	5,308	5,213
Treasury stock — 140 shares as reported and 242 shares as adjusted	(2,177)	(4,276)
Accumulated other comprehensive loss	(56)	(22)

Total stockholders’ equity	5,074	2,914

Total long-term debt and stockholders’ equity	$5,458	$3,847

Consolidated ratios of earnings to fixed charges

The following table sets forth CSC’s consolidated ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges(1)	3.3	3.0	2.8	3.3	4.1	1.7
Ratio of earnings to fixed charges excluding brokerage and banking client interest expense(2)	16.4	15.1	10.8	6.3	6.2	2.7

(1)	The ratio of earnings to fixed charges is calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings and fixed charges. “Fixed charges” consist of interest expense incurred on brokerage client cash balances, deposits from banking clients, long-term debt and other interest-bearing liabilities. “Fixed charges” also include one-third of rental expense, which is estimated to be representative of the interest factor. For all periods presented, there were no preference dividends. Therefore, the ratio of earnings to combined fixed charges and preference dividends is not different from the ratio of earnings to fixed charges presented above.

(2)	Because interest expense incurred in connection with both payables to brokerage clients and deposits from banking clients is completely offset by interest revenue on related investments and loans, CSC considers such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges excluding brokerage and banking client interest expense reflects the elimination of such interest expense as a fixed charge.

Selected consolidated unaudited pro forma financial information

The following unaudited pro forma condensed consolidated financial information consists of unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2006 and the six months ended June 30, 2007 and an unaudited pro forma condensed consolidated balance sheet as of June 30, 2007. The pro forma statements reflect the following:

➢	the receipt of approximately $3.3 billion in cash proceeds from the sale of U.S. Trust;

➢	the issuance of $300 million of junior subordinated notes to the trust and the issuance of $250 million of medium-term notes;

➢

a net reduction in stockholders’ equity consisting of (i) approximately $2.1 billion for the purchase of 84 million shares in the tender offer and 18 million shares under the Stock Purchase Agreement (in each case at the purchase price of $20.50 per share) and (ii) approximately $1.2 billion for the special cash dividend, partially offset by (iii) the after-tax gain realized from the sale of U.S. Trust of approximately $1.2 billion; and

➢	various fees and income tax liabilities related to certain of the foregoing matters.

The matters described in the foregoing bullet points are collectively referred to as the “transactions.” The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2006 and the six months ended June 30, 2007 give effect to the transactions as if they occurred on January 1, 2006 and the unaudited pro forma condensed consolidated balance sheet gives effect to the transactions as if they had occurred on June 30, 2007.

CSC has derived the historical consolidated financial information for the year ended December 31, 2006 from its audited consolidated financial statements included in CSC’s Annual Report on Form 10-K for the year ended December 31, 2006. CSC has derived the historical condensed consolidated financial information as of and for the six months ended June 30, 2007 from its unaudited condensed consolidated financial statements included in CSC’s Quarterly Report on Form 10-Q for the six months ended June 30, 2007. The unaudited pro forma financial information should be read in conjunction with CSC’s consolidated financial statements and notes thereto included in CSC’s Annual Report on

Form 10-K for the year ended December 31, 2006, as updated by CSC’s Form 8-K filed on July 17, 2007 relating to CSC’s realigned segment reporting structure, and Quarterly Report on Form 10-Q for the six months ended June 30, 2007, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

The unaudited pro forma financial information is intended for information purposes only and does not purport to represent what CSC’s results of operations and financial condition would have been had the transactions described above actually occurred as of the dates indicated, nor does it project CSC’s results of operations for any future period or CSC’s financial condition at any future date. Such information has been prepared based upon currently available information and assumptions CSC believes are reasonable. Such currently available information and assumptions may prove to be inaccurate over time.

Selected consolidated unaudited pro forma financial information

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share amounts) (Unaudited)
	Year Ended December 31, 2006			Six Months Ended June 30, 2007
	As Reported	Adjustments	Pro forma	As Reported	Adjustments	Pro forma

Net Revenues
Asset management and administration fees	$1,945		1,945	$1,120		$1,120
Interest revenue	2,113		2,113	1,104		1,104
Interest expense	(679)	$(39)a	(718)	(331)	$(20)a	(351)

Net interest revenue	1,434	(39)	1,395	773	(20)	753
Trading revenue	785		785	400		400
Other	145		145	65		65

Total net revenues	4,309	(39)	4,270	2,358	(20)	2,338

Expenses Excluding Interest
Compensation and benefits	1,619		1,619	879		879
Professional services	285		285	155		155
Occupancy and equipment	260		260	138		138
Advertising and market development	189		189	118		118
Communications	180		180	100		100
Depreciation and amortization	157		157	78		78
Other	143		143	75		75

Total expenses excluding interest	2,833		2,833	1,543		1,543

Income from continuing operations before taxes on income	1,476	(39)	1,437	815	(20)	795
Taxes on income	(585)	15 b	(570)	(323)	8 b	(315)

Income from continuing operations	$891	$(24)	$867	$492	$(12)	$480

Weighted-Average Common Shares Outstanding — Basic	1,270	(102)c	1,168	1,247	(102)c	1,145
Weighted-Average Common Shares Outstanding — Diluted	1,286	(102)c	1,184	1,262	(102)c	1,160

Earnings Per Share — Basic
Income from continuing operations	$.70		$.74	$.39		$.42
Earnings Per Share — Diluted
Income from continuing operations	$.69		$.73	$.39		$.41

Selected consolidated unaudited pro forma financial information

CONDENSED CONSOLIDATED BALANCE SHEET (In millions, except per share amounts) (Unaudited)
	June 30, 2007
	As Reported	Adjustments		Pro forma

Assets
Cash and cash equivalents	$3,471	$498	d	$3,969
Cash and investments segregated and on deposit for federal or other regulatory purposes	9,148			9,148
Securities owned	8,249			8,249
Receivables from brokers, dealers, and clearing organizations	1,022			1,022
Receivables from brokerage clients — net	11,339			11,339
Loans to banking clients — net	2,727			2,727
Loans held for sale	43			43
Equipment, office facilities, and property — net	609			609
Goodwill	524			524
Deferred tax assets	405	(205	)e	200
Other assets	554	—		554
Assets of discontinued operations	10,913	(10,913	)f	—

Total	$49,004	$(10,620)		$38,384

Liabilities and Stockholders’ Equity
Deposits from banking clients	$11,685			$11,685
Drafts payable	294			294
Payables to brokers, dealers, and clearing organizations	2,151			2,151
Payables to brokerage clients	18,758			18,758
Accrued expenses and other liabilities	1,082	$567	g	1,649
Long-term debt	384	549	h	933
Liabilities of discontinued operations	9,576	(9,576	)f	—

Total liabilities	43,930	(8,460)		35,470

Stockholders’ equity:
Preferred stock	—			—
Common stock	14			14
Additional paid-in capital	1,985			1,985
Retained earnings	5,308	(95)		5,213
Treasury stock — 140 shares as reported and 242 shares pro forma, at cost	(2,177)	(2,099)		(4,276)
Accumulated other comprehensive loss	(56)	34		(22)

Total stockholders’ equity	5,074	(2,160	)i	2,914

Total	$49,004	$(10,620)		$38,384

Shares outstanding at end of period	1,252	(102)		1,150
Book value per share outstanding	$4.05			$2.53

Notes to Consolidated Financial Statements.

(a)	Reflects the adjustment to interest expense for the issuance of $300 million of junior subordinated notes to the trust and the issuance of $250 million of medium-term notes at the assumed annual rate of 7.17%. A 1/8% variance in interest rates would have an approximate $0.7 million effect on annual interest expense.

(b)	Reflects the adjustment for income taxes for interest expense described in (a) above.

(c)	Reflects the purchase of 84 million shares in the tender offer and 18 million shares under the Stock Purchase Agreement at the purchase price of $20.50 per share.

(d)	Reflects (i) approximately $3.3 billion in cash proceeds from the sale of U.S. Trust and (ii) the issuance of $300 million of junior subordinated notes to the trust and the issuance of $250 million of medium-term notes, partially offset by (iii) approximately $2.1 billion in cash used to fund the tender offer and the purchase of shares under the Stock Purchase Agreement, (in each case at the purchase price of $20.50 per share) and (iv) approximately $1.2 billion in cash used for the special dividend of $1.00 per share.

(e)	Reflects the reclassification of deferred tax assets related to the sale of U.S. Trust.

(f)	Reflects the sale of U.S. Trust.

(g)	Reflects the anticipated transaction costs and the net income tax liability related to the sale of U.S. Trust.

(h)	Reflects an increase in long-term borrowings of $550 million, net of $1 million discount.

(i)	Reflects a net reduction in stockholders’ equity consisting of (i) approximately $2.1 billion for the purchase of 84 million shares in the tender offer and 18 million shares under the Stock Purchase Agreement (in each case at the purchase price of $20.50 per share) and (ii) approximately $1.2 billion for the special cash dividend, partially offset by (iii) the after-tax gain realized from the sale of U.S. Trust of approximately $1.2 billion.

Regulatory considerations

The Federal Reserve regulates, supervises and examines CSC as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”). Schwab Bank, CSC’s bank subsidiary, is also regulated by various other federal and state banking regulators. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies, banks and their subsidiaries and specific information relevant to CSC, please refer to CSC’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, CSC’s earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of Schwab Bank within certain limits, and the SEC, which regulates the activities of certain of CSC’s subsidiaries that are engaged in the securities business.

CSC has filed applications with the Office of Thrift Supervision to convert CSC to a savings and loan association holding company. Following its conversion to a savings and loan association holding company, CSC would cease to be subject to the supervision and regulation of the Federal Reserve.

Depository institutions, like Schwab Bank, are also affected by various federal and state laws, including those relating to consumer protection and similar matters. CSC also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. CSC’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

Accounting considerations and regulatory capital treatment

The trust will not be consolidated on CSC’s balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, as revised in December 2003. Accordingly, for balance sheet purposes, CSC will recognize the aggregate principal amount, net of discount, of the junior subordinated notes it issues to the trust as a liability and the amount it invests in the trust common securities as an asset. The interest paid on the junior subordinated notes will be recorded as interest expense on CSC’s income statement.

CSC is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. CSC expects that the trust preferred securities will be treated as Tier 1 capital of CSC. Since 1996, it has been the position of the Federal Reserve that certain qualifying amounts of cumulative preferred stock instruments having the characteristics of the trust preferred securities could be included as Tier 1 capital for bank holding companies; however, capital received from the sale of such cumulative preferred stock instruments, including the trust preferred securities, cannot constitute, as a whole, more than 25% of total Tier 1 capital. On March 1, 2005 the Federal Reserve adopted a final rule which amended its risk-based capital standards. The amended standards provide that “qualifying trust preferred securities” will continue to be included in Tier 1 capital, subject to stricter quantitative limits within Tier 1 capital that do not become effective until March 31, 2009 and that will reduce the amount of trust preferred securities that CSC will be able to include in Tier 1 capital in the future. CSC has filed applications with the Office of Thrift Supervision to convert CSC to a savings and loan association holding company. Following its conversion to a savings and loan association holding company, CSC would cease to be subject to the supervision and regulation of the Federal Reserve.

Schwab Capital Trust I

The following is a summary of some of the terms of Schwab Capital Trust I, or the trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the trust but is not necessarily complete. CSC refers you to the documents referred to in the following description, copies of which are available upon request as described in this prospectus supplement under “Where You Can Find More Information.”

The trust is a statutory trust initially formed under Delaware law pursuant to a trust agreement dated as of April 19, 2004. On September 24, 2007, CSC amended and restated the trust agreement as of April 19, 2004. The trust agreement will be further amended and restated on October     , 2007. CSC refers to the trust agreement, as so amended and restated, as the “trust agreement.” The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.” Notwithstanding the statement in the accompanying prospectus that CSC will acquire trust common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the trust, CSC will acquire trust common securities in an aggregate liquidation amount equal to $10,000. The trust’s term will be approximately 65 years, unless terminated earlier as provided in the trust agreement.

The trust was established solely for the following purposes:

➢	issuing the trust preferred securities and the trust common securities representing undivided beneficial interests in the trust;

➢	investing the gross proceeds of the trust preferred securities and the trust common securities in the junior subordinated notes; and

➢	engaging in only those activities convenient, necessary or incidental thereto, including without limitation registering the transfer of trust preferred securities.

Payments on the junior subordinated notes will be the trust’s sole source of income. The trust will issue only one series of trust preferred securities. For so long as the trust preferred securities remain outstanding, CSC will take no action that would be reasonably likely to cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

CSC will own all of the trust common securities, either directly or indirectly. The trust common securities rank equally with the trust preferred securities and the trust will make payment on all of its trust securities pro rata, except that, upon certain events of default under the trust agreement relating to payment defaults on the junior subordinated notes, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

The trust’s business and affairs will be conducted by its trustees, each appointed by CSC as the holder of the trust’s common securities. The trustees will be The Bank of New York Trust Company, N.A., as the property trustee, or “property trustee”, The Bank of New York (Delaware), as the Delaware trustee, or “Delaware trustee”, and two or more individual trustees, or “administrative trustees”, who are employees or officers of or affiliated with CSC. The property trustee will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the indenture and the guarantee.

Schwab Capital Trust I

Unless an event of default under the indenture has occurred and is continuing at a time that the trust owns any junior subordinated notes, the holders of the trust common securities will have the sole right to appoint, remove or replace the property trustee and/or the Delaware trustee.

The property trustee and/or the Delaware trustee may be removed or replaced by the holders of a majority in liquidation amount of the trust preferred securities if an event of default under the indenture has occurred and is continuing.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the trust common securities, and in no event will the holders of the trust preferred securities have such right.

The trust is a “finance subsidiary” of CSC within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the trust are included in this prospectus supplement, and CSC does not expect that the trust will file reports with the SEC under the Exchange Act.

The principal executive office of the trust is located at The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108, and the telephone number of the trust is (415) 627-7000.

TRUST EXPENSES

Pursuant to the trust agreement, CSC agrees to pay, and reimburse the trust for, the full amounts of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities the amounts due such holders pursuant to the terms of the trust preferred securities. This payment obligation will include any costs, expenses or liabilities of the trust that are required by applicable law to be satisfied in connection with a termination of the trust.

Description of the trust preferred securities

The following is a brief description of certain terms of the trust preferred securities and of the trust agreement under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the trust agreement, which will be filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from CSC.

GENERAL

The trust preferred securities will be issued pursuant to the trust agreement. The property trustee, The Bank of New York Trust Company, N.A., will act as indenture trustee for the trust preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement, including any amendments thereto, and those made part of the trust agreement by the Trust Indenture Act and the Delaware Statutory Trust Act. Unless early termination occurs, the trust will own all of CSC’s junior subordinated notes.

In addition to the trust preferred securities, the trust agreement authorizes the trustees of the trust to issue trust common securities on behalf of the trust. CSC will own, directly or indirectly, all of the trust common securities. The trust common securities rank equally, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the trust preferred securities except as set forth under “—Liquidation Value and Ranking of Trust Common Securities.” The trust agreement does not permit the trust to issue any securities other than the trust common securities and the trust preferred securities or to incur any indebtedness.

The payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, are guaranteed by CSC on a junior subordinated basis, to the extent described under “Description of the Guarantee.” The Bank of New York Trust Company, N.A., as the guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In the event the trust does not have sufficient available funds, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the trust preferred securities is to vote to direct the property trustee to enforce the property trustee’s rights under the junior subordinated notes.

The term “holder” in this prospectus supplement with respect to a trust preferred security means the person in whose name such trust preferred security is registered in the security register. The trust preferred securities will be held in book-entry form only, as described under “Clearance and Settlement”, except in the circumstances described in that section, and will be held in the name of DTC or its nominee.

DISTRIBUTIONS

A holder of record of the trust preferred securities will be entitled to receive periodic distributions on the same payment dates and in the same amounts as CSC pays interest on a principal amount of junior subordinated notes equal to the liquidation amount of such trust preferred security. See “Description of the Junior Subordinated Notes—Interest Rate and Interest Payment Dates.” Distributions will accumulate from October     , 2007.

Description of the trust preferred securities

Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including October     , 2007 and ending on but excluding the first distribution date, November 15, 2007, and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date, is called a “distribution period.”

The funds available to the trust for distribution to holders of the trust preferred securities will be limited to payments under the junior subordinated notes. If CSC does not make interest payments on the junior subordinated notes, the property trustee will not have funds available to pay distributions on the trust preferred securities. The trust will pay distributions through the property trustee or paying agent on behalf of the property trustee, which will hold amounts received from the junior subordinated notes in a payment account for the benefit of the holders of the trust preferred securities and the trust common securities.

If CSC defers payment of interest on the junior subordinated notes, distributions by the trust on the trust preferred securities will also be deferred but shall continue to accumulate at the rate applicable to the junior subordinated notes, compounding on each distribution date to the extent permitted by law. Distributions on the trust preferred securities will be cumulative, which means that they continue to accumulate until they are paid.

On each distribution date, unless the trust is deferring distributions due to the deferral of interest on the junior subordinated notes, the trust will pay the applicable distribution to the holders of the trust preferred securities on the record date for that distribution date, which shall be the business day prior to the distribution date, provided that, if the trust preferred securities do not remain in book-entry form, the relevant record date shall be the date 15 days prior to the distribution date, whether or not a business day. The trust preferred securities will be effectively subordinated to the same debts and liabilities to which the junior subordinated notes are subordinated, as described under “Description of the Junior Subordinated Notes—Subordination.”

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed, or, on or after November 15, 2017, a day that is not a London banking day. “London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London, England.

DEFERRAL OF DISTRIBUTIONS

CSC has the right, on one or more occasions, to defer payment of interest on the junior subordinated notes for one or more consecutive interest periods not exceeding 10 years. If it exercises this right, the trust will also defer paying a corresponding amount of distributions on the trust preferred securities during that period of deferral. No deferral period may extend beyond the final repayment date of the junior subordinated notes or the earlier redemption in full of the junior subordinated notes. If CSC has paid all deferred interest on the junior subordinated notes, CSC may at any time commence a new deferral period, which period may not exceed 10 years without giving rise to an event of default. The trust will pay deferred distributions on the trust preferred securities as and when CSC pays deferred interest on the junior subordinated notes. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments”, “—Alternative Payment Mechanism” and “Dividend and Other Payments Stoppages during the Interest Deferral and under Certain Other Circumstances” for a description of CSC’s right to defer interest on the junior subordinated notes, the circumstances when the alternative payment mechanism applies and when CSC is obligated to pay deferred interest, and restrictions on CSC’s right during any deferral period

Description of the trust preferred securities

to make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking equally with or junior to the junior subordinated notes upon its liquidation.

REDEMPTION

If CSC repays or redeems the junior subordinated notes, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a liquidation amount of trust preferred securities and trust common securities equal to the principal amount of junior subordinated notes redeemed or repaid. The redemption price for the trust preferred securities shall correspond to the redemption price paid by CSC on an equal amount of junior subordinated notes. See “Description of the Junior Subordinated Notes—Redemption.”

CSC has the right to redeem the junior subordinated notes at any time, subject to the terms described under “Description of the Junior Subordinated Notes—Redemption.”

If less than all trust preferred securities and trust common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of trust preferred securities and trust common securities outstanding, except in the case of a payment default, as set forth under “—Liquidation Value and Ranking of Trust Common Securities.”

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption or repurchase of preferred stock or trust preferred securities included in regulatory capital. However, under currently applicable guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the trust preferred securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated notes since, in this case, the redemption would not be an early redemption but would be pursuant to CSC’s contractual obligation to repay the junior subordinated notes, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal”, on the scheduled maturity date. These approval provisions shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve. In addition, the replacement capital covenant is scheduled to terminate on November 15, 2047.

REDEMPTION PROCEDURES

Notice of any redemption of the trust preferred securities, other than any redemption relating to the repayment of the junior subordinated notes, will be mailed by the property trustee at least 30 days, but not more than 60 days, before the redemption date to the registered address of each holder of trust preferred securities to be redeemed. Notice of any redemption of trust preferred securities relating to the repayment of the junior subordinated notes will be mailed at least 10 business days, but not more than 30 business days, before the redemption date to the registered address of each holder of trust preferred securities to be redeemed.

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated notes. If the trust gives a notice of redemption of trust preferred securities for cash and CSC has paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of funds in connection with the related redemption or maturity of the junior subordinated notes, then on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will irrevocably deposit with DTC funds sufficient to pay the redemption price for the trust preferred securities being redeemed. See “Clearance and Settlement.” An administrative trustee will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to

Description of the trust preferred securities

the beneficial owners of the global securities representing the trust preferred securities. Distributions to be paid on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the trust preferred securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

➢

all rights of the holders of such trust preferred securities called for redemption will terminate, except the right of the holders of such trust preferred securities to receive the redemption price and any distribution payable in respect of the trust preferred securities on or prior to the redemption date, but without interest on such redemption price; and

➢	the trust preferred securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be paid on the immediately preceding business day with the same force and effect as if made on the redemption date.

If payment of the redemption amount for any junior subordinated notes called for redemption is improperly withheld or refused and accordingly the redemption amount of the trust preferred securities is not paid either by the trust or by CSC under the guarantee, then interest on the junior subordinated notes will continue to accrue and distributions on the trust preferred securities called for redemption will continue to accumulate at the annual rate, compounded on each distribution date, from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the junior subordinated notes are to be redeemed or repaid on any date, the property trustee will determine the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption.

For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities that has been or is to be redeemed.

OPTIONAL LIQUIDATION OF TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED NOTES TO HOLDERS

Under the trust agreement, the trust shall terminate upon the first to occur of:

➢	certain events of bankruptcy, dissolution or liquidation of CSC as holder of the trust common securities;

➢

the written direction from CSC, as holder of the trust common securities, to the property trustee to terminate the trust and distribute junior subordinated notes to the holders of the trust preferred securities and trust common securities in a principal amount equivalent to the liquidation amount of trust preferred securities or trust common securities held by such holders, subject to CSC’s having

Description of the trust preferred securities

received any required prior approval of the Federal Reserve; provided that this approval requirement shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve;

➢	redemption of all of the trust preferred securities as described under “—Redemption”;

➢	the entry of an order for the termination of the trust by a court of competent jurisdiction; or

➢	the termination of the term specified in the trust agreement, or any extension of that term set forth in an amendment of the trust agreement.

Except as set forth in the next sentence, if an early termination occurs as a result of the first, second and fourth bullet points immediately described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust preferred securities and trust common securities of the junior subordinated notes in a principal amount equivalent to the liquidation amount of trust preferred securities or trust common securities held by such holders. If the property trustee determines that such distribution is not practicable, then the holders of the trust preferred securities and the trust common securities will be entitled to receive, out of the assets of the trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accumulated and unpaid distributions to the date of payment (the “liquidation distribution”). If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities and trust common securities shall be paid on a pro rata basis, except in the case of a payment default on the junior subordinated notes, as set forth under “—Liquidation Value and Ranking of Trust Common Securities.”

After the liquidation date fixed for any distribution of junior subordinated notes to holders of trust preferred securities:

➢	the trust preferred securities will no longer be deemed to be outstanding;

➢

DTC or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated notes to be delivered upon such distribution;

➢

any certificates representing the trust preferred securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent junior subordinated notes in a principal amount equivalent to the liquidation amount of trust preferred securities held by holders of the trust preferred securities accruing interest at the rate provided for in the junior subordinated notes from the last distribution date on which a distribution was made on the certificates representing trust preferred securities until surrendered to the exchange agent (and the certificates are so surrendered, no payments of interest or principal will be made to holders of the certificates of the trust preferred securities); and

➢	all rights of the holders of the trust preferred securities will cease, except the right to receive junior subordinated notes upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of junior subordinated notes in exchange for the trust preferred securities would not be a taxable event to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Distribution of Junior Subordinated Notes or Cash to Holders of Trust Preferred Securities.”

Description of the trust preferred securities

LIQUIDATION VALUE OF TRUST PREFERRED SECURITIES

Upon liquidation of the trust, you would be entitled to receive $1,000 per trust preferred security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of junior subordinated notes, subject to specified exceptions (see “—Optional Liquidation of Trust and Distribution of Junior Subordinated Notes to Holders”).

LIQUIDATION VALUE AND RANKING OF TRUST COMMON SECURITIES

Each trust common security also has a liquidation amount of $1,000. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and trust common securities, as applicable, shall be made pro rata based on the liquidation amount of the trust preferred securities and trust common securities, respectively. However, upon the occurrence and continuation of an event of default under the indenture governing the junior subordinated notes, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under the trust agreement resulting from an event of default under the indenture for the junior subordinated notes, until all events of default under the trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of trust preferred securities and not on behalf of CSC as the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee.

If an early dissolution, winding-up or termination event occurs in respect of the trust and an event of default under the indenture has occurred and is continuing, no liquidation distributions shall be made on the trust common securities unless full liquidation distributions are made on the trust preferred securities.

EVENTS OF DEFAULT UNDER THE TRUST AGREEMENT

Any one of the following events constitutes an event of default under the trust agreement, or a “trust event of default”, regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

➢	the occurrence of an event of default under the indenture governing the junior subordinated notes;

➢

the default by the trust in the payment of any distribution on any trust security of the trust when such distribution becomes due and payable, and continuation of such default for a period of 30 days (subject to deferral of any interest payment date as permitted by the indenture governing the junior subordinated notes);

➢	the default by the trust in the payment of any redemption price of any trust security of the trust when such redemption price becomes due and payable;

➢

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the trust agreement and the continuation of the default or breach for 60 days after the defaulting trustee or trustees have received written notice given by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the failure to perform or breach in the manner specified in such trust agreement; or

➢	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and CSC’s failure to appoint a successor property trustee within 60 days.

Description of the trust preferred securities

Within 30 days after the occurrence of any trust event of default that is actually known to a responsible officer of the property trustee, the property trustee will transmit notice of such trust event of default to the holders of the trust preferred securities and to the administrative trustees and to CSC unless such trust event of default shall have been cured or waived. CSC, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not it or they are in compliance with all the conditions and covenants applicable to it and to them under the trust agreement.

The existence of a trust event of default under the trust agreement with respect to the junior subordinated notes does not entitle the holders of the trust preferred securities to accelerate the maturity of the junior subordinated notes. However, an event of default under the indenture entitles the property trustee or the holders of at least 25% in aggregate liquidation amount of the trust preferred securities to declare the junior subordinated notes due and payable under the indenture if the indenture trustee or the holders of the junior subordinated notes do not make this declaration and the junior subordinated notes are beneficially owned by the trust or a trustee of the trust. For a more complete description of remedies available upon the occurrence of an event of default and acceleration with respect to the junior subordinated notes, see “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” and “Relationship among the Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

REMOVAL OF TRUSTEES

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by CSC, the holder of the trust common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities if an event of default under the indenture has occurred and is continuing. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in CSC as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, CSC, as the holder of the trust common securities, and the administrative trustees shall have the power to appoint one or more eligible persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided that such person shall be otherwise qualified and eligible.

Description of the trust preferred securities

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, CSC or any other person, except as described below or as otherwise described in the trust agreement. The trust may, at CSC’s request, with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if the following conditions are satisfied:

➢	such successor entity either:

➢	expressly assumes all of the obligations of the trust with respect to the trust preferred securities; or

➢

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities”, so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

➢

a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed by CSC to hold the junior subordinated notes then held by or on behalf of the property trustee;

➢	the transaction does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

➢	the transaction does not adversely affect the rights, preferences and privileges of the holders of trust preferred securities, including any successor securities, in any material respect;

➢	such successor entity has purposes substantially identical to those of the trust;

➢	prior to the transaction, the property trustee and CSC have received an opinion from counsel to the trust experienced in such matters to the effect that:

➢	the transaction does not adversely affect the rights, preferences and privileges of the holders of trust preferred securities, including any successor securities, in any material respect;

➢	following the transaction, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

➢	the transaction will not cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes; and

➢

CSC or any permitted successor or assignee owns all of the trust common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

Except as provided herein and under “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will

Description of the trust preferred securities

have no voting rights or control over the administration, operation or management of the trust or the obligations of the parties to the trust agreement, including in respect of junior subordinated notes beneficially owned by the trust. Under the trust agreement, however, the property trustee will be required to obtain the consent of the holders of the trust preferred securities before exercising some of its rights in respect of the junior subordinated notes.

Trust Agreement Amendment.    Unless the amendment will materially and adversely affect the interests of any holder of trust preferred securities, CSC, the property trustee and the administrative trustees may amend the trust agreement without the consent of any of the holders of the trust preferred securities or the Delaware trustee, to:

➢

cure any ambiguity, correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision in the trust agreement; provided that such modification shall not adversely affect the interests of the holders of the trust preferred securities in any material respect; and

➢

modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will not be classified as other than a grantor trust for United States federal income tax purposes at all times that any trust preferred securities are outstanding, or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act or, so long as CSC is subject to the supervision and regulation of the Federal Reserve, to ensure the treatment of the trust preferred securities as Tier 1 capital under prevailing Federal Reserve rules and regulations.

CSC and the administrative trustees may also amend the trust agreement without the consent of any of the holders of the trust preferred securities, the property trustee or the Delaware trustee to:

➢

require that holders that are not United States persons for United States federal income tax purposes irrevocably appoint a United States person to exercise any voting rights to ensure that the trust will not be treated as a foreign trust for United States federal income tax purposes; and

➢

conform the terms of the trust agreement to the description of the trust agreement, the trust preferred securities and the trust common securities in this prospectus supplement, in the manner provided in the trust agreement.

Any amendment of the trust agreement shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the trust preferred securities in accordance with the trust agreement.

CSC and the administrative trustees, the property trustee and the Delaware trustee may generally amend the trust agreement with the consent of holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities; provided that the trustees of the trust have received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the trust in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or affect the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of trust preferred securities, the trust agreement may not be amended to:

➢	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of trust preferred securities as of a specified date; or

➢

restrict the right of a holder of trust preferred securities to institute a suit for the enforcement of any such payment on or after such date or impair the right of holders of trust preferred securities under the trust agreement to institute a direct action against CSC.

Description of the trust preferred securities

Neither the property trustee nor the Delaware trustee is required to enter into any amendment which affects its own rights, duties or indemnities.

Indenture and Junior Subordinated Notes.    So long as the property trustee holds any junior subordinated notes, the trustees of the trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

➢

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the junior subordinated notes, or execute any trust or power conferred on the indenture trustee with respect to such junior subordinated notes;

➢	waive any past default that is waivable under the indenture;

➢	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated notes is due and payable; or

➢	consent to any amendment, modification or termination of the indenture or the junior subordinated notes, where such consent by the holders of the junior subordinated notes is required.

If a consent under the indenture would require the consent of each holder of junior subordinated notes affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the trust preferred securities.

The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the junior subordinated notes. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees of the trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes. The trustees of the trust may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

General.    Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of trust preferred securities in the manner set forth in the trust agreement.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are beneficially owned by CSC or its affiliates or the trustees, shall, for purposes of the vote or consent, be treated as if they are not outstanding.

PAYMENT AND PAYING AGENT

Payments on the trust preferred securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any trust preferred securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the securities register.

The paying agent shall initially be The Bank of New York Trust Company, N.A. and any co-paying agent chosen by the property trustee and acceptable to CSC and to the administrative trustees. The

Description of the trust preferred securities

paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and CSC. In the event that The Bank of New York Trust Company, N.A. shall no longer be the paying agent, the administrative trustees will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to CSC.

REGISTRAR

The Bank of New York Trust Company, N.A. will act as securities registrar for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected by the securities registrar. The securities registrar shall not be required to register the transfer of or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of selection for redemption of trust preferred securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any trust preferred securities so selected for redemption in whole or in part, except, in the case of any trust preferred securities to be redeemed in part, any portion thereof not to be redeemed.

Any trust preferred securities can be exchanged for other trust preferred securities so long as such other trust preferred securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the trust preferred securities that were surrendered for exchange. The trust preferred securities may be presented for registration of transfer, accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by CSC for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the trust preferred securities, but the securities registrar, on behalf of the trust, may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the trust preferred securities. CSC may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by it where holders can surrender the trust preferred securities for registration of transfer or exchange. However, the trust will be required to maintain an office or agency for such purpose.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

Other than during the occurrence and continuance of a trust event of default, the property trustee undertakes to perform only the duties that are specifically set forth in the trust agreement. After a trust event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request or direction of any holder of trust preferred securities or trust common securities unless the property trustee is offered an indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee will take any action that CSC directs. If CSC does not provide direction, the property trustee may take or refrain from taking any action that it deems advisable and in the interests of the holders of the trust preferred securities and trust common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

CSC and its affiliates may maintain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Description of the trust preferred securities

GOVERNING LAW

The trust agreement will be governed by, and construed in accordance with, the laws of Delaware.

MISCELLANEOUS

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act and will not be classified as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct the affairs of the trust so that the junior subordinated notes will be treated as indebtedness of CSC for United States federal income tax purposes. In this regard, CSC and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the trust’s certificate of trust or the trust agreement, that CSC and the administrative trustees determine to be necessary or desirable to achieve these ends, as long as the action does not adversely affect in any material respect the interests of the holders of the trust preferred securities.

Holders of the trust securities have no preemptive or other similar rights. The trust preferred securities are not convertible into or exchangeable for securities of CSC, including without limitation its common stock.

Subject to the replacement capital covenant (prior to its termination) and, so long as CSC is subject to the supervision and regulation of the Federal Reserve, to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, CSC or its affiliates are entitled to purchase, at any time and from time to time, any of the trust preferred securities that are then outstanding by tender, in the open market or by private agreement.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

FURTHER ISSUES

The trust has the right to issue additional trust preferred securities, that together with the trust preferred securities offered hereby do not exceed $300 million in aggregate liquidation amount in the future, provided that:

➢	the administrative trustees receive an opinion of counsel experienced in such matters that:

➢	after the issuance, the trust will not be classified as other than a grantor trust for United States federal income tax purposes;

➢	the issuance will not result in the recognition of any gain or loss to existing holders of trust preferred securities; and

➢	after the issuance, the trust will not be required to register as an investment company under the Investment Company Act; and

➢	the trust concurrently purchases a like principal amount of junior subordinated notes.

Any such additional trust preferred securities will have the same terms as the trust preferred securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the trust preferred securities being offered hereby. If issued, any such additional trust preferred securities will become part of the same series as the trust preferred securities being offered hereby.

Description of the junior subordinated notes

The following is a brief description of certain terms of the junior subordinated notes and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the indenture, which will be filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from CSC.

The junior subordinated notes will be issued pursuant to the junior subordinated indenture, dated as of October     , 2007, between CSC and The Bank of New York Trust Company, N.A., as indenture trustee. CSC refers to the junior subordinated indenture, as amended and supplemented (including by a first supplemental indenture, to be dated as of the date of issuance of the junior subordinated notes), as the “indenture”, and to The Bank of New York Trust Company, N.A. or its successor, as indenture trustee, as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When CSC uses the term “holder” in this prospectus supplement with respect to a junior subordinated note, CSC means the person in whose name the junior subordinated note is registered in the security register.

The indenture does not limit the amount of debt that CSC or its subsidiaries may incur either under the indenture or other indentures to which CSC is or becomes a party. The junior subordinated notes are not convertible into or exchangeable for CSC’s common stock or preferred stock or for trust preferred securities or trust common securities.

GENERAL

The junior subordinated notes will be unsecured and will be subordinated in right of payment and upon CSC’s liquidation (whether in bankruptcy or otherwise) to all of its existing and future debt other than trade accounts payable and any debt that by its terms expressly ranks pari passu with the junior subordinated notes in right of payment and upon CSC’s liquidation.

INTEREST RATE AND INTEREST PAYMENT DATES

The junior subordinated notes will bear interest:

➢	at the annual rate of % from and including October , 2007 to but excluding November 15, 2017, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007;

➢

at an annual rate equal to three-month LIBOR plus     % from and including November 15, 2017 to but excluding November 15, 2037, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2018; and

➢

to the extent not repaid on or after the November 15, 2037 scheduled maturity date, at an annual rate equal to one-month LIBOR plus     %, payable monthly in arrears on the first day of each month to but excluding the date on which the junior subordinated notes are repaid in full, beginning on December 1, 2037.

CSC refers to these dates as “interest payment dates”, and to the period beginning on and including October     , 2007 and ending on but excluding the first interest payment date, and each successive

Description of the junior subordinated notes

period beginning on and including an interest payment date and ending on but excluding the next interest payment date, as an “interest period.” The amount of interest payable will be computed, with respect to any interest period ending on or prior to November 15, 2017, on the basis of a 360-day year consisting of twelve 30-day months and, with respect to any interest period after such date, on the basis of a 360-day year and the actual number of days elapsed. In the event any interest payment date on or prior to the November 15, 2017 interest payment is not a business day, the interest payment made on the following business day shall be made without the accrual of additional interest as a result of such postponement. In the event any interest payment date after the November 15, 2017 interest payment is not a business day, the interest payment will be postponed to the next day that is a business day.

For the purposes of calculating interest due on the junior subordinated notes after November 15, 2017:

➢

“LIBOR” means, with respect to any monthly or quarterly interest period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly or quarterly interest period, as the case may be. If such rate does not appear on Reuters Screen LIBOR01 Page, one- or three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a one- or three-month period commencing on the first day of that monthly or quarterly interest period, as applicable, and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with CSC), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly or quarterly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly or quarterly interest period, as applicable, for loans in United States dollars to leading European banks for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one- or three-month LIBOR for that monthly or quarterly interest period, as applicable, will be the same as one- or three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on November 15, 2017,     %. The establishment of one- or three-month LIBOR for each monthly or quarterly interest period, as applicable, by the calculation agent shall (in the absence of manifest error) be final and binding;

➢	“Calculation agent” means The Bank of New York Trust Company, N.A., or any other firm appointed by CSC, acting as calculation agent;

➢	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London;

➢	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly or quarterly interest period; and

➢	“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service

Description of the junior subordinated notes

as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for United States dollar deposits).

Accrued interest that is not paid on the applicable interest payment date (after giving effect to the adjustment for non-business days described above) will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments, but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

OPTION TO DEFER INTEREST PAYMENTS

CSC may on one or more occasions defer payment of interest on the junior subordinated notes for one or more consecutive interest periods up to 10 years. It may defer payment of interest prior to, on or after the scheduled maturity date. CSC may not defer interest beyond the final repayment date or the earlier redemption in full of the junior subordinated notes. Deferred interest on the junior subordinated notes will bear interest at the then applicable rate, compounded on each interest payment date, subject to applicable law. If CSC has paid all deferred interest (and compounded interest thereon) on the junior subordinated notes, it may at any time commence a new deferral period, which period may not exceed 10 years without giving rise to an event of default. CSC has no present intention of exercising its right to defer payments of interest on the junior subordinated notes.

As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which CSC elects to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which it has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the junior subordinated notes.

CSC has agreed in the indenture that, other than (i) upon the occurrence and continuation of a supervisory event (as described further under “—Alternative Payment Mechanism”), (ii) upon the occurrence and continuation of a market disruption event (as described further under “—Market Disruption Events”), (iii) to the limited extent described below, if CSC consummates a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person or (iv) upon the occurrence and continuation of an event of default:

➢

immediately following the first interest payment date during the deferral period on which CSC elects to pay current interest or, if earlier, the fifth anniversary of the commencement of the deferral period, CSC will use commercially reasonable efforts to issue and sell qualifying APM securities pursuant to the alternative payment mechanism described below under “—Alternative Payment Mechanism” and apply the eligible proceeds to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

➢	CSC will not pay deferred interest on the junior subordinated notes prior to the final repayment date from any source other than eligible proceeds from a sale of qualifying APM securities.

Other than upon the occurrence and continuation of a supervisory event, which can only occur so long as CSC is subject to the supervision and regulation of the Federal Reserve, CSC will not pay deferred interest on the junior subordinated notes (including compounded interest thereon) prior to the final repayment date from any source other than eligible proceeds, although CSC may pay current interest at

Description of the junior subordinated notes

all times from any available funds, and CSC is required to pay deferred interest (including compounded interest thereon) on the junior subordinated notes from all sources (including eligible proceeds) following an acceleration of the junior subordinated notes. If CSC is involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where, immediately after the consummation of the business combination, more than 50% of the surviving entity’s voting stock is owned by the stockholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later than such interest payment date, at any time within 90 days following the date of consummation of the business combination).

CSC will establish a special record date for the payment of any deferred interest on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the trust preferred securities.

Although CSC’s failure to comply with the foregoing obligations with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

If the property trustee, on behalf of the trust, is the sole holder of the junior subordinated notes, CSC will give the property trustee and the Delaware trustee written notice of its election to commence or extend a deferral period no more than 30 business days, and no less than five business days, before the earlier of:

➢	the next succeeding date on which the distributions on the trust preferred securities are payable; or

➢	the date on which the property trustee is required to give notice to holders of the trust preferred securities of the record or payment date for the related distribution.

The property trustee will give notice of CSC’s election to commence or extend a deferral period to the holders of the trust preferred securities.

If the property trustee, on behalf of the trust, is not the sole holder of the junior subordinated notes, CSC will give the holders of the junior subordinated notes and the indenture trustee written notice of its election to commence or extend a deferral period no more than 30 business days and no less than five business days before the next interest payment date.

If CSC defers payments of interest on the junior subordinated notes, the junior subordinated notes will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your trust preferred securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Description of the junior subordinated notes

DIVIDEND AND OTHER PAYMENT STOPPAGES DURING INTEREST DEFERRAL AND UNDER CERTAIN OTHER CIRCUMSTANCES

CSC has agreed that, so long as any junior subordinated notes remain outstanding, if it has given notice of its election to defer interest payments on the junior subordinated notes but the related deferral period has not yet commenced or if a deferral period is continuing, then it will not, and will not permit any of its subsidiaries to:

➢	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of CSC’s capital stock;

➢	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any parity securities; or

➢	make any payments under any parity security that is a guarantee.

The restrictions listed above do not apply to:

➢	any purchase, redemption or other acquisition of shares of CSC’s capital stock in connection with:

➢	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants;

➢	a dividend reinvestment or shareholder purchase plan; or

➢	transactions effected by or for the account of customers of CSC or any of its affiliates or in connection with the distribution, trading or market-making in respect of the trust preferred securities;

➢

any exchange or conversion of any class or series of CSC’s capital stock, or the capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

➢	any purchase of fractional interests in shares of CSC’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

➢

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto;

➢

any dividend in the form of stock, warrants, options or other rights, where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

➢

any payment of current or deferred interest on the junior subordinated notes and other parity securities that is made pro rata to the amounts due on the junior subordinated notes and such parity securities, provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and payments of deferred interest on existing parity obligations that, if not made, would cause CSC to breach the terms of the instrument governing such existing parity obligations; or

➢

any payment of principal in respect of parity securities having an earlier scheduled maturity date as the junior subordinated notes, as required under a provision of such parity securities that is substantially the same as the provision described under “—Repayment of Principal”, and any payment of principal in respect of parity securities having the same scheduled maturity date as the junior subordinated notes, as required by such a provision, that is made on a pro rata basis among one or more series of parity securities having such a provision and the junior subordinated notes.

Description of the junior subordinated notes

In addition, if any deferral period lasts longer than one year, CSC may not repurchase or acquire any securities ranking junior to or pari passu with any qualifying APM securities that were issued and the proceeds of which were used to settle deferred interest during the relevant deferral period, before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if CSC is involved in a business combination where, immediately after its consummation, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then this one-year restriction on repurchases will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later than such interest payment date, at any time within 90 days following the date of consummation of the business combination).

ALTERNATIVE PAYMENT MECHANISM

Subject to the conditions described in “—Option to Defer Interest Payments” and to the exclusions described in this section and in “—Market Disruption Events”, if CSC defers interest on the junior subordinated notes, it will be required, commencing on the earlier of (i) the first interest payment date on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to use commercially reasonable efforts to issue and sell qualifying APM securities until CSC has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest (and compounded interest thereon) on the junior subordinated notes. Except as provided below, CSC has agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the junior subordinated notes on the next interest payment date. CSC refers to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism” or “APM.”

“Commercially reasonable efforts” to sell qualifying APM securities pursuant to the alternative payment mechanism means commercially reasonable efforts to complete the offer and sale of qualifying APM securities in public offerings or private placements to third parties that are not subsidiaries of CSC. CSC will not be considered to have used commercially reasonable efforts under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying APM securities due solely to pricing, coupon, dividend rate or dilution considerations.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

➢

CSC may (but is not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing (applicable so long as CSC is subject to the supervision and regulation of the Federal Reserve);

➢

CSC is not required to issue common stock or qualifying warrants to pay deferred interest on the junior subordinated notes that is attributable to the first five years of any deferral period if the net proceeds of any issuance of common stock or qualifying warrants applied during such deferral period to pay interest on the junior subordinated notes pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of its common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of its common stock as of the date of its then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

Description of the junior subordinated notes

Once CSC reaches the common equity issuance cap for a deferral period, it will not be required to issue more common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period even if the amount of the common equity issuance cap subsequently increases because of a subsequent increase in the current stock market price of CSC’s common stock or the number of outstanding shares of its common stock. The common equity issuance cap will cease to apply after the fifth anniversary of the commencement of any deferral period, at which point CSC must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the share cap amount (defined below), any supervisory event (applicable so long as CSC is subject to the supervision and regulation of the Federal Reserve) or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and CSC subsequently repays all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until CSC starts a new deferral period;

➢

CSC is not permitted to issue qualifying preferred stock and mandatorily convertible preferred stock to pay deferred interest on the junior subordinated notes to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying preferred stock and any still outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the junior subordinated notes issued under the indenture (the “preferred stock issuance cap”);

➢

CSC is not permitted, subject to the provisions of the next paragraph, to sell shares of its common stock, qualifying warrants, or mandatorily convertible preferred stock to pay deferred interest on the junior subordinated notes such that the common stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of 100 million shares of CSC’s common stock (the “share cap amount”). If the issued and outstanding shares of CSC’s common stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the share cap amount shall be correspondingly adjusted. If the definition of “qualifying APM securities” has been amended to eliminate common stock, the then effective share cap amount shall be increased by 100%. The share cap amount limitation will apply so long as the junior subordinated notes remain outstanding;

If the share cap amount has been reached and it is not sufficient to allow CSC to raise sufficient proceeds to pay deferred interest in full, CSC has agreed to use commercially reasonable efforts to increase the share cap amount (i) only to the extent that CSC can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of CSC common stock or (ii) if CSC cannot increase the share cap amount as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution advising and submitting to a stockholder vote at the next occurring annual stockholders meeting a proposal to increase the number of shares of its authorized common stock for purposes of satisfying its obligations to pay deferred interest. CSC’s failure to use commercially reasonable efforts to seek stockholder approval to increase the share cap amount would constitute a breach under the indenture, but would not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy; and

➢

So long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at CSC’s sole discretion, and it will not be obligated to sell qualifying warrants or to apply

Description of the junior subordinated notes

the proceeds of any such sale to pay deferred interest on the junior subordinated notes, and no class of investors in its securities, or any other party, may require it to issue qualifying warrants.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) CSC has received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of common stock and qualifying preferred stock in excess of the common equity issuance cap and preferred stock issuance cap, respectively), in each case to persons that are not its subsidiaries.

“Mandatorily convertible preferred stock” means preferred stock with:

➢	no prepayment obligation of the liquidation preference on the part of the issuer thereof, whether at the election of the holders or otherwise; and

➢

a requirement that the preferred stock converts into common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of the issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Qualifying APM securities” means common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that CSC may, without the consent of the holders of the trust preferred securities or the junior subordinated notes, amend the definition of “qualifying APM securities” to eliminate common stock and/or mandatorily convertible preferred stock from the definition if, after the issue date of the trust preferred securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to amend such definition would result in a reduction in CSC’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States. CSC will promptly notify the holders of the junior subordinated notes, and the trustees of the trust will promptly notify the holders of the trust preferred securities, in the manner contemplated in the indenture and the trust agreement, of any such change.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock that:

➢	contains no remedies other than “permitted remedies”; and

➢	is either:

➢

subject to “intent-based replacement disclosure”, as defined under “Replacement Capital Covenant” (if CSC is not subject to the supervision and regulation of the Federal Reserve), and includes a provision that prohibits CSC from making any distributions thereon upon its failure to satisfy one or more financial tests set forth therein; or

➢	subject to a “qualifying replacement capital covenant”, as such term is defined under “Replacement Capital Covenant.”

“Qualifying warrants” means net share settled warrants to purchase CSC’s common stock:

➢	that have an exercise price greater than the “current stock market price” of its common stock as of their date of issuance;

➢	that CSC is not entitled to redeem for cash; and

➢	whose holders are not entitled to require CSC to repurchase such warrants for cash in any circumstances.

Description of the junior subordinated notes

If CSC sells qualifying warrants to pay deferred interest pursuant to the alternative payment mechanism, it will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the junior subordinated notes in accordance with the alternative payment mechanism. CSC intends that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance.

The “current stock market price” of CSC’s common stock on any date is the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by The NASDAQ Global Select Market or, if its common stock is not then listed on The NASDAQ Global Select Market, as reported by the principal United States securities exchange on which its common stock is traded. If its common stock is not listed on any United States securities exchange on the relevant date, the “current stock market price” is the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If CSC’s common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose.

A “supervisory event” shall commence upon the date on which, after CSC has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both to issue and sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated notes, CSC has been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (i) the tenth anniversary of the commencement of any deferral period (unless such deferral period has terminated earlier) and (ii) the day on which the Federal Reserve notifies CSC in writing that it no longer disapproves of its intention to both issue and sell qualifying APM securities and apply the net proceeds from such sale to pay deferred interest on the junior subordinated notes.

The occurrence and continuation of a supervisory event will excuse CSC from its obligation to use commercially reasonable efforts to issue and sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated notes and will permit it to pay deferred interest using cash from any other source without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit CSC to issue and sell qualifying APM securities but to prohibit it from applying the proceeds to pay deferred interest on the junior subordinated notes. A supervisory event can only occur so long as CSC is subject to the supervision and regulation of the Federal Reserve.

CSC will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to the property trustee) no more than 15 business days, and no less than 10 business days, in advance of that interest payment date certifying that:

➢	a market disruption event or (so long as CSC is subject to the supervision and regulation of the Federal Reserve) a supervisory event existed after the immediately preceding interest payment date; and

➢	any of:

➢

the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which CSC provides the certification;

Description of the junior subordinated notes

➢

the market disruption event or supervisory event continued for only part of this period, but CSC was unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest; or

➢	the supervisory event prevents CSC from applying the net proceeds of sales of qualifying APM securities to pay deferred interest on such interest payment date.

Although CSC’s failure to comply with its obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the junior subordinated notes and the trust preferred securities will be limited in such circumstances as are described under “Risk Factors—Risks Related to the Trust Preferred Securities and the Junior Subordinated Notes—The property trustee, as the registered holder of the junior subordinated notes on behalf of the trust, has only limited rights of acceleration.”

If, due to a market disruption event or otherwise, CSC were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded amounts thereon) on any interest payment date, it will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the share cap amount, the common equity issuance cap and the preferred stock issuance cap, and each holder of trust preferred securities will be entitled to receive a pro rata share of any amounts received on the junior subordinated notes. If CSC has outstanding parity securities under which it is obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions on such parity securities, then on any date and for any period the amount of net proceeds received by it from those sales and available for payment of the deferred interest and distributions shall be applied to the junior subordinated notes and those other parity securities on a pro rata basis up to the share cap amount, the common equity issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts of accrued and unpaid deferred interest or distributions that are due on the junior subordinated notes and such securities at such time, or, so long as CSC is subject to the supervision and regulation of the Federal Reserve, on such other basis as the Federal Reserve may approve.

MARKET DISRUPTION EVENTS

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

➢

trading in securities generally (or in CSC’s common stock or preferred stock specifically) on any national securities exchange, or in the over-the-counter market, on which CSC’s common stock and/or preferred stock is then listed or traded (currently The NASDAQ Global Select Market for CSC’s common stock) shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, CSC’s qualifying APM securities or qualifying capital securities, as described under “Replacement of Capital Covenant”, as the case may be;

➢

CSC would be required to obtain the consent or approval of its stockholders or a regulatory body (including any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to its

Description of the junior subordinated notes

repayment obligations described under “—Repayment of Principal”, as the case may be, and that consent or approval has not yet been obtained notwithstanding its commercially reasonable efforts to obtain that consent or approval;

➢

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, CSC’s qualifying APM securities or qualifying capital securities, as the case may be;

➢

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, CSC’s qualifying APM securities or qualifying capital securities, as the case may be;

➢

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, CSC’s qualifying APM securities or qualifying capital securities, as the case may be;

➢

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, CSC’s qualifying APM securities or qualifying capital securities, as the case may be;

➢

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in CSC’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either:

➢	the disclosure of that event at such time, in CSC’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business; or

➢

the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would, in CSC’s reasonable judgment, impede its ability to consummate that transaction;

provided that no single suspension period described in this bullet point shall exceed 90 consecutive days and multiple suspension periods described in this bullet point shall not exceed an aggregate of 180 days in any 360-day period; or

➢

CSC reasonably believes that the offering document for the offer and the sale of its qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet point) and it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period of the type described in this bullet point shall exceed 90 consecutive days and multiple suspension periods of the type described in this bullet point shall not exceed an aggregate of 180 days in any 360-day period.

REPAYMENT OF PRINCIPAL

CSC must repay the principal amount of the junior subordinated notes, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. The scheduled

Description of the junior subordinated notes

maturity date is November 15, 2037; if that date is not a business day, it will be postponed until the immediately succeeding business day.

CSC’s obligation to repay the junior subordinated notes on the scheduled maturity date is limited. The indenture requires that CSC repay the principal amount of the junior subordinated notes on the scheduled maturity date to the extent of the net proceeds it has received from the issuance of qualifying capital securities, as these terms are defined under “Replacement Capital Covenant”, during a 180-day period ending on a notice date not more than 30 business days, and not less than 10 business days, prior to the scheduled maturity date. If CSC has not sold sufficient qualifying capital securities to permit repayment of the entire principal amount of the junior subordinated notes on the scheduled maturity date and has not otherwise voluntarily redeemed the junior subordinated notes, the unpaid amount will remain outstanding. Moreover, CSC may only pay deferred interest on the junior subordinated notes out of the net proceeds from the sale of qualifying APM securities, subject to the exceptions set forth under “—Alternative Payment Mechanism.” CSC will be required to repay the unpaid principal amount of the junior subordinated notes on each subsequent interest payment date to the extent of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption in full of the junior subordinated notes, an event of default that results in acceleration of the junior subordinated notes, and November 15, 2067, which is the “final repayment date” for junior subordinated notes. CSC’s right to redeem, repay or purchase junior subordinated notes or trust preferred securities prior to the final repayment date is subject to its covenant described under “Replacement Capital Covenant” for so long as that covenant is in effect. That covenant is scheduled to terminate on November 15, 2047.

The indenture obligates CSC to use its commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 30 business days, and not less than 10 business days, prior to the scheduled maturity date to permit repayment of the junior subordinated notes in full on this date in accordance with the above requirement. If CSC is unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, the indenture also obligates it to use its commercially reasonable efforts (except as described below) to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment on the next interest payment date, and on each interest payment date thereafter, until it repays the junior subordinated notes in full, or it redeems the junior subordinated notes in full, or an event of default that results in acceleration of the junior subordinated notes occurs or until the final repayment date. CSC’s failure to use its commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will any such failure be an event of default under the indenture or give rise to a right of acceleration or similar remedy.

Although, under the replacement capital covenant, the principal amount of junior subordinated notes that CSC may redeem or repay at any time on or after the scheduled maturity date may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities in addition to qualifying capital securities, CSC is not required under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation. CSC is also not required to use the net proceeds from the sale of securities other than qualifying capital securities, if any, to repay the junior subordinated notes on the scheduled maturity date, or, if applicable, thereafter. In addition, CSC’s subsidiaries are not required to issue any securities in order to repay the junior subordinated notes and CSC is not required to use the proceeds from any sale of securities by its subsidiaries to repay the junior subordinated notes.

Description of the junior subordinated notes

CSC will deliver to the indenture trustee a notice of repayment at least 10 business days, but not more than 30 business days, before the scheduled maturity date. If any junior subordinated notes are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

CSC generally may amend or supplement the replacement capital covenant without the consent of the holders of the junior subordinated notes or the trust preferred securities. However, with respect to qualifying capital securities, CSC has agreed in the indenture for the junior subordinated notes that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities used to determine whether or to what extent the repayment, redemption or purchase of the junior subordinated notes or trust preferred securities is permitted, except with the consent of holders of a majority by liquidation amount of the trust preferred securities or, if the junior subordinated notes have been distributed by the trust, a majority by principal amount of the junior subordinated notes.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under currently applicable guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the trust preferred securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated notes as described above since, in this case, the redemption would not be an early redemption but would be pursuant to CSC’s contractual obligation to repay the junior subordinated notes. These approval provisions apply only so long as CSC is subject to the supervision and regulation of the Federal Reserve.

“Commercially reasonable efforts” to sell qualifying capital securities means commercially reasonable efforts to complete the offer and sale of qualifying capital securities in public offerings or private placements to third parties that are not subsidiaries of CSC. CSC will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if it determines not to pursue or complete such sale due solely to pricing, coupon, dividend rate or dilution considerations.

CSC will be excused from its obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the junior subordinated notes if it provides written certification to the indenture trustee (which certification will be forwarded by the indenture trustee to the property trustee) no more than 15 business days, and no less than 10 business days, in advance of the required maturity date certifying that:

➢

a market disruption event existed during the 180-day period preceding the date of the certificate or, in the case of any required maturity date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

➢	either:

➢	the market disruption event continued for the entire 180- or 30-day period, as the case may be; or

➢

the market disruption event continued for only part of the period, but CSC was unable after commercially reasonable efforts to sell sufficient qualifying capital securities during the rest of that period to permit repayment of the junior subordinated notes in full.

Payments in respect of the junior subordinated notes on and after the scheduled maturity date will be applied:

➢	first, to pay the deferred interest to the extent of eligible proceeds under the alternative payment mechanism;

Description of the junior subordinated notes

➢	second, to pay the current interest that CSC is not paying from other sources; and

➢

third, to repay the principal of the junior subordinated notes; provided that, if CSC is obligated to sell qualifying capital securities and make payments of principal on any outstanding parity securities in addition to the junior subordinated notes in respect thereof, then on any date and for any period the amount of net proceeds received by CSC from those sales and available for such payments shall be applied first to parity securities having an earlier scheduled maturity date than the junior subordinated notes, and then to the junior subordinated notes and those other parity securities having the same scheduled maturity date as the junior subordinated notes pro rata in accordance with their respective outstanding principal amounts and no such payment will be made on any other parity securities having a later scheduled maturity date until the principal of the junior subordinated notes has been paid in full, except to the extent permitted under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” and the last paragraph under “—Alternative Payment Mechanism.”

If CSC raises less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180- or 30-day period, CSC will not be required to repay any junior subordinated notes on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which it has raised at least $5 million of net proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since it last repaid any principal amount of junior subordinated notes), it will be required to repay interest and a principal amount of the junior subordinated notes equal to the entire net proceeds from the sale of qualifying capital securities during such 180-day or shorter period.

Any principal amount of the junior subordinated notes, together with accrued and unpaid interest, will be due and payable on November 15, 2067 (or if that date is not a business day, the following business day), which is the “final repayment date” for the junior subordinated notes, regardless of the amount of qualifying capital securities or qualifying APM securities CSC has issued and sold by that time.

REDEMPTION

The junior subordinated notes are:

➢	repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal”;

➢	redeemable at CSC’s option, at any time; and

➢	not subject to any sinking fund or similar provisions.

Any redemption or repayment of the junior subordinated notes prior to the termination of the replacement capital covenant is subject to CSC’s obligations thereunder as described under “Replacement Capital Covenant.” The replacement capital covenant is scheduled to terminate on November 15, 2047. Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of trust preferred securities included in regulatory capital. However, under currently applicable guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the trust preferred securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated notes since, in this case, the redemption would not be an early redemption but would be pursuant to CSC’s contractual obligation to repay the junior subordinated notes, subject to the limitations described under “—Repayment of Principal”, on the scheduled maturity date. These approval provisions shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve.

Description of the junior subordinated notes

The redemption price will be 100% of the principal amount of junior subordinated notes to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption:

➢	in whole or in part on November 15, 2017 (or, if such day is not a business day, on the next business day);

➢	in whole but not in part at any time within 90 days after the occurrence of a capital treatment event or investment company event;

➢	in whole but not in part at any time after November 15, 2017 and within 90 days after the occurrence of a tax event or rating agency event; or

➢	in whole or in part at any time on or after November 15, 2037.

In all other cases, the redemption price, which CSC refers to as the “make-whole redemption price”, will be the greater of:

➢	100% of the principal amount of junior subordinated notes being redeemed; and

➢	an amount calculated as follows:

➢

in the case of a redemption prior to November 15, 2017 (which assumes that CSC would have otherwise redeemed the junior subordinated notes on November 15, 2017), the sum of the present values of the principal amount of the junior subordinated notes and each interest payment on the junior subordinated notes that would have been payable from the date of redemption to and including November 15, 2017 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from November 15, 2017 or the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread; and

➢

in the case of a redemption after November 15, 2017 and prior to, but not including November 15, 2037, the sum of the present values of the principal amount of the junior subordinated notes and each interest payment on the junior subordinated notes that would have been payable from the date of redemption to and including November 15, 2037, assuming that the junior subordinated notes accrue interest at a rate equal to the interest rate applicable to the immediately preceding interest period (not including any portion of such payments of interest accrued as of the date of redemption), discounted from November 15, 2037 or the applicable interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the three-month LIBOR rate applicable to the immediately preceding interest period minus the applicable spread;

plus in each case accrued and unpaid interest to the date of redemption.

For these purposes, “applicable spread” means:

➢	in the case of a redemption of all outstanding junior subordinated notes prior to November 15, 2017 within 90 days after the occurrence of a tax event or rating agency event, %;

➢	in the case of any other redemption prior to November 15, 2017, %; and

➢	in the case of a redemption after November 15, 2017 and prior to November 15, 2037, %.

A “capital treatment event” means CSC’s reasonable determination that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or

Description of the junior subordinated notes

regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the trust preferred securities, there is more than an insubstantial risk that CSC will not be entitled to treat an amount equal to the aggregate liquidation amount of the trust preferred securities as “Tier 1 capital” (or its equivalent at the time) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to CSC. A capital treatment event can only occur so long as CSC is subject to the supervision and regulation of the Federal Reserve.

An “investment company event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the trust preferred securities, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

A “tax event” means that CSC has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

➢

amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the trust preferred securities;

➢	proposed change in those laws or regulations that is announced after the initial issuance of the trust preferred securities;

➢

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the trust preferred securities; or

➢

threatened challenge asserted in writing in connection with an audit of the trust, CSC or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated notes or the trust preferred securities;

there is more than an insubstantial increase in risk that:

➢	the trust is or will be subject to United States federal income tax with respect to income received or accrued on the junior subordinated notes;

➢	interest payable by CSC on the junior subordinated notes is not, or will not be, deductible by CSC, in whole or in part, for United States federal income tax purposes; or

➢	the trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

A “rating agency event” means an amendment, clarification or change has occurred with respect to securities such as the junior subordinated notes in the equity criteria of any nationally recognized

Description of the junior subordinated notes

statistical rating organization, within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for CSC (a “rating agency”), which amendment, clarification or change results in a lower equity credit for the junior subordinated notes than the then respective equity credit assigned by such rating agency or its predecessor on the closing date of this offering.

“Trading day” means a day on which CSC’s common stock is traded on the Nasdaq Global Select Market, or if not then listed on the Nasdaq Global Select Market, a day on which CSC’s common stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which CSC’s common stock is quoted in the over-the-counter market.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated notes being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for United States Government Securities”, except that (i) if that release (or any successor release) is not published or does not contain that price information on that trading day or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means UBS Securities LLC (or its successor) or, if UBS Securities LLC (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary United States Government securities dealer, another nationally recognized investment banking firm that is a primary United States Government securities dealer specified by CSC for these purposes.

CSC will notify the trust of the make-whole redemption price promptly after the calculation thereof and the indenture trustee will have no responsibility for calculating the make-whole redemption price.

At least 30 days, but not more than 60 days, before the redemption date for any junior subordinated notes, CSC will mail a notice of redemption to:

➢	if the property trustee, on behalf of the trust, is the sole holder of the junior subordinates notes, to the property trustee and the Delaware trustee; and

➢	if the property trustee, on behalf of the trust, is not the sole holder of the junior subordinated notes, to each registered holder of the junior subordinated notes at the holder’s registered address.

Unless CSC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated notes or portions thereof called for redemption.

CSC may not redeem the junior subordinated notes in part if the principal amount has been accelerated and such acceleration has not been rescinded, unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding junior subordinated notes for all interest periods terminating on or before the redemption date.

Description of the junior subordinated notes

In the event of any redemption, neither CSC nor the indenture trustee will be required to:

➢

issue, register the transfer of, or exchange, junior subordinated notes during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated notes and ending at the close of business on the day of mailing of notice of redemption; or

➢	transfer or exchange any junior subordinated notes so selected for redemption, except, in the case of any junior subordinated notes being redeemed in part, any portion thereof not to be redeemed.

SUBORDINATION

CSC’s obligations to pay interest on, and principal of, the junior subordinated notes are subordinate and junior in right of payment and upon CSC’s liquidation to all its senior debt (as defined below), whether now outstanding or subsequently incurred and will rank pari passu with CSC’s trade accounts payable and any debt that by its terms ranks pari passu with the junior subordinated notes. The junior subordinated notes will also be structurally subordinated to all liabilities of CSC’s subsidiaries.

For purposes of the junior subordinated notes, “senior debt” means the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to CSC whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1)	debt for money CSC has borrowed;

(2)	debt of CSC that is evidenced by a bond, note, debt security, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3)	debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure CSC’s obligations;

(4)	any debt of others described in the preceding clauses (1) through (3) which CSC has guaranteed or for which CSC is otherwise liable;

(5)	debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on CSC’s property;

(6)	CSC’s obligation as lessee under any lease of property which is reflected on CSC’s balance sheet as a capitalized lease;

(7)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8)	CSC’s obligations to make payments under the terms of financial instruments such as securities contracts, interest rate swaps, foreign currency exchange contracts, derivative instruments and other similar financial instruments.

Description of the junior subordinated notes

For purposes of the junior subordinated notes, senior debt excludes the following:

➢	the guarantee of the trust preferred securities;

➢

any indebtedness or guarantee that is by its terms is pari passu with the junior subordinated notes and, so long as CSC is subject to the supervision and regulation of the Federal Reserve, the issuance of which, in the case of this bullet point only:

➢	has received the concurrence or approval of the staff of the Federal Reserve Bank; or

➢

does not at the time of issuance prevent the junior subordinated notes from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of CSC’s Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve; and

➢	trade accounts payable and other accrued liabilities arising in the ordinary course of business (other than any liabilities described in clauses (1) through (8) above).

No change in the subordination of the junior subordinated notes in a manner adverse to holders of the junior subordinated notes will be effective against any holder without its consent.

All liabilities of CSC’s subsidiaries, including trade accounts payable and accrued liabilities arising in the ordinary course of business, are effectively senior to the junior subordinated notes to the extent of the assets of such subsidiaries. At June 30, 2007, CSC had approximately $384 million of outstanding senior debt, excluding obligations under letters of credit, swap contracts, guarantees and derivative contracts, but including capital leases. In addition, on September 14, 2007, CSC issued $250 million of medium-term notes. At June 30, 2007, CSC’s subsidiaries (other than U.S. Trust, which was a discontinued operation) had no direct borrowings other than obligations under letters of credit and had banking deposit liabilities of approximately $12 billion and interest-bearing brokerage client cash balances of approximately $14 billion. At June 30, 2007, CSC’s subsidiaries (other than U.S. Trust, which was a discontinued operation) had obligations under letters of credit of approximately $1.3 billion.

In addition, so long as CSC is subject to the supervision and regulation of the Federal Reserve, CSC will not incur any additional indebtedness for borrowed money that ranks pari passu with the junior subordinated notes except in compliance with applicable Federal Reserve regulations and guidelines.

No payments of principal (or premium, if any) or interest, if any, in respect of the junior subordinated notes may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity of such senior debt, or if any judicial proceeding shall be pending with respect to any such default.

If CSC is the subject of certain events of bankruptcy, insolvency or reorganization proceedings, CSC will seek to first pay in full all senior and subordinated debt, including any interest accrued after the events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated notes. In such an event, it will pay or deliver directly to the holders of senior and subordinated debt, and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the junior subordinated notes. CSC will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until it has paid all senior and subordinated debt,

Description of the junior subordinated notes

including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, CSC may make payments or distributions on the junior subordinated notes so long as:

➢	the payments or distributions consist of securities issued by CSC or another company in connection with a plan of reorganization or readjustment; and

➢

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated notes.

If such events in bankruptcy, insolvency or reorganization occur, after CSC has paid in full all amounts owed on senior and subordinated debt, the holders of junior subordinated notes together with the holders of any of its other obligations ranking equally with the junior subordinated notes will be entitled to receive from CSC’s remaining assets any principal or interest due at that time on the junior subordinated notes and such other obligations before it makes any payment or other distribution on account of any of its capital stock or obligations ranking junior to the junior subordinated notes.

If CSC violates the indenture by making a payment or distribution to holders of the junior subordinated notes before CSC has paid all the senior and subordinated debt in full, then such holders of the junior subordinated notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing CSC’s assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated notes will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

➢	the payments or distributions consist of securities issued by CSC or another company in connection with a plan of reorganization or readjustment; and

➢

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated notes.

Because of the subordination of the junior subordinated notes, if CSC becomes insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the junior subordinated notes having a claim pursuant to those securities may receive less, ratably, than CSC’s other creditors, including trade creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the junior subordinated notes.

CSC may modify or amend the indenture as provided under “—Modification of Indenture.” However, any such modification or amendment of the indenture relating to the subordination of the junior subordinated notes in a manner that would adversely affect the holders of senior and subordinated debt requires the consent of the holders of all senior and subordinated debt outstanding.

The indenture places no limitation on the amount of senior and subordinated debt that CSC may incur. CSC expects from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Description of the junior subordinated notes

LIMITATION ON CLAIMS IN THE EVENT OF BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP

The indenture provides that a holder of junior subordinated notes, by that holder’s acceptance of the junior subordinated notes, agrees that if CSC is the subject of certain events of bankruptcy, insolvency or receivership prior to its redemption or repayment of the junior subordinated notes, the holder will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (i) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid (including compounded interest thereon) and (ii) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and unconverted mandatorily convertible preferred stock that CSC has applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of junior subordinated notes is deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (i), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked equally with the interests of the holders, if any, of qualifying preferred stock.

PAYMENT; EXCHANGE; TRANSFER

If the trust is terminated and the junior subordinated notes are distributed to the holders of the trust preferred securities, CSC will appoint a paying agent from whom holders of junior subordinated notes can receive payment of the principal of and interest on the junior subordinated notes. It may elect to pay any interest on the junior subordinated notes by mailing a check to the person listed as the owner of the junior subordinated notes in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of CSC’s affiliates may serve as the paying agent under the indenture. The paying agent will pay interest on the junior subordinated notes:

➢	on an interest payment date, to the person in whose name that junior subordinated note is registered at the close of business on the record date relating to that interest payment date; and

➢	on the date of maturity or earlier redemption or repayment, to the person who surrenders such junior subordinated notes at the paying agent’s office.

Any money that CSC pays to a paying agent for the purpose of making payments on the junior subordinated notes and that remains unclaimed two years after the payments were due will, at its request, be returned to CSC, and after that time any holder of such junior subordinated notes can only claim such payments on such junior subordinated notes from CSC.

Any junior subordinated notes can be exchanged for other junior subordinated notes so long as such other junior subordinated notes are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated notes that were surrendered for exchange. The junior subordinated notes may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by CSC for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated notes, but CSC may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated notes. CSC may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by CSC where holders can surrender the junior subordinated notes for registration of transfer or exchange. However, CSC will be required to maintain an office or agency in each place of payment for the junior subordinated notes.

Description of the junior subordinated notes

DENOMINATIONS

The junior subordinated notes will be issued only in registered form, without coupons, in denominations of $1,000 or multiples of $1,000.

LIMITATION ON MERGERS AND SALES OF ASSETS

The indenture prohibits CSC from consolidating with or merging into another corporation or transferring its properties and assets substantially as an entirety to another person unless:

➢	the entity formed by the consolidation or into which CSC merges, or to which CSC transfers its properties and assets:

➢	is a corporation, organized and existing under the laws of the United States, any state of the United States or the District of Columbia; and

➢	expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated notes, and the performance of CSC’s other covenants under the indenture;

➢

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing under the indenture; and

➢	certain other conditions as prescribed in the indenture are met.

If CSC consolidates or merges with or into any other entity or sells or leases all or substantially all of its assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for CSC in the indenture with the same effect as if the resulting or acquiring entity had been an original party to the indenture. As a result, the successor entity may exercise CSC’s rights and powers under the indenture, in CSC’s name and, except in the case of a lease of all or substantially all of its properties and assets, CSC will be released from all of its liabilities and obligations under the indenture and under the junior subordinated notes.

EVENTS OF DEFAULT; WAIVER AND NOTICE

The following events are “events of default” with respect to the junior subordinated notes:

➢

default in the payment of interest, including compounded interest, in full on any junior subordinated notes for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

➢	specified events of bankruptcy, insolvency or reorganization of CSC; or

➢

so long as CSC is subject to the supervision and regulation of the Federal Reserve, receivership of a major subsidiary depository institution of CSC within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, Schwab Bank is CSC’s only major subsidiary depository institution.

The indenture for the junior subordinated notes provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after any such default or event of default becomes actually known to a responsible officer of the indenture trustee. However, except in the cases of a default or an event of default in payment on the junior subordinated notes, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

Description of the junior subordinated notes

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated notes may declare the entire principal and all accrued but unpaid interest on all junior subordinated notes to be due and payable immediately. If the indenture trustee or the holders of junior subordinated notes do not make this declaration and the junior subordinated notes are beneficially owned by the trust or a trustee of the trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the trust preferred securities shall have this right.

The holders of not less than a majority of the aggregate principal amount of the outstanding junior subordinated notes can, subject to certain conditions, rescind the declaration. If the holders of the junior subordinated notes do not rescind the declaration and the junior subordinated notes are beneficially owned by the trust or the property trustee of the trust, the holders of at least a majority in aggregate liquidation amount of the trust preferred securities can, subject to certain conditions, rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes may waive any past default, except:

➢	a default in payment of principal or interest (including any compounded interest); or

➢	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated note.

If the junior subordinated notes are beneficially owned by the trust or a trustee of the trust, any waiver of a past default requires the consent of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities.

The holders of a majority in principal amount of the junior subordinated notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to an event of default.

CSC is required to file an officer’s certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the junior subordinated notes are beneficially owned by the trust or a trustee of the trust, a holder of trust preferred securities may institute a legal proceeding directly against CSC if it breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “—Repayment of Principal”, in each case except if a market disruption event occurs or if it fails to make interest or other payments on the junior subordinated notes when due, taking into account any deferral period. Under these circumstances, a holder of trust preferred securities may bring a direct action without first:

➢	directing the property trustee to enforce the terms of the junior subordinated notes; or

➢	suing CSC to enforce the property trustee’s rights under the junior subordinated notes.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the trust preferred securities without the consent of all of the holders.

CSC will not enter into any supplemental indenture with the trustee to add any additional event of default with respect to the junior subordinated notes without the consent of the holders of at least a majority in aggregate principal amount of outstanding junior subordinated notes.

Description of the junior subordinated notes

ACTIONS NOT RESTRICTED BY INDENTURE

The indenture does not contain restrictions on CSC’s ability to:

➢	incur, assume or become liable for any type of debt or other obligation;

➢	create liens on its property for any purpose; or

➢

pay dividends or make distributions on its capital stock or repurchase or redeem its capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require CSC to repurchase, or redeem or modify the terms of any of the junior subordinated notes upon a change of control or other event involving it that may adversely affect the creditworthiness of the junior subordinated notes.

The alternative payment mechanism, which is implemented through CSC’s covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require CSC to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the junior subordinated notes so long as CSC is subject to the supervision and regulation of the Federal Reserve.

NO PROTECTION IN THE EVENT OF A HIGHLY LEVERAGED TRANSACTION

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

DISTRIBUTION OF CORRESPONDING ASSETS

If the junior subordinated notes are owned by the trust, under circumstances involving the termination of the trust, the junior subordinated notes may be distributed to the holders of the trust preferred securities in liquidation of the trust after satisfaction of the trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Notes to Holders.”

If the junior subordinated notes are distributed to the holders of trust preferred securities, CSC anticipates that the depositary arrangements for the junior subordinated notes will be substantially identical to those in effect for the trust preferred securities. See “Clearance and Settlement.”

MODIFICATION OF INDENTURE

Under the indenture, certain of CSC’s rights and obligations and certain of the rights of holders of the junior subordinated notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated notes. However, the following modifications and amendments will not be effective against any holder of the junior subordinated notes without its consent:

➢	a change in the stated maturity date of any payment of principal or interest (including any compounded interest), including the scheduled maturity date and the final repayment date;

➢	a change in the manner of calculating payments due on the junior subordinated notes;

Description of the junior subordinated notes

➢	a reduction in any principal amount, premium or interest, on the junior subordinated notes;

➢	a change in the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on the junior subordinated notes is payable;

➢	a limitation of a holder’s right to sue CSC for the enforcement of payments due on the junior subordinated notes;

➢

a reduction in the percentage of outstanding junior subordinated notes required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

➢	a reduction in the requirements contained in the indenture for quorum or voting;

➢	a change in the subordination of the junior subordinated notes in a manner adverse to holders; and

➢	a modification of any of the foregoing requirements contained in the indenture.

Modification of the indenture is subject to the following consent requirements:

➢

if the consent of the holder of each outstanding junior subordinated note is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the trust preferred securities;

➢

the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated notes may, on behalf of all holders of the junior subordinated notes, waive compliance by CSC with certain covenants or conditions contained in the indenture; and

➢

if the junior subordinated notes are held by or on behalf of the trust, no modification may be made that adversely affects the holders of the trust preferred securities in any material respect, no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective, without the prior consent of a majority in liquidation amount of the trust preferred securities.

CSC and the indenture trustee may execute, without the consent of any holder of junior subordinated notes, any supplemental indenture for the purposes of:

➢	evidencing the succession of another corporation to CSC, and the assumption by such successor of its covenants contained in the indenture and the junior subordinated notes;

➢	transferring any property to the indenture trustee or surrendering any of CSC’s rights or powers under the indenture;

➢	adding covenants of CSC for the benefit of the holders of the junior subordinated notes;

➢	adding any additional events of default for the junior subordinated notes;

➢	providing for the issuance of additional junior subordinated notes in accordance with the provisions of the indenture;

➢	providing any guarantee of the junior subordinated notes;

➢	changing or eliminating any provision of the indenture, provided that the change or elimination does not apply to the junior subordinated notes;

➢	curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, provided that such modification

Description of the junior subordinated notes

shall not adversely affect the interests of the holders of the junior subordinated notes in any material respect or if the junior subordinated notes are beneficially owned by the trust and for so long as any of the trust preferred securities shall remain outstanding, the holders of the trust preferred securities;

➢	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the junior subordinated notes;

➢	complying with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act; or

➢	conforming the terms of the indenture and the junior subordinated notes to the description of the junior subordinated notes in this prospectus supplement, in the manner provided in the indenture.

CSC may, without the consent of the holders of the trust preferred securities or the junior subordinated notes, amend the first supplemental indenture to:

➢

eliminate common stock and/or mandatorily convertible preferred stock from the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism if, after the issue date of the trust preferred securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to amend such definition would result in a reduction in CSC’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States; and

➢	increase the share cap amount.

FURTHER ISSUES

If the trust issues additional trust preferred securities, then CSC will issue an aggregate principal amount of additional junior subordinated notes equal to the aggregate liquidation amount of additional trust preferred securities issued by the trust.

GOVERNING LAW

The indenture and the junior subordinated notes will be governed by, and construed in accordance with, the laws of the State of California.

THE INDENTURE TRUSTEE

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions and other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of its powers under the indenture at the request, order or direction of any holders of junior subordinated notes unless offered indemnification reasonably satisfactory to it. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Description of the guarantee

The following is a brief description of the terms of the guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the guarantee, which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from CSC.

GENERAL

The following payments on the trust preferred securities and the trust common securities, also referred to as the “guarantee payments”, if not fully paid by the trust, will be paid by CSC under a guarantee that CSC has executed and delivered for the benefit of the holders of trust preferred securities and the trust common securities. Pursuant to the guarantee, CSC will irrevocably, fully and unconditionally agree to pay, on a junior subordinated basis to the extent described herein, the following guarantee payments, without duplication:

➢	any accumulated and unpaid distributions required to be paid on the trust preferred securities and the trust common securities, to the extent the trust has funds available to make the payment;

➢	the redemption price for any trust preferred securities and the trust common securities called for redemption by the trust, to the extent the trust has funds available to make the payment; and

➢

upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of the junior subordinated notes to the holders of the trust preferred securities and the trust common securities, the lesser of:

➢

the aggregate of the $1,000 liquidation amount per trust preferred security or trust common security and all accumulated and unpaid distributions on the trust preferred securities and the trust common securities to the date of payment, to the extent the trust has funds available to make the payment; and

➢

the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities and the trust common securities upon liquidation of the trust, after payment to creditors of the trust as required by applicable law.

CSC’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by CSC to the holders of the trust preferred securities and the trust common securities or by causing the trust to pay the amounts to such holders.

If CSC does not make a required payment on the junior subordinated notes, the trust will not have sufficient funds to make the related payments on the trust preferred securities and the trust common securities. The guarantee does not cover payments on the trust preferred securities and the trust common securities when the trust does not have sufficient funds to make these payments. If CSC does not pay any amounts on the junior subordinated notes when due, holders of the trust preferred securities and the trust common securities will have to rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated notes or proceed directly against CSC for payment of any amounts due on the junior subordinated notes. See “—Status of the Guarantee”, “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” and “Relationship among the Trust Preferred Securities, Junior Subordinated Notes and Guarantee.” Because CSC is a holding company, its rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or

Description of the guarantee

reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that CSC may itself be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by CSC of other secured or unsecured indebtedness. CSC expects from time to time to incur additional indebtedness constituting senior debt.

The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Trust Company, N.A. will act as “guarantee trustee” for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities and the trust common securities.

EFFECT OF THE GUARANTEE

The guarantee, when taken together with CSC’s obligations under the indenture and the trust’s obligations under the trust agreement, including CSC’s obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the trust preferred securities and the trust common securities, has the effect of providing a full and unconditional guarantee on a junior subordinated basis of payments due on the trust preferred securities and the trust common securities. See “Relationship among the Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

Upon the occurrence of a payment default on the junior subordinated notes, the rights of the holders of the trust common securities to payments under the guarantee will be subordinated to the rights of the holders of trust preferred securities.

STATUS OF THE GUARANTEE

The guarantee will be unsecured and will rank:

➢	subordinate and junior in right of payment to all of CSC’s senior and subordinated debt in the same manner as the junior subordinated notes as set forth in the indenture; and

➢

equally with (i) the junior subordinated notes, (ii) all other guarantees that CSC issues in the future for payments on trust preferred securities and the trust common securities to the extent the related subordinated notes by their terms rank equally with the junior subordinated notes, (iii) subordinated notes that CSC issues in the future to the extent that by their terms rank equally with the junior subordinated notes and (iv) any of its other present or future obligations that by their terms rank equally with such guarantee.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce the guaranteed party’s rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the trust preferred securities and the trust common securities.

AMENDMENTS AND ASSIGNMENT

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and the common securities. The approval of holders of the trust preferred securities and the common securities will not be required, however, for any changes that do not adversely affect the rights of those holders in any material respect.

All guarantees and agreements contained in the guarantee will bind CSC’s successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities and the trust common securities then outstanding.

Description of the guarantee

TERMINATION OF THE GUARANTEE

The guarantee will terminate:

➢	upon full payment of the redemption price of all the trust preferred securities and trust common securities;

➢	upon the distribution of the junior subordinated notes in exchange for all of the trust preferred securities and trust common securities; or

➢	upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities or trust common securities must restore payment of any sums previously received under the trust preferred securities, the trust common securities or the guarantee.

EVENTS OF DEFAULT

An event of default under the guarantee will occur (i) if CSC fails to perform any payment obligation or (ii) if it fails to perform any other obligation under the guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the trust preferred securities and the trust common securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust preferred securities or trust common securities may institute a legal proceeding directly against CSC to enforce the guarantee trustee’s rights and CSC’s obligations under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, CSC is required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all applicable conditions and covenants under the guarantee.

The guarantee provides that the guarantee trustee must give holders of trust securities notice of all events of default within 90 days after any such event of default becomes actually known to a responsible officer of the guarantee trustee, unless cured. However, except in the case of an event of default in payment of a guarantee payment, the guarantee trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee is obligated to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities, unless it is offered adequate security and indemnity as would satisfy a reasonable person in the position of the guarantee trustee to it against the costs, expenses and liabilities that might be incurred thereby.

Description of the guarantee

CSC and its affiliates may maintain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Relationship among the trust preferred securities, junior subordinated notes and guarantee

As set forth in the trust agreement, the exclusive purposes of the trust are:

➢	issuing the trust preferred securities and the trust common securities representing undivided beneficial interests in the trust;

➢	investing the gross proceeds of the trust preferred securities and the trust common securities in the junior subordinated notes; and

➢	engaging in only those activities convenient, necessary or incidental thereto, including without limitation registering the transfer of trust preferred securities.

As long as payments of interest and other payments are made when due on the junior subordinated notes, those payments will be sufficient to cover the distributions and payments due on the trust preferred securities and the trust common securities. This is due to the following factors:

➢	the trust will hold an aggregate principal amount of junior subordinated notes equal to the sum of the aggregate liquidation amount of the trust preferred securities and the trust common securities;

➢	the interest rate on the junior subordinated notes will match the distribution rate on the trust preferred securities and the trust common securities;

➢	the interest and other payment dates on the junior subordinated notes will match the distribution dates for the trust preferred securities and the trust common securities;

➢

under the trust agreement, CSC will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than the trust’s direct obligations to the holders of the trust preferred securities and the trust common securities; and

➢	the trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that the trust has available funds, CSC guarantees payments of distributions and other payments due on the trust preferred securities and the trust common securities to the extent described in this prospectus supplement. If CSC does not make interest payments on the junior subordinated notes, the trust will not have sufficient funds to pay distributions on the trust preferred securities and the trust common securities. The guarantee is a junior subordinated guarantee in relation to the trust preferred securities and the trust common securities. The guarantee will provide a full and unconditional guarantee, on a junior subordinated basis, of distributions, redemption payments and liquidation payments on the trust preferred securities and trust common securities only if and to the extent that CSC has made a payment of interest or principal or other payments on the junior subordinated notes. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

CSC has the right to set off any payment that it is otherwise required to make under the indenture against any payment that it has previously made or is concurrently on the date of such payment making under the guarantee.

If CSC fails to make interest or other payments on the junior subordinated notes when due, taking into account any applicable deferral period, the trust agreement allows the holders of the trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated notes. If the

Relationship among the trust preferred securities, junior subordinated notes and guarantee property trustee fails to enforce these rights, any holder of trust preferred securities may institute a legal proceeding directly against CSC to enforce such rights without first suing the property trustee or any other person or entity.

A holder of trust preferred securities also has the right to institute a legal proceeding directly against CSC if CSC breaches its obligations to use commercially reasonable efforts to issue and sell qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to issue and sell qualifying capital securities as described under “Description of the Junior Subordinated Notes—Repayment of Principal”, in each case except if a market disruption event occurs and, in the case of the alternative payment mechanism, if a supervisory event occurs. Under these circumstances, a holder of trust preferred securities may bring a direct action without first:

➢	directing the property trustee to enforce the terms of the junior subordinated notes; or

➢	suing CSC to enforce the property trustee’s rights under the junior subordinated notes.

CSC acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the trust preferred securities and the trust common securities. If CSC fails to make payments under the guarantee, the holders of the trust preferred securities and the trust common securities may direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of trust preferred securities or trust common securities may initiate a legal proceeding directly against CSC to enforce the guarantee trustee’s rights under the guarantee. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities or trust common securities may also directly sue CSC to enforce the holder’s right to receive payment under the guarantee. The holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the trust or any other person or entity.

CSC and the trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee on a junior subordinated basis by CSC of payments due on the trust preferred securities.

LIMITED PURPOSE OF TRUST

The trust preferred securities evidence beneficial interests in the trust. A principal difference between the rights of a holder of a trust preferred security and a holder of junior subordinated notes is that a holder of junior subordinated notes would be entitled to receive from the issuer the principal amount of and interest accrued on those junior subordinated notes, while a holder of trust preferred securities is entitled to receive distributions from the trust or from CSC under the guarantee, if and to the extent the trust has funds available for the payment of those distributions.

RIGHTS UPON TERMINATION

Upon any voluntary or involuntary termination of the trust, holders of trust preferred securities will receive the distributions described under “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Notes to Holders.” Upon any voluntary or involuntary liquidation or bankruptcy of CSC, a holder of the junior subordinated notes (initially, the property trustee exclusively) would be a subordinated creditor of CSC, subordinated in right of payment to all indebtedness senior to the junior subordinated notes as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of CSC’s stockholders receive distributions.

Relationship among the trust preferred securities, junior subordinated notes and guarantee

Since CSC is the guarantor under the guarantee and has agreed under the trust agreement to pay for all costs, expenses and liabilities of the trust, other than the trust’s obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities relative to other creditors and to CSC’s stockholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the trust directly.

Replacement capital covenant

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from CSC.

At or around the time of issuance of the trust preferred securities, CSC will enter into a replacement capital covenant pursuant to which CSC will agree for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the junior subordinated notes (or in certain limited cases long-term indebtedness of CSC’s largest depository institution subsidiary, which is currently Schwab Bank) that it will not repay or defease (in this section, “repay”), or redeem or purchase, and will cause its subsidiaries not to repay, redeem or purchase, as applicable, the junior subordinated notes or trust preferred securities before November 15, 2047 (or an earlier date, in certain limited cases), unless:

➢

in the case of a redemption or purchase prior to the scheduled maturity date of the junior subordinated notes or the trust preferred securities, CSC has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; provided that this approval requirement shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve; and

➢	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of:

➢

the “applicable percentage” of the aggregate amount of net cash proceeds received by CSC and its subsidiaries from the sale of its “common stock”, “qualifying warrants”, “mandatorily convertible preferred stock”, “debt exchangeable for common equity”, “debt exchangeable for preferred equity”, “REIT preferred securities” or “qualifying capital securities” (collectively, the “replacement capital securities”) to persons other than CSC and its subsidiaries; plus

➢

the applicable percentage of the product of the current stock market price of any common stock that CSC and its subsidiaries have (i) delivered (such current stock market price determined as of the date of delivery) to persons other than CSC and its subsidiaries as consideration for property or assets in an arm’s-length transaction or (ii) issued (such current stock market price determined as of the date of issuance) to persons other than CSC and its subsidiaries in connection with the conversion of any convertible or exchangeable securities, other than securities for which it or any of its subsidiaries have received equity credit from any NRSRO (as defined below), multiplied by the number of shares of common stock so delivered or issued;

in each case since the most recent “measurement date” (without double counting proceeds received in any prior “measurement period”).

CSC’s covenants in the replacement capital covenant run only to the benefit of holders of the covered debt. The replacement capital covenant is not intended for the benefit of holders of the junior subordinated notes or the trust preferred securities and may not be enforced by them, and the replacement capital covenant is not a term of the junior subordinated indenture or the junior subordinated notes. The initial series of covered debt is CSC’s medium-term notes (the “initial covered debt”). The replacement capital covenant includes provisions requiring CSC to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. CSC will be subject to the replacement capital covenant prior to November 15, 2047, unless it is earlier terminated pursuant to the terms of the replacement capital covenant and, accordingly, will be limited in its ability to repay, redeem or purchase the junior subordinated notes or the trust preferred securities.

Replacement capital covenant

CSC may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt. CSC may, acting alone and without the consent of the holders of the then-effective series covered debt (the “covered debtholders”), amend or supplement the replacement capital covenant if:

➢

such amendment or supplement eliminates common stock, qualifying warrants, mandatorily convertible preferred stock and/or debt exchangeable for common equity as replacement capital securities and, in the case of this clause, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to so eliminate common stock, qualifying warrants, mandatorily convertible preferred stock and/or debt exchangeable for common equity as replacement capital securities would result in a reduction in CSC’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States;

➢

such amendment or supplement is not adverse to the covered debtholders and one of CSC’s officers has delivered to the covered debtholders in the manner provided for in the junior subordinated indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such covered debtholders; or

➢

the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate (subject to the first bullet point above in the circumstances where it applies) certain of, the types of securities qualifying as replacement capital securities, and one of CSC’s officers has delivered to the holders of the covered debtholders in the manner provided for in the junior subordinated indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect.

For the avoidance of doubt, an amendment or supplement that adds new types of qualifying capital securities or modifies the requirements of the qualifying capital securities described herein would not be adverse to the rights of the covered debtholders if, following such amendment or supplement, the replacement capital covenant would satisfy clause (ii) of the definition of qualifying replacement capital covenant found below. CSC will agree in the junior subordinated indenture, however, that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that it may include for purposes of determining when repayment, redemption or purchase of the junior subordinated notes or the trust preferred securities is permitted, except with the consent of the holders of a majority by liquidation amount of the trust preferred securities or, if the junior subordinated notes have been distributed by the trust, a majority by principal amount of the junior subordinated notes.

For purposes of the replacement capital covenant, the term “repay” includes the defeasance by CSC of the junior subordinated notes as well as the satisfaction and discharge of its obligations under the junior subordinated indenture with respect to the junior subordinated notes.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the junior subordinated notes occurs, among other things.

The following terms, as used in this description of the replacement covenant, have the meanings indicated:

“Applicable percentage” means:

➢	in the case of any “common stock” or “qualifying warrants”, (i) 133.33% with respect to any repayment, redemption or purchase prior to November 15, 2017, (ii) 200% with respect to any

Replacement capital covenant

repayment, redemption or purchase on or after November 15, 2017 and prior to November 15, 2037 and (iii) 400% with respect to any repayment, redemption or purchase on or after November 15, 2037;

➢

in the case of any “mandatorily convertible preferred stock”, “debt exchangeable for common equity”, “debt exchangeable for preferred equity”, “REIT preferred securities” or any “qualifying capital securities” described in the first bullet point of the definition of that term, (i) 100% with respect to any repayment, redemption or purchase prior to November 15, 2017, (ii) 150% with respect to any repayment, redemption or purchase on or after November 15, 2017 and prior to November 15, 2037 and (iii) 300% with respect to any repayment, redemption or purchase on or after November 15, 2037;

➢

in the case of any “qualifying capital securities” described in the second bullet point of the definition of that term, (i) 100% with respect to any repayment, redemption or purchase prior to November 15, 2037 and (ii) 200% with respect to any repayment, redemption or purchase on or after November 15, 2037; and

➢	in the case of any “qualifying capital securities” described in the third bullet point of the definition of that term, 100%.

“Common stock” means (i) CSC’s common stock, including common stock issued pursuant to any dividend reinvestment plan or its employee benefit plans, (ii) a security of CSC, ranking upon its liquidation, dissolution or winding up junior to its qualifying non-cumulative preferred stock and pari passu with its common stock, that tracks the performance of, or relates to the results of, a business, unit or division of CSC and (iii) any securities issued in exchange for the securities described in clause (i) or (ii) above in connection with a business combination (as defined in the sixth bullet of “alternative payment mechanism”).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

➢

gives the holder a beneficial interest in (i) CSC’s subordinated debt securities that are not redeemable prior to the settlement date of a related stock purchase contract and (ii) a fractional interest in the related stock purchase contract for a share of common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments;

➢

provides that the holders directly or indirectly grant CSC a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase CSC’s common stock pursuant to such stock purchase contracts;

➢

includes a remarketing feature pursuant to which CSC’s subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and

➢

provides for the proceeds raised in the remarketing to be used to purchase CSC’s common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by CSC exercising its remedies as a secured party with respect to its subordinated debt securities or other collateral directly or indirectly pledged by holders in the debt exchangeable for common equity.

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that:

➢	gives the holder a beneficial interest in (i) CSC’s or one of its subsidiaries’ (in this definition, the “issuer”) subordinated debt securities that include a provision permitting the issuer to defer

Replacement capital covenant

distributions in whole or in part on such securities for one or more distribution periods of up to at least seven years without any remedies other than permitted remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in CSC’s qualifying non-cumulative preferred stock;

➢

provides that the holders directly or indirectly grant to CSC a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying non-cumulative preferred stock pursuant to such stock purchase contracts;

➢

includes a remarketing feature pursuant to which CSC’s subordinated debt securities are remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) the dissolution of the issuer of such debt exchangeable for preferred equity or (ii) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;

➢

provides for the proceeds raised in the remarketing to be used to purchase CSC’s qualifying non-cumulative preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by CSC exercising its rights as a secured creditor with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for preferred equity;

➢

includes a qualifying replacement capital covenant that will apply to such securities and to any qualifying non-cumulative preferred stock issued pursuant to the stock purchase contracts, provided that such qualifying replacement capital covenant will not include debt exchangeable for common equity or debt exchangeable for preferred equity as replacement capital securities; and

➢	if applicable, after the issuance of such qualifying non-cumulative preferred stock, provides the holders with a beneficial interest in such qualifying non-cumulative preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (i) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (ii) a requirement that such preferred stock convert into common stock of the issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means: (i) with respect to any repayment, redemption or purchase of the junior subordinated notes or trust preferred securities by CSC or any of its subsidiaries on or prior to November 15, 2037 (the “scheduled maturity date”), the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase and (ii) with respect to any repayment, redemption or purchase of the junior subordinated notes or trust preferred securities by CSC or any of its subsidiaries after the scheduled maturity date, the date that is 90 days prior to the date of such repayment, redemption or purchase, except that, if during the 90-day (or any shorter) period preceding the date that is 90 days prior to the date of such repayment, redemption or purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 90-day (or any shorter) period prior to the date of such repayment, redemption or purchase began.

Replacement capital covenant

“Measurement period” means the period from a measurement date to the related notice date or repayment or purchase date. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities) that, in the determination of CSC’s board of directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

➢	in connection with any repayment, redemption or purchase of junior subordinated notes or trust preferred securities prior to November 15, 2017:

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding up, (ii) have no maturity or a maturity of at least 60 years and (iii) either (a) are subject to a qualifying replacement capital covenant and have either a no payment provision or are non-cumulative or (b) have a mandatory trigger provision and are subject to intent-based replacement disclosure and have either an optional deferral provision or a no payment provision;

➢

preferred stock issued by CSC or its subsidiaries that (i) is non-cumulative, (ii) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (iii) has no maturity or a maturity of at least 60 years and (iv) either (a) is subject to a qualifying replacement capital covenant or (b) has a mandatory trigger provision and is subject to intent-based replacement disclosure; or

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding up, (ii) have no maturity or a maturity of at least 40 years, (iii) are subject to a qualifying replacement capital covenant and (iv) have an optional deferral provision and a mandatory trigger provision;

➢	in connection with any repayment, redemption or purchase of junior subordinated notes or trust preferred securities at any time on or after November 15, 2017 but prior to November 15, 2037:

➢	securities described under the first bullet of this definition that would be qualifying capital securities prior to November 15, 2017;

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding up, (ii) have no maturity or a maturity of at least 60 years, (iii) are subject to a qualifying replacement capital covenant and (iv) have an optional deferral provision;

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding up, (ii) have no maturity or a maturity of at least 60 years, (iii) are non-cumulative or have a no-payment provision and (iv) are subject to intent-based replacement disclosure;

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding up, (ii) have no maturity or a maturity of at least 40 years, (iii) are non-cumulative or have a no payment provision and (iv) are subject to a qualifying replacement capital covenant;

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding up, (ii) have no maturity or a maturity of at least 40 years, (iii) have an optional deferral provision and a mandatory trigger provision and (iv) are subject to intent-based replacement disclosure;

Replacement capital covenant

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding up, (ii) have no maturity or a maturity of at least 25 years, (iii) are subject to a qualifying replacement capital covenant and (iv) have an optional deferral provision and a mandatory trigger provision;

➢

cumulative preferred stock issued by CSC or its subsidiaries that (i) have no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (ii) have no maturity or a maturity of at least 60 years and (iii) are subject to a qualifying replacement capital covenant; or

➢

securities issued by CSC or its subsidiaries that (i) rank (a) senior to the junior subordinated notes and securities that are pari passu with the junior subordinated notes but (b) junior to all other debt securities of CSC (other than (x) the junior subordinated notes and securities that are pari passu with the junior subordinated notes and (y) securities that rank pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding-up and (ii) either:

➢

have no maturity or a maturity of at least 60 years and either (i) are (a) non-cumulative or subject to a no-payment provision and (b) subject to a qualifying replacement capital covenant or (ii) have a mandatory trigger provision and an optional deferral provision and are subject to intent-based replacement disclosure; or

➢	have no maturity or a maturity of at least 40 years, are subject to a qualifying replacement capital covenant and have a mandatory trigger provision and an optional deferral provision; or

➢	in connection with any repayment, redemption or purchase of junior subordinated notes or trust preferred securities at any time on or after November 15, 2037:

➢	securities described under the second bullet of this definition that would be qualifying capital securities on or after November 15, 2017 but prior to November 15, 2037;

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding-up, (ii) have an optional deferral provision and (iii) either:

➢	have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure; or

➢	have no maturity or a maturity of at least 40 years and are subject to a qualifying replacement capital covenant;

➢

securities issued by CSC or its subsidiaries that (i) rank pari passu with or junior to the junior subordinated notes upon its liquidation, dissolution or winding-up, (ii) have no maturity or a maturity of at least 40 years and are subject to intent-based replacement disclosure and (iii) are non-cumulative or have a no payment provision; or

➢

securities issued by CSC or its subsidiaries that (i) rank (a) senior to the junior subordinated notes and securities that are pari passu with the junior subordinated notes but (b) junior to all other debt securities of CSC (other than (x) the junior subordinated notes and securities that are pari passu with the junior subordinated notes and (y) securities that are pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding-up and (ii) either:

➢

have no maturity or a maturity of at least 60 years and either (i) have an optional deferral provision and are subject to a qualifying replacement capital covenant or (ii) (a) are non-cumulative or have a no payment provision and (b) are subject to intent-based replacement disclosure;

Replacement capital covenant

➢

have no maturity or a maturity of at least 40 years and either (i) (a) are non-cumulative or have a no payment provision and (b) are subject to a qualifying replacement capital covenant or (ii) are subject to intent-based replacement disclosure and have a mandatory trigger provision and an optional deferral provision; or

➢

cumulative preferred stock issued by CSC or its subsidiaries that either (i) have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure or (ii) have a maturity of at least 40 years and are subject to a qualifying replacement capital covenant.

Notwithstanding the foregoing, no securities or combination of securities will be included in qualifying capital securities if such securities (i) applying the tests set forth above, are required to include intent-based replacement disclosure and (ii) include a distribution rate step-up. “Distribution rate step-up” means, as to any qualifying capital securities, debt exchangeable for common equity or debt exchangeable for preferred equity, that the rate at which distributions accrue or are paid on such securities increases over time (including by an increase in the fixed rate of distributions in the case of securities that accrue and pay distributions at a fixed rate or by an increase in the margin above the applicable index in the case of securities that accrue and pay distributions based upon a margin above an index, but not including an increase in the rate of distributions merely because the index used in calculating such rate increases).

In addition, the Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a mandatory trigger provision that otherwise would be qualifying capital securities and, accordingly, these securities would not constitute qualifying capital securities for CSC unless such approval is obtained. This limitation shall be applicable only so long as CSC is subject to the supervision and regulation of the Federal Reserve.

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a CSC subsidiary that CSC holds through a subsidiary that is a depository institution within the meaning of 12 C.F.R. § 204.2(m) (a “depository institution subsidiary”), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), that is exchangeable for CSC’s non-cumulative perpetual preferred stock and that satisfies the following requirements:

➢

such non-cumulative perpetual preferred stock of a subsidiary of a depository institution subsidiary and the related CSC non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

➢

such non-cumulative perpetual preferred stock of a subsidiary of a depository institution subsidiary must be exchangeable automatically into CSC’s non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership or (iii) expected to become undercapitalized in the near term;

➢

if the subsidiary of a depository institution subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Code that are applicable to REITs;

➢

CSC’s non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock of a subsidiary of a depository institution subsidiary issued as part of such transaction ranks pari passu with or junior to CSC’s other preferred stock; and

Replacement capital covenant

➢	such “REIT preferred securities” and CSC’s non-cumulative perpetual preferred stock for which it may be exchanged are subject to a “qualifying replacement capital covenant.”

For purposes of the definitions provided above, the following terms have the following meanings:

“Alternative payment mechanism” means, with respect to any qualifying capital securities, provisions in the related transaction documents permitting CSC, in its sole discretion, to defer or skip in whole or in part payment of dividends or other distributions on such qualifying capital securities for one or more consecutive distribution periods not to exceed 10 years and requiring CSC to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such qualifying capital securities and apply the proceeds to pay unpaid distributions on such qualifying capital securities, commencing on the earlier of (i) the first distribution date after commencement of a deferral period on which CSC pay current distributions on such qualifying capital securities and (ii) the fifth anniversary of the commencement of such deferral period, and that:

➢

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by CSC or any of its subsidiaries as consideration for such APM qualifying securities) received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the preferred cap (as defined below in the eighth bullet of this definition) in the case of APM qualifying securities that are qualifying non-cumulative preferred stock or mandatorily convertible preferred stock;

➢

permit CSC to pay current distributions on any distribution date out of any source of funds but (i) require it to pay deferred distributions only out of eligible proceeds and (ii) prohibit it from paying deferred distributions out of any source of funds other than eligible proceeds;

➢

if deferral of distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require CSC or any of its subsidiaries not to repay, redeem or purchase any of its securities ranking junior to or pari passu with any APM qualifying securities on a bankruptcy or liquidation of CSC issued, the proceeds of which were used to settle deferred interest during the relevant deferral period, until at least one year after all deferred distributions have been paid (a “repurchase restriction”), other than the following (none of which shall be restricted or prohibited by a repurchase restriction):

➢	purchases of such securities by CSC’s subsidiaries in connection with the distribution thereof or market-making or other secondary-market activities;

➢

purchases, redemptions or other acquisitions of CSC’s common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

➢

purchases of CSC’s common stock pursuant to a contractually binding requirement to buy CSC’s common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

➢

so long as CSC is subject to the supervision and regulation of the Federal Reserve, notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves CSC’s sale of APM qualifying securities or the use of the proceeds thereof to pay deferred distributions, may (if CSC elects to so provide in the terms of such “qualifying capital securities”) permit it to pay deferred distributions from any source or, if the Federal Reserve does not disapprove its issuance and sale of “APM qualifying securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if CSC

Replacement capital covenant

elects to so provide in the terms of such “qualifying capital securities”) permit it to use such proceeds for other purposes and to continue to defer distributions, without a breach of its obligations under the transaction documents;

➢

may include a provision that, notwithstanding the common cap (as defined below in the eighth bullet of this definition) and the preferred cap (as defined below in the ninth bullet of this definition), for purposes of paying deferred distributions, limits CSC’s ability to sell common stock, qualifying warrants, or mandatorily convertible preferred stock above an aggregate cap specified in the transaction documents (a “share cap”), provided that the product of such share cap and the current stock market price of a share of common stock as of the date of issuance of such qualifying capital securities shall not represent a lower proportion of the aggregate principal or liquidation amount, as applicable, of such qualifying capital securities than the product of the share cap amount for the junior subordinated notes and the current stock market price of a share of common stock as of the date of issuance of the junior subordinated notes represents of the aggregate principal amount of the junior subordinated notes;

➢	in the case of qualifying capital securities other than qualifying non-cumulative preferred stock, include a bankruptcy claim limitation provision;

➢

permit CSC, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of its assets have been transferred, conveyed or leased is owned, directly or indirectly, by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later than such distribution date, at any time within 90 days following the consummation of the business combination);

➢

limit CSC’s obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities that are common stock and qualifying warrants to settle deferred distributions pursuant to the alternative payment mechanism either (i) during the first five years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such qualifying capital securities) with respect to deferred distributions attributable to the first five years of such deferral period, to:

➢

an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the current stock market prices of its common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of its common stock as of the date of its then most recent publicly available consolidated financial statements; or

➢	a number of shares of common stock and qualifying warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of its common stock (the “common cap”); and

➢

limit CSC’s right to issue APM qualifying securities that are qualifying non-cumulative preferred stock and mandatorily convertible preferred stock to settle deferred distributions pursuant to the alternative payment mechanism to an aggregate amount of qualifying non-cumulative preferred stock and still-outstanding mandatorily convertible preferred stock, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such qualifying capital securities (the “preferred cap”);

Replacement capital covenant

provided (and it being understood) that:

➢

CSC shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event or supervisory event has occurred and is continuing;

➢

if, due to a market disruption event or otherwise, CSC is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, it will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, preferred cap and share cap, as applicable; and

➢

if CSC has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by it from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap, the preferred cap and the share cap, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve (applicable so long as CSC is subject to the supervision and regulation of the Federal Reserve).

“APM qualifying securities” means, with respect to an alternative payment mechanism, or any mandatory trigger provision, one or more of the following (as designated in the transaction documents for any qualifying capital securities that include an alternative payment mechanism or a mandatory trigger provision, as applicable):

➢	common stock;

➢	qualifying warrants;

➢	qualifying non-cumulative preferred stock; or

➢	mandatorily convertible preferred stock;

provided (and it being understood) that (i) if the APM qualifying securities for any alternative payment mechanism or mandatory trigger provision include both common stock and qualifying warrants, such alternative payment mechanism or mandatory trigger provision may permit, but need not require, CSC to issue qualifying warrants and (ii) such alternative payment mechanism or mandatory trigger provision may permit, but need not require, CSC to issue mandatorily convertible preferred stock.

“Bankruptcy claim limitation provision” means, with respect to any qualifying capital securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such qualifying capital securities to distributions that accumulate during (i) any deferral period, in the case of qualifying capital securities that have an alternative payment mechanism or (ii) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such qualifying capital securities or related transaction agreements, in the case of qualifying capital securities having a mandatory trigger provision, to:

➢

in the case of qualifying capital securities having an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying non-cumulative preferred stock or mandatorily convertible preferred stock, 25% of the stated or principal amount of such qualifying capital securities then outstanding; and

Replacement capital covenant

➢

in the case of any other qualifying capital securities, an amount not in excess of the sum of (i) the first two years of accumulated and unpaid distributions and (ii) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative preferred stock and mandatorily convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision; provided that the holders of such qualifying capital securities are deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (i), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying non-cumulative preferred stock.

“Current stock market price” of CSC’s common stock on any date will be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by The NASDAQ Global Select Market or, if its common stock is not then listed on The NASDAQ Global Select Market, as reported by the principal United States securities exchange on which the common stock is traded or quoted. If its common stock is not listed on any United States securities exchange on the relevant date, the “current stock market price” will be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the Pink Sheets LLC or similar organization. If CSC’s common stock is not so quoted, the “current stock market price” will be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by CSC for this purpose.

“Intent-based replacement disclosure” means, as to any qualifying non-cumulative preferred stock or qualifying capital securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by CSC under the Exchange Act prior to or contemporaneously with the issuance of such securities, that CSC and its subsidiaries, to the extent the securities provide the issuer with equity credit for purposes of a rating by an NRSRO, will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying preferred stock”, the requirement in each such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as CSC is subject to the supervision and regulation of the Federal Reserve.

“Mandatory trigger provision” means, as to any qualifying capital securities, provisions in the terms thereof or of the related transaction agreements that:

➢

require the issuer of such qualifying capital securities to make payment of distributions on such qualifying capital securities only pursuant to the issue and sale of APM qualifying securities within two years of a failure to satisfy one or more financial tests set forth in the terms of such qualifying capital securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such qualifying capital securities (including without limitation all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the mandatory trigger provision does not require the issuance and sale within one year of such failure, the amount of the

Replacement capital covenant

common stock and/or qualifying warrants the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the common cap and (ii) the amount of qualifying non-cumulative preferred stock and still-outstanding mandatorily convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the preferred cap;

➢

if the provisions described in the first bullet point do not require such issuance and sale within one year of such failure, include a repurchase restriction (as defined above under the definition of “alternative payment mechanism”);

➢

prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon its liquidation, dissolution or winding up junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point to pay such deferred distributions in full; and

➢	include a bankruptcy claim limitation provision;

provided (and it being understood) that:

➢	the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

➢

if, due to a market disruption event or otherwise, CSC is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, it will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, preferred cap and share cap, as applicable; and

➢

if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by CSC from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap and the preferred cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such qualifying capital securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision until distributions have been deferred for one or more distribution periods that total together at least 10 years.

“No-payment provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:

➢	an alternative payment mechanism; and

➢

an optional deferral provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, 10 years, without any remedy other than permitted remedies and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

Replacement capital covenant

“Non-cumulative” means, with respect to any qualifying capital securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“Optional deferral provision” means, as to any qualifying capital securities, a provision in the terms thereof or of the related transaction agreements to the effect that:

➢

(i) the issuer of such qualifying capital securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such qualifying capital securities are subject to an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first five years of any deferral period and need not include a common cap, preferred cap, share cap, bankruptcy claim limitation provision or repurchase restriction); or

➢

the issuer of such qualifying capital securities may in its sole discretion, or shall in response to a directive or order from the Federal Reserve so long as the issuer is subject to the supervision and regulation of the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years without any remedy other than permitted remedies.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies:

➢

rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

➢

complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant applicable to the junior subordinated notes and trust preferred securities or another replacement capital covenant, as identified by CSC’s board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant applicable to the junior subordinated notes and trust preferred securities, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from repaying, redeeming or purchasing, and its subsidiaries from purchasing, identified securities, except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, within the 180 day period prior to the applicable repayment, redemption or purchase date; provided that the term of such replacement capital covenant shall be determined at the time of issuance of the replacement capital securities taking into account the other characteristics of such securities.

The replacement capital covenant shall be governed by, and construed in accordance with, the laws of the State of California.

Clearance and settlement

THE DEPOSITORY TRUST COMPANY

The Depository Trust Company, which CSC refers to along with its successors in this capacity as “DTC”, will act as securities depositary for the trust preferred securities. Unless definitive security certificates evidencing the trust preferred securities are issued, the trust preferred securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. The trust will issue one or more fully registered global security certificates, representing the total aggregate number of trust preferred securities, and will deposit the same with DTC. Each certificate representing trust preferred securities will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the junior subordinated notes may be held by persons other than the property trustee, CSC will issue one or more fully registered global security certificates, representing the total aggregate principal amount of junior subordinated notes, and will deposit the same with DTC. Each certificate representing junior subordinated notes will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in trust preferred securities or junior subordinated notes, so long as the corresponding securities are represented by global security certificates.

DTC has advised CSC that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will

Clearance and settlement

forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, paying agent or trustee as registered holders of the securities entitled to the benefits of the trust agreement and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the trust preferred securities are required to be printed and delivered. CSC may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the trust preferred securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

➢	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

➢	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

➢

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

Clearance and settlement

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of CSC, the trust, the trustees of the trust or any agent for CSC or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither CSC nor the trust will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised CSC that it will take any action permitted to be taken by a registered holder of any securities under the trust agreement, the guarantee or the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

Definitive security certificates evidencing the trust preferred securities will only be issued in lieu of global security certificates if:

➢

CSC advises the trustees in writing that DTC is no longer willing or able to properly discharge its responsibilities with respect to the trust preferred securities and CSC is unable to locate a qualified successor;

➢	CSC at its option advises the trustees in writing that it elects to terminate the book-entry system through DTC; or

Clearance and settlement

➢

after the occurrence of an event of default under the indenture, the holders of at least a majority in aggregate liquation amount of the trust preferred securities advise the administrative trustees in writing that the continuation of a book-entry system through DTC is no longer in the interest of such holders.

The information in this section concerning DTC and its book-entry system has been obtained from sources that CSC and the trust believe to be accurate, but neither CSC nor the trust assumes responsibility for the accuracy thereof.

CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG AND EUROCLEAR BANK S.A./N.V.

The following is based on information furnished by Clearstream Banking, societé anonyme, Luxembourg (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”), as the case may be.

Holders of trust preferred securities may also elect to hold beneficial interests in the global security certificates through either Clearstream or Euroclear, as participants in DTC.

Clearstream and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as United States depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as United States depositary for Euroclear (the “United States Depositaries”).

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the trust preferred securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the United States Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities

Clearance and settlement

intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security certificate through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security certificate through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to trust preferred securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the United States Depositary for Euroclear.

Transfers between Euroclear Participants and/or Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the global security certificates described herein, cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its United States Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its United States Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective United States Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security certificate from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security certificate by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement

Clearance and settlement

date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that CSC and the trust believe to be reliable, but neither CSC nor the trust assumes responsibility for the accuracy of that information.

Although Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global security certificates among Euroclear Participants and Clearstream Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of CSC, the trust, any of the underwriters or any trustee or agent will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

SAME DAY SETTLEMENT AND PAYMENT

Settlement for the trust preferred securities will be made in immediately available funds. The trust preferred securities will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption and, therefore, DTC will require secondary trading activity in the trust preferred securities to be settled in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the trust preferred securities.

Certain United States federal income tax consequences

The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities as of the date hereof. Unless otherwise stated, this summary deals only with trust preferred securities held as capital assets by a holder who purchases the trust preferred securities upon original issuance at their initial offering price and does not constitute a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

➢	a dealer in securities or currencies;

➢	a financial institution;

➢	a regulated investment company;

➢	a real estate investment trust;

➢	a tax-exempt organization;

➢	an insurance company;

➢	a person holding trust preferred securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

➢	a trader in securities that has elected the mark-to-market method of accounting for your securities;

➢	a person liable for alternative minimum tax;

➢	a person who is an investor in a pass-through entity;

➢	a United States person whose “functional currency” is not the United States dollar;

➢	an expatriate; or

➢	a foreign entity subject to special rules such as a passive foreign investment company or a controlled foreign corporation.

As used herein, the term “United States holder” means a holder of trust preferred securities that is for United States federal income tax purposes:

➢	an individual citizen or resident of the United States;

➢

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

➢	an estate the income of which is subject to United States federal income taxation regardless of its source; or

➢

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-United States holder” means a beneficial owner of trust preferred securities (other than a partnership) that is not a United States holder.

Certain United States federal income tax consequences

The discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. The trust preferred securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the trust preferred securities. CSC has not sought any rulings concerning the treatment of trust preferred securities, and the opinions of Howard Rice Nemerovski Canady Falk & Rabkin expressed herein are not binding on the IRS or any court, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, the IRS could decide to challenge the opinions expressed in this summary and a court might sustain such a challenge. Nevertheless, Howard Rice Nemerovski Canady Falk & Rabkin has advised CSC that it believes that, if challenged, the opinions expressed in this summary would be sustained by a court with jurisdiction in a properly presented case decided on the basis of current law (including applicable legal precedent and authorities).

If a partnership holds the trust preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the trust preferred securities, you should consult your tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the trust preferred securities, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

CLASSIFICATION OF THE TRUST

In connection with the issuance of the trust preferred securities, Howard Rice Nemerovski Canady Falk & Rabkin is of the opinion that, under current law and assuming full compliance with the terms of the amended and restated trust agreement, and based on certain facts and assumptions contained in its opinion, the trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the junior subordinated notes and required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the junior subordinated notes. See “United States Holders—Interest Income and Original Issue Discount.”

CLASSIFICATION OF JUNIOR SUBORDINATED NOTES

By purchasing the trust preferred securities, each holder of the trust preferred securities agrees, and CSC and the trust agree, to treat the junior subordinated notes as indebtedness for all United States federal income tax purposes. Although each such holder is bound to such treatment for all federal income tax purposes, the IRS is not similarly bound and may assert any tax treatment regarding the junior subordinated notes and trust preferred securities that it determines is appropriate. In connection with the

Certain United States federal income tax consequences

issuance of the junior subordinated notes, Howard Rice Nemerovski Canady Falk & Rabkin, CSC’s special tax counsel, has advised CSC that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the junior subordinated notes will be characterized as indebtedness for United States federal income tax purposes.

The remainder of this discussion assumes that the junior subordinated notes will be treated as indebtedness of CSC for all federal income tax purposes (and not as equity or some other form of non-debt interest in CSC). However, the junior subordinated notes are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. CSC has not sought (and does not intend to seek) any rulings concerning the treatment of the junior subordinated notes, and the opinion of CSC’s special tax counsel is not binding on the IRS or any court that may be requested to determine such tax consequences. Investors should consult their own tax advisors in determining the specific tax consequences and risks to them of purchasing, owning and disposing of the trust preferred securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

UNITED STATES HOLDERS

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of trust preferred securities.

Interest income and original issue discount

Under applicable United States Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). CSC believes that, as of the date of this prospectus supplement, the likelihood that it will exercise its option to defer payments of interest under the terms of the junior subordinated notes is remote within the meaning of the United States Treasury regulations, because the exercise of CSC’s option to defer payments of stated interest on the junior subordinated notes would prevent CSC from (i) declaring dividends, or engaging in certain other capital transactions, with respect to its capital stock, or (ii) making any payment of principal, interest or premium, if any, on, or to repay, repurchase or redeem any debt securities issued by CSC that rank equal with or junior to the junior subordinated notes. Accordingly, upon issuance, CSC believes the junior subordinated notes will be treated as having been issued without OID. In such case, subject to the discussion below, the junior subordinated notes will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the junior subordinated notes as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, CSC exercises its right to defer payments of interest on the junior subordinated notes, the junior subordinated notes would be treated as redeemed and reissued for OID purposes, the notes deemed reissued would become OID instruments at that time and the sum of the remaining interest payments on the junior subordinated notes would be treated as OID. In that case, you will be subject to special OID rules described below. If the junior subordinated notes were to become OID instruments, they would be taxed as OID instruments for as long as they remain outstanding. Under the OID economic accrual rules, the following occurs:

➢

regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the junior subordinated notes using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

Certain United States federal income tax consequences

➢	the actual cash payments of interest you receive on the junior subordinated notes would not be reported separately as taxable income;

➢

any amount of OID included in your gross income, whether or not during a deferral period, with respect to the trust preferred securities will increase your tax basis in those trust preferred securities; and

➢	the amount of distributions that you receive in respect of that accrued OID will reduce your tax basis in those trust preferred securities.

The IRS has not yet addressed in any rulings or other interpretations the treatment, under the United States Treasury regulations dealing with OID and the deferral of interest payments, where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the junior subordinated notes were initially issued with OID merely because of CSC’s right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether CSC exercises its option to defer payments of interest on the junior subordinated notes.

Distribution of junior subordinated notes or cash to holders of trust preferred securities

As described under the caption “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Notes to Holders” above, the junior subordinated notes held by the trust may be distributed to you in exchange for your trust preferred securities if the trust is liquidated before the maturity of the junior subordinated notes, as long as CSC first receives the approval of the Federal Reserve to do so, if that approval is then applicable and required under the Federal Reserve’s capital rules. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such distribution, you will receive your proportional share of the junior subordinated notes previously held indirectly through the trust. Your holding period and aggregate tax basis in the junior subordinated notes will equal the holding period and aggregate tax basis that you had in your trust preferred securities before the distribution. If, however, the trust were treated as an association taxable as a corporation, a distribution of the junior subordinated notes to you or redemption of the trust preferred securities and distribution of the resulting cash would be taxable to the trust and to you.

As described under “Description of the Junior Subordinated Notes—Redemption”, CSC may in certain circumstances redeem the junior subordinated notes and distribute cash in liquidation of the trust. This redemption for cash would be taxable as described below in “—Sales of Trust Preferred Securities or Junior Subordinated Notes.”

If you receive the junior subordinated notes in exchange for your trust preferred securities, you would accrue interest in respect of the junior subordinated notes received from the trust in the manner described above under “—Interest Income and Original Issue Discount.”

Sales of trust preferred securities or junior subordinated notes

If you sell your trust preferred securities or junior subordinated notes or receive cash upon redemption of the trust preferred securities or the junior subordinated notes, you will recognize gain or loss equal to the difference between:

➢

your amount realized on the sale or redemption of the trust preferred securities or the junior subordinated notes (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such); and

Certain United States federal income tax consequences

➢	your adjusted tax basis in the trust preferred securities or the junior subordinated notes sold or redeemed.

Your gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if you have held your trust preferred securities or are treated as having held your junior subordinated notes for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for favorable long-term capital gains tax rates that are further reduced for taxable years beginning on or before December 31, 2010. The deductibility of capital losses by all taxpayers is subject to limitations.

NON-UNITED STATES HOLDERS

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of trust preferred securities. Special rules may apply to certain non-United States holders, such as “controlled foreign corporations”, “passive foreign investment companies”, corporations that accumulate earnings to avoid United States federal income tax and certain expatriates, among others, that are subject to special treatment under the Code. Such taxpayers should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

United States federal withholding tax

As discussed above, the trust preferred securities will be treated as evidence of an undivided beneficial ownership interest in the junior subordinated notes. See “—Classification of the Trust.” Further, this discussion assumes that the junior subordinated notes will be respected as indebtedness of CSC for all federal income tax purposes. Accordingly, under current United States federal income tax laws, and subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment by CSC or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the trust preferred securities (or the junior subordinated notes), under the “portfolio interest” exception, provided that:

➢	interest paid on the trust preferred securities (or the junior subordinated notes) is not effectively connected with your conduct of a trade or business in the United States;

➢

you do not actually or constructively own 10% or more of the total combined voting power of all classes of CSC’s voting stock within the meaning of the Code and applicable United States Treasury regulations;

➢	you are not a controlled foreign corporation that is related to CSC through stock ownership;

➢	you are not a bank whose receipt of interest on the trust preferred securities or the junior subordinated notes is described in Section 881(c)(3)(A) of the Code; and

➢

either (i) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (ii) you hold the trust preferred securities or the junior subordinated notes through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of premium, if any, and interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless the tax certificate you provided CSC or its paying

Certain United States federal income tax consequences

agent, as the case may be, is properly executed and claims exemption or reduction in withholding tax as follows:

➢	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

➢

IRS Form W-8ECI (or other applicable form) stating that interest paid on the trust preferred securities (or the junior subordinated notes) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale or other disposition of the trust preferred securities (or the junior subordinated notes).

If, contrary to the opinions of CSC’s tax counsel, the junior subordinated notes were characterized as equity (rather than debt) of CSC, payments on the trust preferred securities or the junior subordinated notes would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable tax treaty rate).

United States federal income tax

If you are engaged in a trade or business in the United States and interest (including OID) on the trust preferred securities (or the junior subordinated notes) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above under “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

You will generally not be subject to United States federal income tax on any gain you realize upon a sale or other disposition of the trust preferred securities (or the junior subordinated notes) unless:

➢

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), or

➢	you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met.

United States federal estate tax—individuals

Your estate will not be subject to United States federal estate tax on the trust preferred securities (or the junior subordinated notes) beneficially owned by you at the time of your death, provided that any payment to you on the trust preferred securities (or the junior subordinated notes) would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” exception described above under “—United States Federal Withholding Tax”, without regard to the statement requirement described in the fifth bullet point of that section.

Certain United States federal income tax consequences

INFORMATION REPORTING AND BACKUP WITHHOLDING

United States holders

In general, information reporting requirements will apply to certain payments made on the trust preferred securities (or the junior subordinated notes) and to the proceeds of sale of the trust preferred securities (or the junior subordinated notes) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments for any number of reasons, including if you fail to provide a properly completed tax certificate (W-9) or an accurate taxpayer identification number, or fail to report in full interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States holders

Generally, CSC must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments that CSC makes to you if you have provided the statement described above in the fifth bullet point under “—Non-United States Holders—United States Federal Withholding Tax.”

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of the trust preferred securities (or the junior subordinated notes) made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Certain ERISA considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan or arrangement to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (each, a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the trust preferred securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. CSC and the underwriters may be considered a party in interest or disqualified person with respect to many plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for the parties in interest, unless exemptive relief is available under an applicable statutory, administrative or class exemption. In addition, the fiduciary of a plan that engaged in or authorized a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-United States plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws or regulations that contain fiduciary responsibility or prohibited transaction provisions that are similar to those under Title I of ERISA or Section 4975 of the Code (“Similar Laws”).

Under a regulation (the “plan assets regulation”) issued by the United States Department of Labor and modified by Section 3(42) of ERISA, the assets of the trust would be deemed to be “plan assets” of a plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The plan asset regulation specifically includes a beneficial interest in a trust as an equity interest.

If the assets of the trust are deemed to be “plan assets”, then an investing plan’s assets would be considered to include an undivided interest in the junior subordinated notes held by the trust. Persons providing services to the trust could become parties in interest with respect to an investing plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the trust assets. In this regard, if the person or persons with discretionary responsibility over the junior subordinated notes or the guarantee were affiliated with CSC, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries). In order to reduce the likelihood of any such prohibited transaction, any plan that acquires trust preferred securities will be deemed to have (i) directed the trust to invest in the junior subordinated notes and (ii) appointed the trustees.

All of the common securities will be purchased and held by CSC. Even if the assets of the trust are not deemed to be “plan assets” of the plans investing in the trust, specified transactions involving the trust

Certain ERISA considerations

could be deemed to constitute a direct or indirect prohibited transaction under Section 406 of ERISA and Section 4975 of the Code regarding an investing plan. For example, if CSC were a party in interest with respect to an investing plan, either by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, a prohibited transaction could occur, unless exemptive relief were available.

In this regard, the United States Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for any direct or indirect prohibited transactions resulting from the purchase or holding of the trust preferred securities. Those class exemptions are:

➢	PTCE 96-23, for specified transactions determined by in-house asset managers;

➢	PTCE 95-60, for specified transactions involving insurance company general accounts;

➢	PTCE 91-38, for specified transactions involving bank collective investment funds;

➢	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

➢	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for certain transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if among other requirements, in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

No assurance can be made that all of the conditions of any such exemptions apply.

Due to the complexity of these rules and the penalties that may be imposed upon persons (including fiduciaries and investment managers) involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of or with “plan assets” of any plan or governmental, church or non-United States plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Each purchaser and holder of the trust preferred securities or any interest in the trust preferred securities will be deemed to have represented by its purchase or holding that either (i) it is not a plan subject to Title I of ERISA or Section 4975 of the Code, a governmental, church or non-United States plan that is subject to Similar Laws, or an entity whose underlying assets are considered to include the assets of any such plan and it is not purchasing or holding such securities on behalf of or with “plan assets” of any such plan, governmental, church or non-United States plan or entity or (ii) its purchase and holding of trust preferred securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Purchasers of trust preferred securities have the exclusive responsibility for ensuring that their purchase and holding of the trust preferred securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or non-United States plan, any Similar Law).

Underwriting

CSC, Schwab Capital Trust I and the underwriters named below have entered into an underwriting agreement with respect to the trust preferred securities being offered. Subject to the terms and conditions set forth in the underwriting agreement, each of the underwriters has severally agreed to purchase, and Schwab Capital Trust I has agreed to sell, the respective number of trust preferred securities set forth opposite its name in the following table. UBS Securities LLC and J.P. Morgan Securities Inc. are the joint bookrunners and the representatives of the underwriters.

Underwriters	Liquidation amount of trust preferred securities
UBS Securities LLC.	$
J.P. Morgan Securities Inc.	$

Total	$

The underwriters are committed to take and pay for all of the trust preferred securities being offered, if any are taken.

In view of the fact that the proceeds from the sale of the trust preferred securities and the trust common securities will be used to purchase the junior subordinated notes issued by CSC, the underwriting agreement provides that CSC will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

Paid by CSC
Per trust preferred security	$

Total	$

Trust preferred securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any trust preferred securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $             per trust preferred security from the initial public offering price. Any such securities dealers may resell any trust preferred securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $             per trust preferred security from the initial public offering price. After the initial offering of the trust preferred securities, the underwriters may, from time to time, vary the offering price and the other selling terms.

The underwriters intend to offer the trust preferred securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the trust preferred securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

CSC has agreed for a period from the date of this prospectus supplement continuing to and including the date 15 days after the date of this prospectus supplement or such earlier time as the underwriters may notify CSC, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any trust preferred securities (except for (i) the trust preferred securities offered hereby and (ii) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in

Underwriting

each case including any guarantee of such securities), any other beneficial interests in the assets of the trust (other than the trust common securities) or any junior subordinated notes, any securities (including any security issued by another trust or other limited purpose vehicle) that are substantially similar to the trust preferred securities, the junior subordinated notes, the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the trust, a similar trust or CSC, except with the prior written consent of the representatives.

CSC does not intend to apply to list the trust preferred securities on any securities exchange. Although CSC has been advised that the underwriters intend to make a market in the trust preferred securities, those underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the trust preferred securities.

In connection with the offering, the underwriters may purchase and sell the trust preferred securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of trust preferred securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the trust preferred securities made for the purpose of preventing or retarding a decline in the market price of the trust preferred securities while the offering is in process. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased trust preferred securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the trust preferred securities. As a result, the price of the trust preferred securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

The offering of the trust preferred securities is being made in compliance with Conduct Rule 2810 of the NASD. Under Rule 2810, none of the named underwriters is permitted to sell trust preferred securities in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates. Offers and sales of trust preferred securities will be made only to (i) “qualified institutional buyers”, as defined in Rule 144A under the Securities Act, (ii) institutional “accredited investors”, as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act, or (iii) individual “accredited investors”, as defined in Rule 501(a)(4)-(6) of Regulation D under the Securities Act, for whom an investment in non-convertible investment grade preferred securities is appropriate.

CSC estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $            .

CSC has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing and banking services to CSC (including as parties to CSC’s credit agreement, pursuant to which any borrowings

Underwriting

would be senior to the junior subordinated notes), for which they have in the past received, and may currently or in the future receive, customary fees and expenses. UBS Securities LLC, one of the underwriters of this offering, acted as dealer manager in CSC’s tender offer for its common stock that was completed on July 31, 2007. UBS Securities LLC also advised CSC on the sale of U.S. Trust. UBS Securities LLC and J.P. Morgan Securities Inc. acted as underwriters in the offering of the medium-term notes that was completed on September 14, 2007.

Validity of the securities

The validity of the trust preferred securities and certain matters of Delaware law relating to Schwab Capital Trust I will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trust. The validity of the junior subordinated notes will be passed upon for CSC by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, San Francisco, California. The validity of the guarantee will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters in connection with this offering of trust preferred securities will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Certain United States federal income taxation matters will be passed upon for CSC by Howard Rice. Directors of Howard Rice beneficially own an aggregate of less than 1% of the common stock of CSC.

$1,000,000,000

The Charles Schwab Corporation

Debt Securities

Junior Subordinated Debentures

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units Consisting of Two or More Securities

Schwab Capital Trust I	Schwab Capital Trust II	Schwab Capital Trust III

Trust Preferred Securities

Fully and Unconditionally Guaranteed by The Charles Schwab Corporation

By this prospectus, The Charles Schwab Corporation may offer and sell debt securities, junior subordinated debentures, preferred stock, depositary shares, common stock, warrants, purchase contracts and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, junior subordinated debentures and shares of preferred stock may be convertible into or exchangeable for shares of our common stock or other securities.

Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III are Delaware statutory trusts and are referred to as the trusts. Each trust may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trust to the public;

•	sell trust common securities representing undivided beneficial interests in the trust to The Charles Schwab Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of The Charles Schwab Corporation; and

•	distribute the cash payments it receives or the junior subordinated debentures it owns to the holders of the trust preferred and trust common securities.

We will fully and unconditionally guarantee the payment by the trusts of the trust preferred securities based on obligations discussed in this prospectus. This is called the trust preferred securities guarantee.

The common stock of The Charles Schwab Corporation is traded on the New York Stock Exchange under the symbol “SCH.”

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

A security is not a deposit or other obligation of any bank or savings association and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc., which is our wholly owned subsidiary, or any of our affiliates may use this prospectus and any accompanying prospectus supplement in connection with offers and sales of the securities in market-making transactions for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is May 5, 2004

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We may offer debt securities of The Charles Schwab Corporation; trust preferred securities of the trusts and related junior subordinated debentures and guarantees of The Charles Schwab Corporation; preferred stock, depositary shares and common stock of The Charles Schwab Corporation; and purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation. References to the “trusts” mean Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III. References to “junior subordinated debentures” mean junior subordinated debentures issued by us to a trust in connection with the trust’s issuance of trust preferred securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements do or may contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to risks and uncertainties, including but not limited to risks described in the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made or incorporated in this prospectus and the prospectus supplements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement might not occur. You should refer to our periodic and current reports filed with the SEC or to an applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

Statements in this prospectus and any prospectus supplement speak only as of the date on which these statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (Nos. 333-114729, 333-114729-01, 333-114729-02 and 333-114729-03) under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.aboutschwab.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Because our common stock is listed on the NYSE, you may also inspect reports, proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the document listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and any other filings, other than reports furnished and not filed pursuant to Form 8-K, we made pursuant to the Exchange Act after the date of the filing of the initial registration statement and prior to effectiveness of the registration statement:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2003.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

120 Kearny Street

San Francisco, California 94108

Attention: Corporate Secretary

Telephone: (415) 627-7000

Email: www.aboutschwab.com/irelations

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation was incorporated under the laws of Delaware in 1986. We are a financial holding company, registered under the Bank Holding Company Act of 1956, as amended, and engage, through our subsidiaries, in securities brokerage, banking and related financial services. Our subsidiaries include:

•	Charles Schwab & Co., Inc., a securities broker-dealer with domestic branch offices in 48 states, as well as a branch in the Commonwealth of Puerto Rico;

•	U.S. Trust Corporation, a wealth management firm that, through its banking and other subsidiaries, provides fiduciary services and private banking services with 33 offices in 13 states;

•	Charles Schwab Bank, N.A., a retail bank which commenced operations in April 2003;

•	Charles Schwab Investment Management, Inc., the investment advisor for Charles Schwab & Co, Inc.’s proprietary mutual funds;

•	Schwab Capital Markets L.P., a market maker in Nasdaq, exchange-listed and other securities providing trade execution services primarily to broker-dealers and institutional clients;

•	CyberTrader, Inc., an electronic trading technology and brokerage firm providing services to highly active, online traders; and

•	The Charles Schwab Trust Company, a California state-chartered trust company providing services as trustee for employee benefit plans, primarily 401(k) plans.

Because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities and junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Our principal executive office is located at 120 Kearny Street, San Francisco, California 94108. Our telephone number is (415) 627-7000.

THE TRUSTS

Each of the trusts is a statutory trust formed in 2004 under Delaware law pursuant to a trust agreement between The Charles Schwab Corporation, as depositor of each trust, and the Delaware trustee (as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part (each of these amended and restated trust agreements is referred to as a “trust agreement”), prior to the issuance of trust preferred securities by the trust. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

•

issuing and selling trust preferred securities to investors and trust common securities to The Charles Schwab Corporation (the trust preferred securities and trust common securities as to a particular trust are together referred to as such trust’s “trust securities”);

•	investing the gross proceeds of the trust securities in a series of corresponding junior subordinated debentures issued by The Charles Schwab Corporation; and

•	engaging only in those activities necessary or incidental thereto (such as registering the transfer of the trust securities).

As a result, the corresponding junior subordinated debentures and the right to reimbursement of expenses under an expense agreement with The Charles Schwab Corporation will be the only assets of the trust, and the payments under the junior subordinated debentures and expense agreement will be the only revenues of the trust. All of the trust common securities will be directly or indirectly owned by The Charles Schwab Corporation. The trust common securities will rank equally with, and payments will be made pro rata with, the trust preferred securities of the related trust, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the related trust preferred securities. We will acquire all of the trust common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by The Charles Schwab Corporation as holder of the related trust common securities. Unless otherwise indicated in any prospectus supplement, the trustees of each trust will be JPMorgan Chase Bank, as the property trustee, Chase Manhattan Bank USA, National Association, as the Delaware trustee, and individual trustees, the administrative trustees, who are employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries. JPMorgan Chase Bank, as the property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The property trustee, unless otherwise indicated in any prospectus supplement, will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Trust Securities Guarantees of The Charles Schwab Corporation” and “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation.”

The holder of the trust common securities of each trust, or the holders of a majority in liquidation amount of the trust preferred securities of such trust if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the trust common securities, and in no event will the holders of trust preferred securities have such right.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

The Charles Schwab Corporation will pay all fees and expenses related to the trusts and the offering of trust securities and will pay all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108, Attention: Corporate Secretary, and its telephone number is (415) 627-7000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges (1)	3.2	1.5	1.2	1.9	2.2
Ratio of earnings to fixed charges, excluding brokerage client interest expense (2)	3.8	1.9	1.5	4.6	5.5

(1)

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings, extraordinary gain and fixed charges. “Fixed charges” consist of interest expense incurred on brokerage client cash balances, deposits from banking clients, long-term debt, short-term borrowings and other interest-bearing liabilities. “Fixed charges” also include one-third of rental expense, which is estimated to be representative of the interest factor. For all periods presented there were no preference dividends.

(2)	Because interest expense incurred in connection with payables to brokerage clients is completely offset by interest revenue on related investments and margin loans, we consider such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding brokerage client interest expense, reflects the elimination of such interest expense as a fixed charge.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of shares of our outstanding common stock, funding of possible acquisitions and satisfaction of other obligations.

REGULATORY CONSIDERATIONS

As a financial holding company, we are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities, to make capital contributions or loans to our subsidiaries, to honor our guarantee of trust preferred securities issued by a trust or to pay dividends on our own equity securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment before we would receive payment from the assets of a subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries.

As a financial holding company, we are subject to supervision and regulation by the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended by the Gramm-Leach-Bliley Act. Our insured depository institution subsidiaries are subject to regulation and supervision, including risk-based capital requirements, and to various requirements and restrictions under federal and state law. In addition, the Exchange Act and the rules of some stock exchanges and regulatory bodies impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us. For example, Charles Schwab & Co., Inc. and Schwab Capital Markets L.P., as registered broker-dealers, are subject to regulatory requirements that may restrict them from some types of transactions with us and require them to maintain specified minimum net capital.

The regulatory net capital requirements prohibit Charles Schwab & Co., Inc. and Schwab Capital Markets L.P. from repaying subordinated borrowings to The Charles Schwab Corporation, paying cash dividends or making unsecured advances or loans to their parent or employees if those payments would result in net capital of less than 5% of their respective aggregate debit balances or less than 120% of their respective minimum dollar requirements of $1 million. At March 31, 2004, each of the Charles Schwab & Co., Inc. and Schwab Capital Markets L.P.’s net capital was well in excess of the minimums required. Certain other subsidiaries of The Charles Schwab Corporation have minimum regulatory capital requirements that are less significant than those described above.

Various federal and state statutes and regulations also limit the amount of dividends that may be paid to The Charles Schwab Corporation and the U.S. Trust Corporation by our depository institution subsidiaries without regulatory approval. The direct depository institution subsidiary of The Charles Schwab Corporation, Charles Schwab Bank, N.A., is a national bank. In addition, the U.S. Trust Corporation, a wholly owned bank holding company subsidiary of The Charles Schwab Corporation, currently has one direct subsidiary national bank, U.S. Trust Company, N.A. A national bank must obtain the prior approval of the Comptroller of the Currency to pay a dividend if the total of all dividends (including any proposed dividend) declared by the bank in any calendar year would exceed the bank’s net retained income for that year combined with its retained net income for the preceding two calendar years, less any required transfers to surplus or to fund the retirement of any preferred stock. In addition, a national bank may pay dividends only to the extent of its undivided profits. The U.S. Trust Corporation also has a wholly owned New York state chartered bank, the United States Trust Company of New York which is subject to similar dividend restrictions under applicable state law. The United States Trust Company of New York must receive the approval of the New York State Superintendent of Banks and the Federal Reserve Bank of New York in order to pay a dividend in the same circumstance as described above for national banks.

For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries, registered broker-dealers and specific information relevant to The Charles Schwab Corporation, refer to our Annual Report on Form 10-K for the year ended December 31, 2003 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus.

ERISA Matters

The Employee Retirement Income Security Act of 1974, as amended, referred to here as ERISA, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt or equity securities of The Charles Schwab Corporation or the trust preferred securities of the trusts on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

The Charles Schwab Corporation has subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. The Charles Schwab Corporation and any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended, referred to here as the “Code,” to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which The Charles Schwab Corporation or any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption.

Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel. Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

DESCRIPTION OF DEBT SECURITIES OF THE CHARLES SCHWAB CORPORATION

The debt securities will be either senior debt securities or senior subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Except as otherwise set forth in the applicable prospectus supplement, JPMorgan Chase Bank will be the trustee under the indentures. JPMorgan Chase Bank serves as trustee for series of our outstanding indebtedness under other indentures. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. In the following discussion, we sometimes refer to the senior indenture and the senior subordinated indenture as the “indentures.” When we refer to the “trustee,” we mean both the senior trustee and the senior subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the senior indenture, the senior subordinated indenture, the senior debt securities and the senior subordinated debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures. Instructions on how you can get copies of these documents is provided above under the heading “Where You Can Find More Information.”

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or senior subordinated. The debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at your option;

•

the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of your series of debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•

if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicability of the provisions described below under “—Discharge; Defeasance and Covenant Defeasance”;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the price or prices at which your series of debt securities will be issued;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the senior subordinated debt indenture. Senior subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our indebtedness, whether outstanding on the date of the senior subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the senior subordinated debt securities; or

•

any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the senior subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the senior subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

At March 31, 2004, we owed a total of approximately $466 million in principal amount of medium term notes, all of which was senior indebtedness, without counting any accrued interest on that debt, and had no outstanding medium term notes that were senior subordinated indebtedness. The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt. We currently have in effect a separate registration statement (Registration No. 333-36410) pursuant to which we from time to time may sell debt securities in addition to those debt securities that may be offered by any prospectus supplement to this prospectus.

Restrictive Covenants

Neither indenture contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•

we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•

immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of The Charles Schwab Corporation or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of The Charles Schwab Corporation or a highly leveraged transaction.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” will occur for any series of debt securities if:

•	we fail to pay when due any principal of that series of debt securities;

•	we fail to pay any interest on that series of debt securities within 30 days after the interest is due;

•	we fail to cure our default of any other covenant or agreement to which that series of debt securities is subject within 60 days after we receive written notice of the default;

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to debt securities of that series occurs.

If an Event of Default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of each affected series of debt securities, voting together as a single class, may require us to repay immediately the entire principal of the debt securities of each affected series and any accrued interest. For example, if an Event of Default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the Event of Default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an Event of Default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected debt securities will automatically become payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions applicable to the subordinated debt securities.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind any acceleration or waive any past default or Event of Default. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•	the holders of at least 25% of the outstanding aggregate principal amount of all affected series request that the trustee institute the action while offering the trustee reasonable indemnity;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of the members is pledged, which in each case are not callable or redeemable at the option of the issuer; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

Modification of the Indentures

Without the consent of the holders of debt securities, we and the trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the indenture.

If the holders of a majority in principal amount of all affected series consent, we and the trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	extend the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	if subordinated debt securities, make any change relating to the subordination of the debt securities in a materially adverse manner;

•	reduce any amount payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	reduce the percentage in principal amount required to consent to any of the foregoing actions.

We may not amend the senior subordinated debt indenture to alter the subordination of any outstanding senior subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be negatively affected.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York City as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only to the depositary in accordance with its policies as described under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all other unsecured and unsubordinated indebtedness of The Charles Schwab Corporation. The senior subordinated debt securities are subordinated to some of The Charles Schwab Corporation’s existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustees

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustees in the ordinary course of business and the trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both indentures are, and the senior and senior subordinated debt securities will be, governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust pursuant to the terms of an amended and restated trust agreement to be entered into between The Charles Schwab Corporation, the property trustee, the Delaware trustee and the administrative trustees. Unless otherwise provided in any prospectus supplement, JPMorgan Chase Bank will be the property trustee, Chase Manhattan Bank USA, National Association will be the Delaware trustee and employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries will be the administrative trustees. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

This section of the prospectus summarizes material terms of the trust preferred securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective trust agreement, including the definition of terms, and the Trust Indenture Act. The particular terms of the trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of trust preferred securities may differ from the terms described below.

General

The trust agreement authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. The trust preferred securities of an issue will entitle the holders thereof to a preference in some circumstances with respect to distributions and amounts payable on redemption or liquidation over the trust common securities. We will own, directly or indirectly, all of the trust common securities.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by The Charles Schwab Corporation for the benefit of the holders of a trust’s trust securities, which is referred to as a “guarantee,” will be a guarantee on a junior subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when the related trust does not have funds on hand available to make such payments. See “Descriptions of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions

Distributions on the trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on the dates specified in the applicable prospectus supplement.

If any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next business day, and without any interest or other payment in respect to any delay, except that, if the business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.”

The amount of distributions payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we may have the right to defer interest payments under the corresponding junior subordinated debentures owned by a trust and, if we exercise the deferral right, The Charles Schwab Corporation will be restricted from making certain payments. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Option to Defer Interest Payments” and “—Restrictions on Certain Payments.” If we exercise our right to defer payment of interest on the corresponding junior subordinated debentures as to a trust, then distributions on the related trust securities will also be deferred.

The revenue of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Corresponding Junior Subordinated Debentures.” If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by us on the basis discussed under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each payment will be made as described under “Global Securities.” If any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities shall be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from the repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’

notice, at a redemption price equal to the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after the date specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, capital treatment event or an investment company event, in any case subject to receipt of prior approval by the Federal Reserve Board (if required).

Tax Event, Capital Treatment Event or Investment Company Event Redemption. If a tax event, capital treatment or investment company event in respect of a series of trust securities shall occur and be continuing, then within 90 days of such occurrence, we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of the trust preferred securities and trust common securities in whole, but not in part, at the redemption price. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation” for a description of our right to redeem the corresponding junior subordinated debentures, including the definitions of “tax event,” “capital treatment event” and “investment company event.” If a tax event, capital treatment event or an investment company event in respect of a series of trust securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the trust preferred securities and trust common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of the trust preferred securities and trust common securities in exchange therefor upon liquidation of the trust as described below, the trust preferred securities will remain outstanding and additional sums as defined below may be payable on the corresponding junior subordinated debentures.

Distribution of Corresponding Junior Subordinated Debentures. We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the trust preferred securities and trust common securities issued by the trust to be distributed to the holders of the related trust preferred securities and trust common securities in exchange for such trust securities. This may require the prior approval of the Federal Reserve Board.

“Like amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of the series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, allocated to the trust common securities and trust preferred securities pro rata based on the relative liquidation amounts of such classes and the proceeds of which will be used to pay the redemption price of the trust securities; and

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the corresponding junior subordinated debentures would be distributed.

“Liquidation amount” means the stated amount of $25 per trust security, unless provided otherwise in the applicable prospectus supplement.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	the series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•

any certificates representing the series of trust preferred securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot assure you as to the market prices for the trust preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the related trust has funds on hand immediately available for the payment of the redemption price. See also “—Subordination of Trust Common Securities.”

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See “Global Securities.” If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

Notwithstanding the preceding, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit:

•

all rights of the holders of the trust preferred securities will cease, except the right of the holders of the trust preferred securities to receive the redemption price and any distribution payable in respect of the trust preferred securities on or prior to the redemption date, but without interest; and

•	the trust preferred securities will cease to be outstanding.

If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any delay, except that, if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day. If the payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation,” distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable recordholders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day prior to the relevant redemption or liquidation date. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and trust common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed will be allocated pro rata to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, each trust’s trust preferred securities and trust common securities, as applicable, shall be made pro rata based on the liquidation amount of the trust preferred securities and trust common securities. If, however, on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or redemption price of, any of the trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, has been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we, as holder of the trust’s trust common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate prior to the expiration of its term on the first to occur of:

•	specified events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust, subject to our having received prior approval of the Federal Reserve Board, if required;

•	redemption of all of the trust’s trust preferred securities as described under “—Redemption or Exchange”; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early termination occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that the distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities will be paid on a pro rata basis. The holder(s) of the trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a “trust event of default”) regardless of the reason for the event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of an event of default under the terms of the indenture for the corresponding junior subordinated debentures held by the trust (See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Events of Default, Waiver and Notice.”);

•	the default in the payment of any distribution on any trust securities of the trust when it becomes due and payable, and continuation of the default for a period of 30 days;

•	the default in the payment of any redemption price of any trust securities of the trust when it becomes due and payable;

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty default, the performance of which or the breach of which is described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to The Charles Schwab Corporation, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the trust preferred securities of the trust shall have a preference over the trust’s trust common securities as described above. See “—Subordination of Trust Common Securities” and “—Liquidation Distribution Upon Termination.” The existence of an event of default does not entitle the holders of trust preferred securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default has occurred and is continuing, any trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in The Charles Schwab Corporation, as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any such property, in either case with the powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, shall be the successor of the trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•

prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•

we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

We, the property trustee and the administrative trustees may amend each trust agreement without the consent of the holders of the trust preferred securities, unless the amendment will materially and adversely affect the interests of any holder of trust preferred securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•

to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

Any amendments will become effective when notice thereof is given to the holders of trust securities.

We and the trustees may amend each trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•

receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after a specified date.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of the related trust:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where the consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by The Charles Schwab Corporation or our affiliates or the trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s trust preferred securities are not held by the depositary, the payments will be made by check mailed to the address of the holder as such address appears on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and The Charles Schwab Corporation. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and The Charles Schwab Corporation. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to The Charles Schwab Corporation, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES OF

THE CHARLES SCHWAB CORPORATION

The junior subordinated debentures may be issued by The Charles Schwab Corporation under an indenture to be entered into between The Charles Schwab Corporation and JPMorgan Chase Bank, as trustee. This indenture will be qualified under the Trust Indenture Act, and the terms of the junior subordinated debentures issued under this indenture will include those stated in the indenture and those made part of the junior subordinated debentures by reference to the Trust Indenture Act. This indenture is an exhibit to the registration statement that contains this prospectus.

As used in this section of the prospectus, unless the context indicates otherwise, the term “debenture trustee” refers to the trustee under the junior subordinated indenture.

This section of the prospectus summarizes the material terms of the junior subordinated indenture and the junior subordinated debentures to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the junior subordinated indenture, including the definitions of terms, and the Trust Indenture Act. The particular terms of the junior subordinated debentures offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of the junior subordinated debentures may differ from the terms described below.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “—Subordination.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. Junior subordinated debentures of a series may be offered directly to investors or may, instead, be owned by a trust, the trust preferred securities of which are offered to investors, as provided in the applicable prospectus supplement. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any interest payment dates;

•	any provisions relating to the deferral of payment of any interest;

•	the record date for interest payable;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations if other than $25;

•	whether the junior subordinated debentures are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the junior subordinated debentures payable upon acceleration of the maturity of the junior subordinated debentures;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the junior subordinated debentures;

•

any additions or changes to the junior subordinated indenture with respect to the junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of the temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of The Charles Schwab Corporation or a holder to convert or exchange the junior subordinated debentures into trust preferred securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due, as well as certain United States federal income tax consequences and other information.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons in denominations of $25 and any integral multiple thereof. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, provided that we maintain a transfer agent in each place of payment of the series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in New York City or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. The deferral, however, may not extend beyond the stated maturity of the series of junior subordinated debentures. Some United States federal income tax consequences and special considerations applicable to the junior subordinated debentures will be described in the applicable prospectus supplement.

Restrictions on Certain Payments

Unless otherwise indicated in the applicable prospectus supplement, The Charles Schwab Corporation covenants as to each series of junior subordinated debentures that if:

•

there has occurred any event which with giving notice would be an event of default with respect to the junior subordinated debentures of which we have actual knowledge and as to which we have not taken reasonable steps to cure; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, is continuing;

then The Charles Schwab Corporation may not and may not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•

make any guarantee payments with respect to any guarantees by The Charles Schwab Corporation of the debt securities of any subsidiary if the guarantee ranks equally in all respects with or junior in interest to the junior subordinated debentures of such series;

other than:

•	dividends or distributions in capital stock of The Charles Schwab Corporation;

•	any declaration of a dividend in connection with implementing a stockholder rights plan, the issuance of any stockholders rights or the redemption or repurchase of any rights;

•	payments under any guarantee with respect to any trust preferred securities; and

•

purchases of common stock related to the issuance of common stock or rights under any benefit plans for directors, officers or employees, or related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the extension period.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board (if required), redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Junior subordinated debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debentures so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or capital treatment event or an investment company event (each, as defined below) in respect of a series of trust preferred securities to which a series of junior subordinated debentures corresponds shall occur and be continuing, we may, at our option, upon not less than 30 days’ nor more than 60 days’ notice, and subject to receipt of prior approval by the Federal Reserve Board (if required), redeem the series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event, capital treatment event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

“Tax event” with respect to a trust means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

•

interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable trust preferred securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to The Charles Schwab Corporation.

“Investment company event” means that the property trustee will have received an opinion of independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that a trust issuing trust preferred securities is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other person or convey, transfer or lease our properties and assets substantially as an entirety, and no other person may consolidate with, or merge into, or transfer its properties or assets substantially as an entirety to us unless:

•

in the case we merge into another person, or convey, transfer or lease our properties and assets substantially as an entirety to any person, the successor entity is organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

•	the transaction is permitted under the related trust agreement and guarantee; and

•	other conditions as prescribed by the junior subordinated indenture are met.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that if any of the following events has occurred and is continuing, the event constitutes an event of default relating to a series of the junior subordinated debentures:

•	failure for 30 days to pay any interest on any junior subordinated debentures of the series when due;

•	failure to pay any principal or premium, if any, on any junior subordinated debentures of the series when due, whether at maturity or upon redemption;

•

failure to observe or perform in any material respect, for 90 days after written notice from the trustee or the holders of at least 25% of the outstanding principal amount of the affected series, certain other covenants in respect of the junior subordinated debentures; and

•	specified events of bankruptcy, insolvency or reorganization of The Charles Schwab Corporation.

The debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately upon an event of default. If the holders of junior subordinated debentures fail to make the declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right.

Under some circumstances, the holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except:

•

a default in payment of principal or interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee); or

•

a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

If the holders of junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

If a debenture event of default has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Modification of Junior Subordinated Indenture

From time to time, we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related trust preferred securities; and

•	qualifying or maintaining the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority of the principal amount of the junior subordinated debentures at the time outstanding. The consent of the holder of each affected outstanding junior subordinated debenture is required for modifications that would:

•	change the stated maturity of any series, reduce the principal amount or reduce the rate or extend the time of payment of interest; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the junior subordinated indenture.

In the case of the corresponding junior subordinated debentures, so long as any related trust preferred securities remain outstanding:

•	no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of outstanding related trust preferred securities of that trust; and if the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related trust preferred securities then outstanding unless and until the principal (and premium, if any) and all accrued and unpaid interest shall have been paid.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the outstanding trust preferred securities of the applicable trust. If the right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to the holder of trust preferred securities in connection with any direct action.

The holders of the trust preferred securities will be unable to exercise directly any remedies other than those set forth in the preceding paragraph unless there has been an event of default under the applicable trust agreement. See “Description of the Trust Preferred Securities—Events of Default; Notice.”

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year of the date of deposit; or

•	are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption; and

•

we deposit with the debenture trustee funds in trust for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, including principal, interest (including any additional interest) and premium, if any, to the date of the deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date, as applicable;

then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided in the junior subordinated indenture. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on the senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, premium, if any, and interest, on the junior subordinated debentures, or in the case of corresponding junior subordinated debentures, before the property trustee, on behalf of the holders of trust securities, will be entitled to receive any payment in respect of the principal of, premium, if any, and interest on, the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

•	every obligation of the person for money borrowed;

•	every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of the person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•

every obligation of the person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of the person;

•	every obligation of the person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Charles Schwab Corporation whether or not the claim for post-petition interest is allowed in the proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•

any debt of The Charles Schwab Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to The Charles Schwab Corporation;

•	any debt of The Charles Schwab Corporation to any of its subsidiaries;

•	any debt to any of our employees;

•

any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than the payments otherwise would have been as a result of any obligation of the holders of the debt to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

•	any other junior subordinated debentures.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by the holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Trust Expenses

Pursuant to the terms of an expense agreement to be entered into between us and each trust, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each trust that holds junior subordinated debentures that we will pay to the trust, and reimburse the trust for, the full amount of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due such holders under the terms of the trust preferred securities or such other similar interests, as the case may be. The payment obligation will include any costs, expenses or liabilities of the trust that are required by applicable law to be satisfied in connection with a termination of the trust. The form of expense agreement is attached as an exhibit to the trust agreement which is an exhibit to the registration statement that contains this prospectus.

Corresponding Junior Subordinated Debentures

We may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by us for the trust common securities in the series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the trust common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, a capital treatment event or an investment company event relating to a trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve Board (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not the corresponding junior subordinated debentures are then redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the date of redemption.

We covenant in the junior subordinated indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

•	a trust is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of the trust has occurred and is continuing; and

•	The Charles Schwab Corporation has elected, and has not revoked the election, to pay additional sums (as defined below) in respect of the trust securities;

we will pay additional sums to the trust.

“Additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

We will also covenant, as to each series of corresponding junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the trust common securities of the trust unless a permitted successor succeeds to ownership of the trust common securities; and

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust; or

•

in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies; and

•

to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Governing Law

The junior subordinated debentures will be governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST SECURITIES GUARANTEES OF

THE CHARLES SCHWAB CORPORATION

In connection with the issuance of trust preferred securities, we will execute and deliver a guarantee agreement (the “guarantee agreement”) with JPMorgan Chase Bank, as trustee (referred to in this section as the “guarantee trustee”). Each guarantee agreement will be qualified under the Trust Indenture Act, and the terms of The Charles Schwab Corporation’s guarantee will include those stated in the guarantee agreement and those made part of the guarantee agreement by reference to the Trust Indenture Act. The form of guarantee agreement is an exhibit to the registration statement that contains this prospectus.

This section of the prospectus summarizes the material terms of the guarantee agreement and our guarantee thereunder covering the trust preferred securities offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the guarantee agreement, including the definitions of terms, and the Trust Indenture Act. The particular terms of the guarantee covering trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any particular guarantee may differ from the terms described below.

General

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described, to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment, the following payments, which are referred to as guarantee payments:

•	any accumulated and unpaid distributions that are required to be paid on the trust securities, to the extent the trust has funds available for distributions;

•	the redemption price, to the extent the trust has funds available for redemptions, relating to any trust securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust securities in exchange therefore, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to holders of the trust securities after satisfaction of liabilities to creditors of the trust as required by law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the trust to pay the amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligation under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments and is not a guarantee of collection.

If we do not make interest payments on the corresponding junior subordinated debentures held by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for the payments. Each guarantee will rank subordinate in right of payment to all senior debt of The Charles Schwab Corporation. See “—Status of the Guarantees.” Except as otherwise provided in the applicable prospectus supplement, the trust securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt, including senior debt.

The trust securities guarantees, when taken together with our obligations under the junior subordinated debentures, the junior subordinated indenture, the applicable trust agreements and the applicable expense agreement, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Trust Securities Guarantees.”

Status of the Guarantees

Each trust securities guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all senior debt of The Charles Schwab Corporation in the same manner as the junior subordinated debentures; and

•	equally with all other guarantees of trust securities issued by The Charles Schwab Corporation.

Each trust securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each trust securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust securities of the corresponding junior subordinated debentures. None of the guarantees places a limit on the amount of additional senior debt that may be issued by us. We expect from time to time to incur additional indebtedness constituting senior debt.

Amendments and Assignment

A guarantee agreement may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust securities covered by the guarantee agreement.

No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of trust preferred securities. All guarantees and agreements contained in a guarantee agreement will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust securities then outstanding.

Termination of the Guarantee Agreements

Each guarantee agreement will terminate upon full payment of the redemption price of the related trust securities, upon distribution of the corresponding junior subordinated debentures to the holders of the related trust securities in exchange therefor or upon full payment of the amounts payable in liquidation of the related trust. Each guarantee agreement will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities must restore payment of any sums paid under the trust securities or the guarantee agreement.

Events of Default

An event of default under each guarantee agreement will occur if we fail to perform any payment or other obligations under the guarantee agreement.

The holders of not less than a majority in liquidation amount of the related trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred securities guarantee.

Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a guarantee agreement, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee agreement.

Following the occurrence of a default, the guarantee trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee agreement at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking and business relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee agreements will be governed by and construed in accordance with the internal laws of the State of California unless otherwise provided in any prospectus supplement.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE

TRUST SECURITIES GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds available for the payment of the distributions) are irrevocably guaranteed by The Charles Schwab Corporation as and to the extent set forth under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related trust preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on the related trust preferred securities.

The guarantee agreement does not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In such event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us under the terms of the junior subordinated indenture for enforcement of payment of amounts equal to the distributions to such holder. Our obligations under the guarantee agreement are subordinate and junior in right of payment to all of our senior debt.

Sufficiency of Payment

As long as payments of interest and other payments are made when due on the corresponding junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the related trust preferred securities. This is due to the following factors:

•

the aggregate principal amount of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and trust common securities;

•

the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the trusts, other than those relating to the trust’s obligations to holders of its trust preferred securities; and

•	each trust agreement further provides that the trust may not engage in any activity that is not consistent with the limited purposes of the trust.

We have the right to set-off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently making on the date of the payment under a related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any related trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any senior debt (as that term is defined in the junior subordinated indenture) of The Charles Schwab Corporation would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under or acceleration of senior debt of The Charles Schwab Corporation, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in the trust, and each trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or a payment from us under the applicable guarantee agreement) if and to the extent the trust has funds available for the payment of the distributions. However, taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the trust agreement and the related guarantee agreement provide in the aggregate a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. See “—Full and Unconditional Guarantee.”

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of The Charles Schwab Corporation, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of The Charles Schwab Corporation, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee agreement and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trust’s obligations to the holders of its trust preferred securities, the positions of a holder of the trust preferred securities and a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

The provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Fifth Restated Certificate of Incorporation and the documents that will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors can divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	the annual dividend rate and the date or dates on which dividends will commence to accrue;

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether the preferred stock is a perpetual preferred stock (as defined below);

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Perpetual preferred stock means preferred stock that does not have a maturity date, that cannot be redeemed at the option of the holder of the instrument, and that has no other provisions that will require future redemption. If perpetual preferred stock is issued, the prospectus supplement will describe its terms and conditions, including those that may be required by the Federal Reserve Board for regulatory compliance purposes. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring the shares pursuant to a purchase or exchange offer made on the same terms to holders of all of the shares outstanding.

Under current regulations, bank holding companies, except in some narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier I capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless:

•	the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock; or

•	the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of the series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at the time as the series is deemed a class of voting securities,

•	any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain more than 5% of that series; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange. The shares of preferred stock of any series may be convertible into other securities of The Charles Schwab Corporation, as specified in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least 5% of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 1,364,162,960 shares were outstanding as of March 31, 2004. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock that our board of directors may hereafter authorize. See “Description of Preferred Stock.” Our certificate of incorporation does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of more than 5% of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if the holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Business Combination Statute

Under Delaware law, a corporation is prohibited from engaging in any business combination with any interested stockholder, defined as the beneficial owner of 15% or more of the voting power of the corporation, for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation; or

•

on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Under Delaware law, a corporation has the option to opt-out of the above business combination statute. Neither our certificate of incorporation nor our bylaws excludes us from the restrictions imposed by this provision.

Supermajority Vote Requirement

Our certificate of incorporation requires the approval of a supermajority of our stockholders for some business combinations with interested stockholders. Our certificate of incorporation defines an interested stockholder as a person, partnership or group which directly or indirectly beneficially owns more than 15% of the voting power of our outstanding shares, or an affiliate or associate of a 15% owner. Notwithstanding any lesser percentage permitted by law, under our certificates of incorporation, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

•	a merger of The Charles Schwab Corporation or any of our subsidiaries with an interested stockholder or an affiliate or associate of an interested stockholder;

•	any sale to an interested stockholder of assets of The Charles Schwab Corporation or one of our subsidiaries, if those assets have a fair market value of $5,000,000 or more;

•	any sale to The Charles Schwab Corporation or any of our subsidiaries of assets of the interested stockholder, if those assets have a fair market value of $5,000,000 or more;

•

the issuance or transfer by The Charles Schwab Corporation or any of our subsidiaries of any of our securities or any securities of our subsidiaries to an interested stockholder, unless the fair market value of the property received has a fair market value of less than $5,000,000;

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any reclassification of our securities, our merger or consolidation with any of our subsidiaries, or any similar transaction which has the effect of increasing the proportionate amount of the outstanding shares of any class of equity securities of The Charles Schwab Corporation or any of our subsidiaries which is directly or indirectly owned by any interested shareholder or its affiliate or associate; or

•	the adoption of any plan or proposal for the liquidation or dissolution of The Charles Schwab Corporation.

The supermajority vote requirement does not apply to business combinations approved by a majority of disinterested directors. A disinterested director is any member of our board who:

•	is not an interested stockholder;

•	is not an affiliate or a representative of an interested shareholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with that interested stockholder to direct our management or policies; and

•

either was a member of our board before the interested stockholder became an interested stockholder or was nominated to succeed a disinterested director by a majority of the disinterested directors; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder of The Charles Schwab Corporation on July 30, 1987.

The supermajority requirement does not apply to business combinations meeting fair price and procedural requirements set forth in our certificate of incorporation.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each securities included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock or preferred stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number of a trust’s trust preferred securities, The Charles Schwab Corporation’s aggregate principal balance of junior subordinated debentures or other debt securities, or the total number of The Charles Schwab Corporation’s warrants, purchase contracts or units, respectively.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, preferred stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a trust preferred security that is exchangeable pursuant to the first conditions listed above will be exchangeable in whole for definitive trust preferred securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive trust preferred securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security or trust preferred security (or definitive warrant, purchase contract or unit) certificates representing the debt securities or trust preferred securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the applicable indenture, the holders of a majority in liquidation amount of trust preferred securities or aggregate principal amount of debt securities may determine to discontinue the system of book-entry through DTC. In any such event, definitive certificates for the trust preferred securities or debt securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities or a trust’s trust securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but assume no responsibility for the accuracy thereof. Neither we nor any of the trusts has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell securities:

•	to the public through a group of underwriters or dealers managed or co-managed by one or more underwriters, which may be affiliates;

•	through one or more agents, which may be affiliates, or directly to purchasers;

•	directly to purchasers; or

•	through a combination of any of these methods.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more trusts or other special purpose vehicles.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. In compliance with guidelines of the National Association of Securities Dealers, Inc., referred to as the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased the securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Some of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

Charles Schwab & Co., Inc. is a wholly owned subsidiary of The Charles Schwab Corporation. If Charles Schwab & Co., Inc. or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with Section 2720 of the NASD Conduct Rules or any successor provisions.

Any offerings of trust preferred securities will be conducted in accordance with the provisions of Rule 2810 of the NASD Conduct Rules or any successor provisions.

Following the initial distribution of securities, our affiliates, including Charles Schwab & Co., Inc., may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale.

Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent. These sales will be made at prices related to prevailing market prices at the time of sale.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for us and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

The validity of the securities to be issued under this prospectus, except for those matters with respect to the validity of the trust preferred securities passed upon by Richards, Layton & Finger, P.A., will be passed upon for us by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to The Charles Schwab Corporation. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules of The Charles Schwab Corporation and subsidiaries incorporated in this prospectus by reference from The Charles Schwab Corporation’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.